NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 10, 2022
TO THE SHAREHOLDERS OF EVEREST RE GROUP, LTD.:
The Annual General Meeting of Shareholders of Everest Re Group, Ltd. (the “Company”), a Bermuda company, will be held at Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda on May 10, 2022 at 10:00 a.m., local time, for the following purposes:
1.
To elect John J. Amore, Juan C. Andrade, William F. Galtney, Jr., John A. Graf, Meryl Hartzband, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber as directors of the Company, each to serve for a one-year period to expire at the 2023 Annual General Meeting of Shareholders or until such director’s successor shall have been duly elected or appointed or until such director’s office is otherwise vacated.

2.
To appoint PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent auditor for the year ending December 31, 2022 and authorize the Company’s Board of Directors, acting through its Audit Committee, to determine the independent auditor’s remuneration.

3.	To approve, by non-binding advisory vote, 2021 compensation paid to the Company’s Named Executive Officers.
4.	To consider and act upon such other business, if any, as may properly come before the meeting and any and all adjournments thereof.
The Company’s financial statements for the year ended December 31, 2021, together with the report of the Company’s auditor in respect of those financial statements, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.
Only shareholders of record identified in the Company’s Register of Members at the close of business on March 11, 2022 are entitled to notice of, and vote at, the Annual General Meeting.
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to vote by internet or telephone as directed on the enclosed proxy or by signing and dating the proxy and returning it promptly in the postage prepaid envelope provided.
By Order of the Board of Directors

Sanjoy Mukherjee
Executive Vice President,
General Counsel and Secretary

April 8, 2022
Hamilton, Bermuda

TABLE OF CONTENTS
GENERAL INFORMATION	1	THE COMPANY’S COMPENSATION
		PHILOSOPHY AND OBJECTIVES	61
EXECUTIVE SUMMARY	3	Components of the Company’s
		Compensation Program	62
ENVIRONMENTAL, SOCIAL AND		The Role of Peer Companies and Benchmarking	63
GOVERNANCE	5	Incentive Based Bonus Plans	64
		Executive Performance Annual Incentive Plan	64
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	19	Long-Term Compensation Determinations	66
Information Concerning Director Nominees	21	Time-Vested Share Awards	66
Information Concerning Executive Officers	30	Performance Share Units	66
		Named Executive Officer Compensation	71
THE BOARD OF DIRECTORS AND ITS		Company Financial Performance Assessment	71
COMMITTEES	34	Link Between Pay and Performance for 2021	72
Director Independence	36	Investor Day Financial Targets	73
Enhanced Audit Committee Independence		2021 versus 2020 Results	73
Requirements	37	Individual Performance Assessment Factors	74
Enhanced Compensation Committee		Summary of Direct Compensation Awarded
Independence Requirements	37	in 2021	74
		Incentive Cash Bonus	74
BOARD STRUCTURE AND RISK OVERSIGHT	39	Other Forms of Compensation	83
Board Diversity	39	Clawback Policy	83
Leadership Structure	40	Perquisites and Other Benefits	83
Board Role in Risk Oversight	41	Tax and Accounting Implications	83
Cybersecurity	42
Climate Risk	43	COMPENSATION OF EXECUTIVE OFFICERS	84
		Summary Compensation Table	84
BOARD COMMITTEES	44	2021 Grants of Plan-Based Awards	85
Audit Committee	44	Outstanding Equity Awards at Fiscal Year-End
Audit Committee Report	44	2021	86
Compensation Committee	46	Share Option Exercises and Shares Vested	87
Compensation Committee Report	46	2021 Pension Benefits Table	88
Nominating and Governance Committee	47	2021 Non-Qualified Deferred Compensation
Risk Committee	49	Table	89
Code of Ethics for CEO and Senior Financial
Officers	50	CEO PAY RATIO DISCLOSURE	90
Shareholder and Interested Party
Communications with Directors	50	EMPLOYMENT, CHANGE OF
		CONTROL AND OTHER AGREEMENTS	91
COMMON SHARE OWNERSHIP BY		Potential Payments Upon Termination or
DIRECTORS AND EXECUTIVE OFFICERS	51	Change in Control	93
		Termination or Change of Control	94
PRINCIPAL BENEFICIAL OWNERS OF
COMMON SHARES	53	COMPENSATION COMMITTEE
		INTERLOCKS AND INSIDER PARTICIPATION	96
DIRECTORS’ COMPENSATION	54
2021 Director Compensation Table	55	PROPOSAL NO. 2 – APPOINTMENT
		OF INDEPENDENT AUDITORS	97
COMPENSATION DISCUSSION AND ANALYSIS	56
Executive Summary	56	PROPOSAL NO 3. – NON-BINDING ADVISORY
		VOTE ON EXECUTIVE COMPENSATION	98
COMPENSATION PRACTICES	59
		MISCELLANEOUS – GENERAL MATTERS	99

Proxy Statement
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be
Held on May 10, 2022 at Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda at 10:00 a.m. local time.
The proxy statement and annual report to shareholders are available at
https://investors.everestre.com/shareholder-proxy-materials
Proxy Statement

ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 10, 2022
GENERAL INFORMATION
The enclosed Proxy Card is being solicited on behalf of the Board of Directors (the “Board”) for use at the 2022 Annual General Meeting of Shareholders of Everest Re Group, Ltd., a Bermuda company (the “Company”), to be held on May 10, 2022, and at any adjournment thereof. It may be revoked at any time before it is exercised by giving a later-dated proxy, notifying the Secretary of the Company in writing at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or by voting in person at the Annual General Meeting. All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted: (1) for the election of John J. Amore, Juan C. Andrade, William F. Galtney, Jr., John A. Graf, Meryl Hartzband, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber as directors of the Company; (2) for the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent auditor for 2022 and for authorizing the Company’s Board of Directors acting through its Audit Committee to determine the independent auditor’s remuneration; and (3) for the approval, by non-binding advisory vote, of the 2021 compensation paid to the Named Executive Officers (as defined herein).
Only shareholders of record at the close of business on March 11, 2022 will be entitled to vote at the meeting. On that date, 49,172,165 Common Shares, par value $.01 per share (“Common Shares”), were outstanding. However, this amount includes 9,719,971 Common Shares held by Everest Preferred International Holdings, Ltd. (“Preferred Holdings”), the Company’s subsidiary. As provided in the Company’s Bye-laws, Preferred Holdings may vote only 4,938,048 of its shares. The outstanding share amount also excludes 34,159 shares with no voting rights. The limitation of Preferred Holdings voting shares to 4,868,044 and the exclusion of 34,519 shares with no voting rights results in 44,285,719 Common Shares entitled to vote.
The election of each nominee for director and the approval of all other matters to be voted upon at the Annual General Meeting require the affirmative vote of a majority of the votes cast at the Annual General Meeting, provided there is a quorum consisting of not less than two persons present in person or by proxy holding in excess of 50% of the issued and outstanding Common Shares entitled to attend and vote at the Annual General Meeting. The Company has appointed inspectors of election to count votes cast in person or by proxy. Common Shares owned by shareholders who are present in person or by proxy at the Annual General Meeting but who elect to abstain from voting will be counted towards the presence of a quorum. However, such Common Shares and Common Shares owned by shareholders and not voted in person or by proxy at the Annual General Meeting (including “broker non-votes”) will not be counted towards the majority needed to elect a director or approve any other matter before the shareholders and, thus, will have no effect on the outcome of those votes.
Proxy Statement 1

Proxy Statement
This Proxy Statement, the attached Notice of Annual General Meeting, the Annual Report of the Company for the year ended December 31, 2021 (including financial statements) and the enclosed Proxy Card are first being mailed to the Company’s shareholders on or about April 8, 2022.
All references in this document to “$” or “dollars” are references to the currency of the United States of America.
The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters. To be properly made, a shareholder proposal must comply with the Company’s Bye-laws and, in order for any matter to come before the meeting, it must relate to matters referred to in the attached Notice of Annual General Meeting.
Proxy Statement 2

Executive Summary
EXECUTIVE SUMMARY

This summary highlights certain information contained in the Company’s proxy statement. The summary does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement carefully.
Financial Highlights

2021 HIGHLIGHTS

Gross written premium of $13 billion, 25% growth year over year

97.8% Combined Ratio
87.6% Attritional Combined Ratio

12.2% After Tax Operating Income ROE*

$1.0 billion in 31-year, 3.125% senior notes issued on October 4, 2021

Operating cash flow of $3.8 billion

TOTAL SHAREHOLDER RETURN

12.3%
6.9%
14.7%
2019
2020
2021

- Total Shareholder Return ("TSR"), defined as annual growth in Book Value Per Share (excluding Unrealized Gains and Losses on Fixed Maturity Investments) plus Dividends Per Share

NET INCOME – USD MILLIONS

$1,009
$514
$1,379
2019
2020
2021

- Net income of $1,379 million for the full year
- Net underwriting income of $224 million for the full year
- Net investment income of $1.165 billion for the year

* The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance. After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) and after-tax net foreign exchange income (expense). The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance. For further information, please see the Company’s December 31, 2021 Financial Supplement at page 2.
The foregoing performance demonstrates the strength of and success in our core strategic underwriting and risk management initiatives, our ability to sustain multiple natural peril events, and our resilience in the face of continued financial and social challenges, including climate change, supply chain constraints, and social and material inflation. Indeed, over the past three years, inclusive of the significant catastrophe events of recent years and factoring in the Pandemic related losses, the Company generated a Total Shareholder Return of 11.3%. Such results were directly attributable to our core philosophy of long-term value creation for our shareholders by focusing on disciplined underwriting standards, diversifying our product line to maintain growth and protecting our capital base by employing intelligent protection measures designed to minimize against downside exposure.
The resilience of our franchise led by the dedication and hard work of our people helped us to achieve positive results for the year.
Returning Value to Shareholders
We returned $472 million to shareholders in 2021 in the form of dividends and share repurchases. The Company repurchased $225 million of shares and paid $247 million in dividends.
Proxy Statement 3

Executive Summary
Contribution of Insurance & Reinsurance Divisions to Overall Results
The success of our global diversification strategy and committed investment in the continued expansion of our insurance segment manifested in another milestone of $4 billion in premium written by the Everest Insurance® division. Diligent portfolio management and underwriting actions to improve returns resulted in an improved 97.1% combined ratio for the Everest Insurance® division in 2021 (compared to a 102.6% combined ratio in 2020), and a 91.2% attritional combined ratio (compared to a 94.2% attritional combined ratio in 2020). The Everest Insurance® division’s 2021 gross written premium also increased 24% compared to 2020. The increase in our premium was the result of disciplined underwriting in conjunction with our ability to capitalize on improving economic conditions, driving exposure growth and new business opportunities, a favorable rate environment and high renewal retention.
Our Reinsurance Division continued to execute its strategy of volatility management and reduced exposure to natural catastrophe events, ultimately writing $9 billion in premiums with a 98.1% combined ratio (compared to a 103% combined ratio in 2020) and a 86.3% attritional combined ratio (compared to a 85.2% attritional combined ratio in 2020). The 2021 gross written premiums for the Reinsurance Division also increased 25% compared to 2020. Our premium growth has been driven by continued partnership with our core clients and Everest’s position as a preferred reinsurance partner in the market.
As the Company has grown in scale and complexity, the respective heads of the Reinsurance and Insurance divisions continue to engage cohesively with one another. Frequent and open communication between our executive leadership team under the direction of our CEO and oversight of our Board ensures a unified and proactive approach to risk management and underwriting discipline in order to generate the successful returns achieved in the past year as well as endure unforeseen impacts of the Pandemic.
Proxy Statement 4

ESG
ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Environmental and Corporate Social Responsibility
Our commitment to Environmental, Social and Governance (“ESG”) issues is a core pillar of our corporate strategy at Everest. Our dedication to these values benefits our stakeholders, communities and the environment over the long-term. The sustainability of our Company is impacted not only by climate change and the heightened challenges of risk management, exposure analysis and product development, but it also depends on the strength and well-being of our employees, their diversity, professional development and opportunities to lead at work. Recognizing our impact on the environment and reaching out to the communities in which we operate to promote environmental awareness and support eco-friendly initiatives around the globe are integral to our strategic objectives. Thus, ESG is more than an annual compliance exercise. It is a core element of our long-term strategy and a philosophy that we endeavor to permeate across all operating disciplines including Human Resources, Actuarial, Finance and Accounting, Product Development, Underwriting, Enterprise Risk Management, Legal & Compliance, Claims, Information Technology, etc. The integration of ESG across our Company is the challenge we face going forward in support of our key strategic objective to create long-term value for our shareholders.
Our recent ESG highlights, as well as a brief roadmap of upcoming disclosure goals and events, include:
January 2022
Everest becomes a signatory to the United Nations Principles for Sustainable Insurance (“PSI”), a global framework for the insurance industry to address ESG risks and opportunities sponsored by the United Nations Environment Programme’s Finance Initiative.

1st Quarter 2022
Completion of first greenhouse gas inventory project for our U.S. operations, including capturing scope 1, 2 and 3 emissions data to determine a carbon footprint baseline and support us in developing emission reduction targets and goals throughout our business operations.

April 2022
Publication of Everest’s second comprehensive Corporate Responsibility Report, in accordance with the Global Reporting Initiative (“GRI”) standards and in alignment with the TCFD recommendations.
The report is available at:
https://www.everestre.com/Corporate-Responsibility

3rd and 4th Quarter 2022	Everest will expand its greenhouse gas inventory project beyond its U.S. operations and begin to capture scope 1, 2 and 3 emissions from Everest’s world-wide operations.
2022-23	Continue to design investment, underwriting and supply chain strategies to incorporate ESG and climate-related risks and opportunities into our core business operations.
2022-23
Expand Everest Cares program to invest in three philanthropic pillars aligned with United Nations Sustainable Development Goals – climate, hunger and justice by developing partnerships with select organizations and developing targeted giving programs.

Going forward, Everest will be aligning its ESG disclosures and initiatives with the following five leading frameworks:
1. Global Reporting Initiative (“GRI”) Standards	The GRI standards are one of the most widely adopted, and one of the broadest in scope, global and recognized standards for sustainability reporting.
2. Sustainability Accounting Standards Board (“SASB”)
SASB publishes a set of standards for 77 different industries (including insurance), which identify the minimal set of financially material sustainability topics and their associated metrics for a typical company in a given industry.

3. Task Force on Climate-related Financial Disclosures (“TCFD”)	The TCFD was set up by the Financial Stability Board of the G20 to develop recommendations for companies to use when disclosing climate-related risks and opportunities to their stakeholders.

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ESG

4. Principles for Responsible Investment (“PRI”)	The United Nations-supported PRI is a global leading proponent of responsible investment, with over 4,000 signatories representing more than U.S. $120 trillion in AUM.
5. Principles for Sustainable Insurance (“PSI”)	Endorsed by the UN Secretary-General, these principles have led to the largest collaborative initiative between the UN and the insurance industry.

We encourage you to go to our website and review our second comprehensive Corporate Responsibility Report, which was released this year, and follows on our inaugural report that was published in 2020. Although our Corporate Responsibility Report is released on a two-year update cycle, we actively update and supplement the report real-time during the year to highlight key milestone accomplishments in climate risk reporting, diversity and inclusion initiatives and community outreach.
Notably, in our 2022 report, we expanded our reporting to align with the TCFD recommendations. The TCFD was developed to implement more effective climate-related disclosures to enable stakeholders to understand the concentration of carbon-related assets in the financial sector and the financial system’s exposures to climate-related risks. Adopting these recommendations as we move forward and continuing to improve upon our TCFD disclosures in time will help demonstrate our commitment to considering climate issues and transitioning to a low-carbon economy. As a first-time reporter under the TCFD, we expect to expand and refine our reporting under this framework in future disclosures.
The TCFD is structured around four disclosure areas: 1) governance, 2) strategy, 3) risk management and 4) climate-related metrics. Many of the TCFD recommended disclosures are consistent with our prior disclosures under the GRI and SASB frameworks.
In addition, Everest is a signatory to the PSI, a global sustainability framework of the United Nations Environment Programme’s Finance Initiative. The PSI serves as a global framework for the insurance industry to better understand, prevent and reduce ESG risks and better manage opportunities to provide quality and reliable risk protection. The PSI has led to the largest collaboration between the UN and the insurance industry. It has steadily grown to 200 members worldwide, representing about 30% of world premium volume. Signatories of the PSI pledge to focus on embedding ESG into company strategy and risk management procedures, as well as working with clients, suppliers, regulators, governments and other key stakeholders to build awareness and drive action on ESG issues.
Further, as a signatory to the PRI, the world’s leading proponent of responsible investment, we continue to refine our investment guidelines to comport with the aim of the PRI. As a result, nearly 85% of Everest’s total assets are managed by other PRI members, including approximately 95% of its fixed-income assets, which comprise the majority of the company’s investment portfolio.
Finally, we expect to launch our new EverGreen Business Resource Group in 2022. EverGreen will focus on enhancing and streamlining our efforts to cultivate and drive a company-wide culture of sustainability focusing on green initiatives throughout our organization. EverGreen will help elevate Everest’s environmental and social consciousness and advance our social responsibility efforts.
Corporate Governance Profile and Compensation Best Practices
We operate our business consistent with sound corporate practices and strong corporate governance that promote the long-term interests of our shareholders, strengthen the accountability of the Board and management and help build trust in the Company. Our Board encourages and reviews management performance in the context of business practices that emphasize sustainability and best-in-class corporate governance. Our philosophy has always been to generate long-term value for our shareholders. This emphasis is reflected in our compensation philosophy, enterprise risk management and business model. We further recognize the potential impact of such exogenous threats as climate change and natural resource depletion and strive to incorporate such risks, to the extent they can be quantified, into our risk management profile to preserve the sustainability of our business.
The Board adheres to the Company’s Corporate Governance Guidelines and Ethics Guidelines and Index to Compliance Policies, which are available on the Company’s website at http://www.everestre.com. The Board also aims to meet or exceed, where applicable, the corporate governance standards established by the New York Stock
Proxy Statement 6

ESG
Exchange (“NYSE”). The Board regularly reviews the Company’s corporate governance policies and procedures to identify areas for improvement reflecting evolving best practices raised by our shareholders. In addition, as set forth in more detail in this Proxy Statement in the section entitled “Compensation Discussion and Analysis,” the Board strives to respond to shareholder concerns regarding compensation practices from a governance perspective.
COVID-19 Workplace Response
Throughout 2021, the Company continued working with its COVID-19 Task Force to safely reopen almost all its offices around the globe. Employees were initially welcomed back on a Phase 1 voluntary basis with limited capacity to ensure that they were comfortable being back in an office environment after staying home for nearly a year. Most of our offices are currently in a Phase 2 re-entry stage with all employees returning to the office last Fall under the company’s new work model known as the Future of Work (“FOW”).
Under our Future of Work model, many roles within the organization have been classified as remote-hybrid, providing employees with greater flexibility to work from home up to two days per week and allowing for in-person collaboration. Another group of roles were classified as fully remote for those that do not require in-office presence. The new work model allows for improved work-life balance for all our employees, and will help to attract and retain key talent in a competitive job market. Importantly, the flexibility of our employees to work remotely and therefore not have to commute daily is a key step in our journey to a net-zero emissions workplace by 2050.
Effective September 7, 2021, the Company announced that only fully vaccinated employees, contractors and visitors were permitted to work in its U.S. offices. We provided support for employees to receive the COVID-19 vaccine, including paid time off for each vaccination dose and paid sick leave to recover from side effects following vaccination. These measures, in conjunction with frequent communications with our employees, providing updated information from the CDC and medical data on the benefits of the COVID-19 vaccine and the science supporting its efficacy, have resulted in a nearly 96% employee vaccination rate.
Diversity, Equity and Inclusion
Our strength and success derive from our diversity, and we are at our best when we embrace diverse views and perspectives. Equality in opportunity, career development, compensation and respect for all individuals are fundamental human rights that are at the forefront of our culture and promoted not only within our workplace but also the global communities in which we operate.
Our Board is committed to diversity within its structure as well as emphasizing its importance in our senior executive leadership. We believe that diversity in gender, age, ethnicity and skill set allows for dynamic and evolving perspectives in governance, strategy, corporate responsibility, human rights and risk management. We have two highly respected women as members of our Board with proven leadership experience. Ms. Gerri Losquadro serves as Chair of the Board’s Risk Committee, which establishes and monitors the Company’s group-wide risk management principles, including underwriting, reserve analysis and risk appetite levels.
The Board has also recommended Ms. Meryl Hartzband to chair the Board’s Audit Committee should shareholders approve Ms. Hartzband’s re-election to the Board at the May Annual General Meeting.
Proactive diversity recruitment is integral to succession planning at both the board level and throughout all levels in the organization. Our Talent Development team works with senior management to identify women and persons of color across the Company as potential leaders. These individuals are provided management and executive leadership training and education to enhance their skillsets and provide opportunities for advancement.
Our Diversity, Equity and Inclusion Council (“DEI Council”) brings focused attention and awareness of social justice reforms across the organization and society. Over the past year, our council members have helped shape and drive various initiatives and programs that continue to broaden people’s perceptions, foster a deeper understanding of different cultures and encourage our employees to become involved in employee-led initiatives that connect colleagues and provide opportunities to serve in their communities.
The work of the DEI Council has helped enhance the employee experience for all our colleagues across the organization worldwide. The council encourages continuous and open dialogue between executive and senior management and traditionally underrepresented groups at all levels, without fear of reprisal or retaliation, to
Proxy Statement 7

ESG
identify areas of improvement and carry out the message of inclusion both inside and outside our organization. Among the key actions led by the DEI council in 2021 were forming and supporting additional Employee Resource Groups (“ERGs”), developing a Regional Representation network and leveraging specific talent development and talent acquisition initiatives that will positively influence the composition of our workforce.
Partly as a result of our DEI efforts, in 2021, 66% of new hires across all levels were diverse by gender or ethnicity and 59% at the Vice President level and above were diverse hires by gender or ethnicity. Our initiatives have also supported the advancement of diverse talent within the Company. For example, in 2021, 63% of promotions across all levels were diverse by gender or ethnicity and 52% of promotions at the Vice President level or above were diverse by gender and ethnicity.
Increasing Cultural Intelligence & Bias Awareness Training
Cultural intelligence refers to the ability to relate and function effectively in culturally diverse settings. We have helped to increase cultural intelligence through the development and enhancement of our employee resources. This includes DEI education and tools made available through bias awareness and reduction training offered through Blue Ocean Brain – our interactive and immersive online learning platform. In addition, bias awareness and reduction content has been incorporated across existing Everest development programs.
Over 30,000 bias reduction lessons were completed in Blue Ocean Brain in 2021. Specifically, Everest employees completed an average of 16 Blue Ocean Brain lessons per employee.

Everest-NJ LEEP Partnership
Everest, along with more than 25 Everest employee volunteers from various disciplines across the company, partnered with NJ LEEP to sponsor four high school students and support their academic and professional careers. Through interactive sessions about business and industry, mentoring support, developmental workshops and educating through Constitutional debates, we provided this next generation with an invaluable leg-up on their future.

Diversity Considerations for Mentorship Program
Employee participation in the Everest mentorship program continues to expand as new colleagues join the Everest team and utilize the program to encourage diverse participation across the company. The DEI council through its ERGs took advantage of the mentorship program in proactively matching under-represented mentees with senior and executive level managers as mentors for underrepresented colleagues.

Management Training, Leadership Programs and Networking
Our management and leadership training programs have been revised to include bias awareness and reduction education. We have piloted leadership development programs focused on underrepresented groups, which are now under consideration for incorporation into the leadership development curriculum. There has also been a focus on developing networking opportunities for underrepresented colleagues to have more frequent and direct access to senior management.

Employee Resource Groups
Everest supports several ERGs to support our Black, Latino, LGBTQ+ and Pan Asian colleagues by leveraging networking events, professional development opportunities and the promotion of cultural traditions and awareness at Everest. These new ERGs joined our existing Women’s Networking Group and the Everest Charitable Outreach team.
These ERGs carried out various successful events and programs in 2021, including celebrations of Women’s History, Pride Awareness and Black History Months; leadership coffee hours and fireside chats; community involvement events, offering colleagues the opportunity to support businesses in underrepresented communities; and strategic sponsorship events. Everest’s U.S. offices are now also closed in honor of Juneteenth, also known as “Freedom Day,” to commemorate the effective end of slavery in the U.S.

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ESG
Corporate Responsibility and Sustainability
We believe that our future is determined by actions taken today that go beyond just business strategy, but also encompass the values important to our employees and the communities in which we operate that define our corporate responsibility and maintain sustainability. Everest’s value commitments include providing a diverse and inclusive work environment that offers employees the opportunity to further their development; supporting our communities through the donation of time and financial resources; working with our clients and customers toward finding environmentally sustainable solutions to the adverse impacts of climate change and maintaining our integrity across all aspects of the Company.
Further details of our progress in the areas of diversity, pay equity, talent development and ESG can be found in our second Corporate Responsibility Report which we published in April 2022 in compliance with the GRI framework. We invite shareholders to carefully review the report which is available on the front page of the Company’s website under the “Corporate Responsibility” header at http://www.everestre.com and welcome feedback on our progress and the report. The Company also expanded its climate related reporting framework to include disclosures in alignment with the TCFD recommendations within our Corporate Responsibility Report.
Community Outreach & Volunteer Work
Everest Charitable Outreach
As responsible corporate citizens, we believe strongly in the importance of advocating for change, giving back to global communities and helping those less fortunate. Our mission is to support education, health, social and environmental issues that impact our neighbors. This is why we founded Everest Charitable Outreach (“ECO”). ECO is a community service organization sponsored by the Company that coordinates employees to work with charities in the local communities where we operate. Through ECO, we partner with organizations that use their funds directly for their causes with limited overhead expense. We endeavor to assure that at least 80% of the Company’s financial donations to each of our partner organizations goes directly to the community endeavors being supported. But donation of time is more important to ECO than financial support.
The cornerstone of ECO’s community outreach efforts involves working closely with our local offices around the globe in developing programs that encourage active employee participation in a variety of events within their local communities and neighborhoods. In furtherance of this goal, and in spite of the challenges presented throughout the COVID-19 Pandemic, we were proud to see our employees take initiative by committing over one thousand volunteer hours in 2021 to support a range of charitable causes, including:
ARBOR DAY FOUNDATION
As part of Earth Day, ECO supported the Arbor Day Foundation’s reforestation efforts to plant 5,000 new trees in Florida’s Econfina Creek and Chipola River watersheds, which were devastated by Hurricane Michael in 2018.

GROW-A-ROW
Everest partnered with Grow-A-Row for two successful events in 2021. First, a team of 23 employees helped harvest cucumbers, peppers and plums at Grow-A-Row’s Pittstown, New Jersey, farm. The team harvested approximately 4,000 pounds of fresh produce, which provided more than 15,000 servings to neighbors struggling with food insecurity. Second, a team of 30 Everest employees volunteered in Grow-A-Row’s Apple Gleaning event in New Jersey. This group gleaned 3,000 pounds of apples, which also provided 12,000 servings to our neighbors struggling with food insecurity.

CAMP JOTONI
Over 21 Everest employees participated in a clean-up day at Camp Jotoni to prepare the camp for summer sessions. Camp Jotoni is a special needs summer camp for children and adults with disabilities. It is located on 15 acres in Warren, New Jersey, less than five miles from our U.S. headquarters.

“THANK YOU” LETTER WRITING
ECO and WNG co-hosted a “thank you” letter writing campaign to our U.S. Military veterans around the world. Everest employees from 15 different offices penned 2,000 cards, filling each with a personalized message of thanks.

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ESG

AKHIL AUTISM FOUNDATION	Everest employees participated in the Akhil Autism Foundation Walk in Woodbridge, New Jersey.
RISE AGAINST HUNGER	Everest employees volunteered with Rise Against Hunger to pack 35,400 nutritious meals that were distributed to Rise Against Hunger’s partners throughout the world.
UNITED WAY TOOLS FOR SCHOOLS	Everest held annual school supplies drive in collaboration with United Way Tools for Schools, resulting in the donation of nearly 5,000 school supply items.
Everest Cares
Everest Cares is our global philanthropic program, designed to align a substantial portion of our charitable giving with three of the United Nations’ 17 Sustainable Development Goals: climate, hunger and justice. These pillars align with our employees’ passions to create a sense of shared purpose that connects them to the company, their community and the world. We recognize the cross-cutting nature of these issues, including the effects of climate change upon our food supply and the disproportionate impacts of climate change and environmental injustices on vulnerable communities. Through this program, we intend to demonstrate to our employees, shareholders and the global community that Everest is more than a promise to pay claims.
We have partnered with charitable organizations that align with the identified pillars. Our Employee Matching Gifts program is a component of our Everest Cares program and matches employee donations dollar for dollar made to pre-selected organizations, which focus on our three philanthropic pillars.
Through Everest Cares, in 2021, we donated a total of $200,000 to the NAACP Legal Defense and Education Fund, OutRight International and Asian Americans Advancing Justice. We also partnered with One Tree Planted, a non-profit organization focused on global reforestation. Together with One Tree Planted, Everest will plant one tree in honor of every Everest employee, which will ultimately result in 1,850 new trees in locations around the world. One Tree Planted planted over 10 million trees in 28 countries in 2020. Reforestation is one of the most efficient methods to capture carbon from the atmosphere, and thus is crucial to the fight against climate change. Additionally, as a qualifying organization of our Everest Matching Gifts Program, Everest will match employee contributions to One Tree Planted.
Climate Change and Environmental Conscience
Policy
As a global (re)insurance organization, our business involves protecting our customers through insurance and reinsurance from the impact of natural catastrophes, including large scale weather events. Insured losses from natural catastrophes have steadily increased on average for the last two decades, due in large part to human population growth, urbanization, economic development and a higher concentration of assets in exposed areas, and these losses will be further aggravated by the human impact on climate change. There is also a trend of increasing losses from secondary perils from localized small and/or mid-sized events.
Climate change is a real and persistent threat. We recognize the global impact of climate change on extreme natural perils and the fact that insurance is a critical risk transfer component for economic and social recovery from the effects of extreme natural catastrophe events. The rise in air and sea temperatures is contributing to the increase in both frequency and intensity of extreme weather events. These events can become catastrophic for people all around the globe. The devastation caused by disasters like floods, droughts, wildfires and hurricanes is getting more and more severe as the global climate continues to change.
Proxy Statement 10

ESG
We have an opportunity and the responsibility to manage a risk environment made volatile by global climate change. We recognize that insured losses due to extreme weather events are increasing over time, and that as climate change worsens, these losses will continue to grow. This is why we have developed a data-driven approach to responding to these risks in all aspects of our business, from modelling, to actuarial to underwriting. We can draw upon not only industry sources of data but also data and information from our own extensive claims and underwriting portfolios given Everest’s half-century of operating history as a global insurance and reinsurance organization. Our pricing and exposure models strive to quantify the human impact on global warming and climate change to better allow us to price the risk products we sell and how we deploy our risk capital.
We are committed to providing solutions that help our clients manage the impact of their business on the environment, and mitigate financial risk associated with exposure to climate change. While the benefit of risk transfer through insurance on the global economy is paramount in helping families and entire communities rebuild homes and businesses and keep people working, we also seek to influence change in behavior to improve the environment and mitigate the human impact on climate change. To that end, our risk portfolios are expanding to provide broad insurance and reinsurance protection for renewable energy programs and environmentally sound private and public construction projects. At the same time, we look to reduce our capacity and exposure to regions more susceptible to increased severity of climate change, thereby, proactively curbing the expansion of human activity into environmentally sensitive locations.
We also continue to monitor, control and reduce where possible our own ecological impact, while at the same time, remaining pro-active and forward-looking in preserving our sustainability in a changing climate and weather environment. Among our goals as a Company is to achieve a zero emissions workplace across all of our offices by 2050.
Addressing climate risk is fundamental to our long-term sustainability. We approach the challenge of climate risk in a measured, team-oriented fashion leveraging our intellectual capital, historical data and organizational passion. True to our culture, we identify tactical areas of opportunity in mitigating climate risk across four broad pillars: (1) adhering to the Principles of Responsible Investment as a strategic component of our investment portfolio; (2) utilizing our vast (re)insurance experience in working with the global community to enhance risk protection through our adoption of the Principles for Sustainable Insurance; (3) providing insurance protection for clean energy programs and (4) influencing societal behavior to mitigate climate change risk.
Climate Risk Actions and Initiatives
UN-PRI Signatory
• Everest continually assesses the impact of climate risks on our investment portfolio and identifies investment opportunities in the shift to a low-carbon global economy.
• We review and update our investment guidelines to reflect the PRI, and employ a principles-based investment strategy designed to diversify our global portfolio by identifying emerging opportunities across various sectors that contribute long-term value to society. Our investment strategy assumes a proactive and measured approach in transitioning investment from declining heavy carbon-emitting industries to eco-friendly and value generating opportunities including renewable energy, government sponsored green bonds and public works projects.
• We review the investment guidelines and actions of our pertinent third-party asset managers to ensure their compliance with the PRI in the context of the portfolios that they manage. Our main fixed income asset manager has had a policy in place since 2019 restricting any further purchase of bonds on behalf of Everest issued by companies that generate more than 25% of revenue from coal. As of year-end 2021, less than $50 million of our fixed income portfolio is exposed to companies that derive greater than 25% of their revenues from coal-related businesses, while our public equity portfolio had approximately $2 million of coal-related exposure, and our private equity portfolio had less than $100,000 of exposure, which represent a significant decrease in investment exposures to coal over the past few years.

Proxy Statement 11

ESG

• Our Investment Division also recently expanded its staff, including an analyst and an additional senior portfolio manager vice president whose job functions will include monitoring and ensuring compliance with the PRI and reporting.
• Everest will be working toward formulating an expanded responsible investment policy, in addition to utilizing ESG analytical services to help further measure the ESG qualities and carbon intensity of Everest’s investment portfolio, which we will aim to report on in our next TCFD report.
• Currently, Everest has invested over $200 million in green bonds, which are fixed-income instruments specifically designed to fund projects with environmental and/or climate or other social benefits. We also hold nearly $20 million of investments in three ESG-related exchanged-traded funds (“ETFs”) helping enable the production of renewable energy in various areas of the world.

UN-PSI Signatory
• Everest is a signatory to the PSI, a global sustainability framework of the United Nations Environment Programme’s Finance Initiative.
• The PSI serves as a global framework for the insurance industry to better understand, prevent and reduce ESG risks and better manage opportunities to provide quality and reliable risk protection. The PSI has led to the largest collaboration between the UN and the insurance industry and has steadily grown to represent about 30% of world premium volume.
• Everest is proud to have already reported initial disclosures in accordance with the PSI framework, contained within Everest’s recently published Corporate Responsibility Report, within four months of officially becoming a signatory to the PSI.
• Going forward, Everest will continue to support the PSI by among other actions: working with communities to develop insurance solutions to help transition to renewables; supporting government sponsored green initiative programs; providing market leading project credit coverages; and providing coverage to protect against defaults by renewable energy developers.

Providing Insurance Protection for Clean Energy Programs
As the renewable energy industry rapidly grows, Everest is committed to helping lead the transition to a clean energy future. Renewable energy sources recently accounted for about 13% of total U.S. energy consumption and about 20% of electricity generation.[1] The share of generation from renewable sources is expected to increase from 20% in 2021 to 23% in 2022 and to 24% in 2023.[2] This dramatic growth presents an excellent insurance growth opportunity, with some recent highlights and initiatives by Everest in this area listed below:
• A growing portion of our global project finance credit insurance segment relates to allocating capacity to renewable energy projects, enabling financers to provide additional credit for renewable energy development. Among other projects, we have provided credit risk insurance for wind energy projects in the North Sea and Taiwan, hydropower projects in South America and solar energy projects across the globe, with a specific focus on emerging economies.
• A growing percentage of our excess casualty energy portfolio is comprised of electric power generation from clean energy sources. Recent examples include providing capacity to Vineyard Wind in connection with a significant off-shore wind project development on the outer continental shelf south of Massachusetts which will be among the first utility-scale offshore wind energy projects in the U.S., as well as providing capacity to SOLV Energy, a leading solar services provider serving the utility, high voltage and energy storage markets in North America, which has helped build over 8 GW of solar energy projects since 2008.

1 See https://www.eia.gov/tools/faqs/faq.php?id=92&t=4.
2 See https://www.eia.gov/outlooks/steo/report/electricity.php.

Proxy Statement 12

ESG

• Everest provides reinsurance support for the New Energy Risk program, which provides insurance coverage for companies developing breakthrough technologies, including fuel cells, energy storage, carbon capture, renewable fuels and waste-to-energy solutions. This coverage helps project developers access capital to accelerate the deployment of these technologies to address global challenges.
• We also provide reinsurance support for the Clean Energy Risk Solutions program, which provides performance warranties for renewable energy projects and enables debt financing. This protects the development and global distribution of clean energy technologies that deliver value to the renewable energy markets, including solar, waste-to-energy and energy storage.
• We partnered with Associated Electric & Gas Insurance Services, a mutual insurance company, to offer an array of property and casualty products designed for the renewable energy industry, including solar energy, battery storage facilities and wind assets.
• Everest Insurance® has partnered with one of the largest underwriters of renewable energy projects in North America to provide property coverages for wind and solar energy facilities.
• Finally, Everest has written an expanding amount of tax liability insurance coverage in recent years, which can protect against the loss of investment or production tax credits for renewable energy projects and can potentially mean the difference between a project receiving sufficient investment and commencing start-up or not. We expect further opportunities in this area as governments encourage the growth of the renewable energy sector.
Through this support for clean energy development, Everest is adapting its business to confront the challenges posed by climate change. We intend to help advance the transition to a low-carbon economy, while protecting communities against the harms that could be caused by a haphazard transition. Everest will continue to work with its partners and stakeholders to seize opportunities to invest in this transition and address the threats posed by climate change.

Influencing Societal Behavior to Mitigate Climate Change Risk
• We also seek to influence change in behavior to improve the environment and mitigate the human impact on climate change.
• We have reduced our capacity and exposure to regions more susceptible to increased severity of climate change, thereby, proactively helping to curb the expansion of human activity into environmentally sensitive locations.
• We work with our insureds to consider the impact of climate risk on their operations and property in conjunction with underwriting, engineering and loss mitigation services we provide.
• We provide insurance premium credits to policyholders that demonstrate sound environmental practices and adopt loss mitigating measures to protect their facilities and operations as an economic incentive to reduce their exposure to risk of loss associated with climate change.

Proxy Statement 13

ESG
Memberships and Affiliations
The Company is active in various affiliations and memberships to help carry out its environmental policy. For example, Everest has been a long-time active and contributing member of the Reinsurance Association of America (“RAA”), whose advocacy work includes efforts to identify ways the (re)insurance sector can minimize the effects of climate change along with a commitment to work with policymakers, regulators and the scientific, academic and business communities to assist in promoting awareness and understanding of the risks associated with climate change. The Company’s participation in the RAA includes membership on the RAA’s Extreme Events Committee that focuses on catastrophe modeling improvements to reflect climate change. The RAA’s statement on climate change policy is located at www.reinsurance.org/Advocacy/RAA_Policy_Statements.
As noted above, Everest is also a signatory to the PRI and has been incorporating ESG principles into our investment guidelines and decisions in accordance with the PRI. The PRI is the world’s leading proponent of responsible investment, with over 4,000 signatories representing more than US$120 trillion in assets under management. The PRI defines responsible investment as a strategy and practice to incorporate ESG factors into investment decisions and active ownership. The PRI is a part of the United Nations Environment Programme’s Financial Initiative.
Finally, as also noted above, Everest is one of a small group of Bermuda or North American-based insurance sector companies to sign on to the PSI, which ensures better management of ESG issues and strengthens the insurance industry’s contribution to building a resilient, inclusive and sustainable society. Everest’s commitment to the PSI reflects the company’s recognition of the impact of climate change on the global environment and its stated goal of achieving a zero-emissions workplace across all global offices by 2050.
Risk Management Profile
We also strive to incorporate environmental risks, to the extent they can be quantified, into our risk management profile. We have a highly developed Enterprise Risk Management (“ERM”) practice that identifies key risks that the Company is exposed to and establishes tolerance levels and mitigation strategies to preserve the sustainability of our business. Environmental risks, including those directly related to climate change, feature prominently in the Company’s ERM goals.
We have established a robust risk management process to identify, research, assess, and address various business risks. As a (re)insurance company, we are at the forefront of identifying and limiting climate change risks. We are exposed to climate-related risks on both sides of the balance sheet – as risk carriers, as well as institutional investors. Everest closely monitors the risks posed by climate change, including physical and transition related risks which may result in short, medium, and long-term impacts to insurance and reinsurance organizations. Everest acknowledges the transition risks related to climate change, including political and regulatory risks, technology risks, and reputational risks. Everest’s underwriting and investment strategies take into account the transition risks, including through enhancing renewable energy coverage and limiting fossil fuel investments.
Proxy Statement 14

ESG
Operations
Everest is also cognizant of physical climate risks when making operational decisions to ensure our infrastructure can adapt to the impacts of climate change. While Everest, as a (re)insurance organization, has a modest ecological footprint, the Company nonetheless strives to maintain an environmental conscience in its operations as part of its stance toward environmental policy. For instance, in light of expanding office space requirements occasioned by growth, Everest is focused on office properties that exhibit positive environmental features. This includes Everest’s core locations where a majority of employees are located. Highlights include:
Location	ESG Features
Warren, New Jersey (U.S. Headquarters)	• LEED Silver certified • Green roof • Charging stations for electric vehicles • Natural light-maximizing workspaces
Hamilton, Bermuda (Corporate Headquarters)	• Double-glazed solar controlled glass • Seawater air conditioning system • Energy-conserving lighting
Chicago, IL	• LEED Gold certified
Houston, TX	• LEED Gold certified
Los Angeles, CA	• LEED Platinum certified
New York, NY	• LEED Gold certified
San Francisco, CA	• LEED Platinum certified
Tampa, FL	• LEED Gold certified
Walnut Creek, CA	• LEED Gold certified

Everest also promotes flex hours and a work-from-home policy to help reduce traffic congestion at any given office location at any given point in time. We also incorporate a paperless claims processing system designed to significantly reduce the need for printing hard copies of claims files. In addition, we are proud that Everest received the United Way of Northern New Jersey Impact Award for its recently opened U.S. headquarters, which is given for a real estate project considered to have had the most positive impact in northern New Jersey during a given year.
Underwriting and Environmental Solutions & Practices
The Company continuously researches external and internal data to assess and refine our pricing, modeling and underwriting practices related to climate risks. We recognize that over an extended period of time, sustained shifts in atmospheric and climate dynamics could give rise to increased probability and severity of extreme events. To meet this challenge, our underwriting, actuarial, ERM, claims and catastrophe modeling teams work in unison to research and analyze external raw climate and meteorological data in conjunction with our internal claims and loss information data to assess geographical impacts of climate change and develop predictive analytics models to improve pricing, product development and claims management. In order to timely respond to changing circumstances that may impact areas of Everest’s business and ensure that the Company’s senior executive management and Board are up-to-date, our climate risk monitoring structure promotes identification and reporting of climate risks throughout the year as shown in the chart to the right.
Everest has also been at the forefront in continuing to develop advanced insurance solutions and products related to environmental risk for our clients, including coverages for specialized environmental contractors as well as industrial and commercial component manufacturers. Our loss control teams work with our clients and policyholders in these industries developing and implementing loss prevention practices and workplaces that not only promote worker safety at our clients’ facilities, but integrate the latest environmentally sustaining materials and practices at their locations. In recent years, Everest has also been an increasingly active supporter of renewable energy transactions through structured credit insurance, including wind farm projects, in various locations around in the world.
Proxy Statement 15

ESG
Shareholder Feedback

• We are committed to ensuring that we understand our shareholders’ issues and potentials concerns, and that our shareholders understand our corporate governance and executive compensation programs. This includes how our executive compensation program rewards the achievement of our strategic objectives and aligns the interests of our Named Executive Officers with those of the Company’s shareholders.
• Overall, our shareholders generally expressed support for our long-term strategy, Investor Day and ESG initiatives. There was universal appreciation for the opportunity to engage in the outreach discussions and our willingness to consider shareholder input into our governance protocols.

What We Heard	Everest Actions
Publication of Equal Employment Opportunity Commission (EEO-1) employee demographic data and board diversity data.	Everest publishes EEO-1 employee demographic data and board diversity data within the “Corporate Responsibility” section of Everest’s website.
Board commitment to expand ethnic and gender diversity.	The Board is committed to expanding the director candidate pool to assure wider inclusion of highly qualified women and persons of color.
Increased diversity among key committee leadership positions on the Board.	Everest’s Risk Committee is led by a female Chair.
Board Leadership – Some shareholders expressed a preference for an independent Chairman of the Board.
The Board noted that Mr. Taranto’s decades of leadership experience, industry expertise and institutional knowledge regarding the Company, provides invaluable insight and resource to the Company’s management and his colleagues on the Board more than compensates for the fact that he serves as a non-independent Chairman.

ESG Disclosure – We received very positive feedback on our ESG initiatives and reporting disclosures. Some shareholders recommended expanding our ESG reporting to comply with the TCFD framework.
In 2022, Everest will include additional disclosures in areas such as employee training and development while also expanding our climate risk reporting in compliance with the TCFD framework to be presented in addition to our current GRI and SASB framework reporting.

Proxy Statement 16

ESG
Highlights of our corporate governance and compensation best practices include:
Governance Profile Best Practice		Company Practice
✔	Size of Board	9
✔	Number of Independent Directors	7
✔	Board Independence Standards	The Board has adopted director independence standards stricter than the listing standards of the NYSE
✔	Director Independence on Key Committees	The Board’s Audit, Compensation and Nominating and Governance Committees are composed entirely of independent directors
✔	Separate Chairman and CEO	Yes
✔	Independent Lead Director	Yes
✔	Annual Election of All Directors	Yes
✔	Majority Voting for Directors	Yes
✔	Board Meeting Attendance	Each director or appointed alternate director attended 100% of Board meetings in 2021
✔	Annual General Meeting Attendance	Director attendance expected at Annual General Meeting per Governance Guidelines, and 100% of directors attended the 2021 Annual General Meeting
✔	No Over-Boarding	Directors are prohibited from sitting on the boards of competitors
✔	Regular Executive Sessions of Non-Management Directors	Yes
✔	Shareholder Access	No minimum share ownership or holding thresholds necessary to nominate qualified director to Board
✔	Policy Prohibiting Insider Pledging or Hedging of Company’s Stock	Yes
✔	Annual Equity Grant to Non-Employee Directors	Yes
✔	Annual Board and Individual Director Performance Evaluations	Yes
✔	Clawback Policy
Clawback Policy covering current and former employees, including Named Executive Officers, providing for forfeiture and repayment of any incentive based compensation granted or paid to an individual during the period in which he or she engaged in material willful misconduct including, but not limited to fraudulent misconduct

✔	Code of Business Conduct and Ethics for Directors and Executive Officers	Yes
✔	No Separate Change in Control Agreement for the CEO	CEO participates in the Senior Executive Change in Control Plan (“CIC Plan”) along with the other Named Executive Officers
✔	No Automatic Accelerated Vesting of Equity Awards	Accelerated equity vesting provisions are not and will not be incorporated in the employment agreements of any Named Executive Officer

Proxy Statement 17

ESG

Governance Profile Best Practice	Company Practice
✔	Double Trigger for Change-in-Control	Yes
✔	No Excise Tax Assistance	No “gross-up” payments by the Company of any “golden parachute” excise taxes upon a change-in-control
✔	Say on Pay Frequency	Say on Pay Advisory Vote considered by Shareholders annually
✔	No Re-pricing of Options and SARs	The Board adheres to a strict policy of no re-pricing of Options and SARs
✔	Minimum Vesting Period of Options and Restricted Shares
Minimum 1-year vesting period for equity awards
However, the Board has always instituted a 5-year vesting period for equity awards to executive officers except for performance shares which must meet key performance metrics over the course of 3 years prior to settlement
3-year vesting period for equity awards to Directors

✔	Share Recycling	No liberal share recycling
✔	Stock Ownership Guidelines for Executive Officers	Six times base salary for CEO; three times base salary for other Named Executive Officers
✔	Stock Ownership Guidelines for Non-Management Directors	Five times annual retainer
✔	Use of Performance Shares as Element of Long-Term Incentive Compensation	Yes

Voting Matters and Board’s Voting Recommendations
Proposal	Board’s Voting Recommendations	Page
Election of Director Nominees (Proposal 1)	FOR ALL DIRECTOR NOMINEES	19
Appointment of PricewaterhouseCoopers LLP as Company Auditor (Proposal 2)	FOR	97
Non-Binding Advisory Vote on Executive Compensation (Proposal 3)	FOR	98

Proxy Statement 18

Proposal No. 1-- Election of Directors
PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR the director nominees described below. Proxies will be so voted unless shareholders specify otherwise in their proxies.
At the 2022 Annual General Meeting, the nominees for director positions are to be elected to serve until the 2023 Annual General Meeting of Shareholders or until their qualified successors are elected or until such director’s office is otherwise vacated. At its regularly scheduled meeting in February 2022, the Nominating and Governance Committee recommended to the Board the nominations of John J. Amore, Juan C. Andrade, William F. Galtney, Jr., John A. Graf, Meryl Hartzband, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber, all of whom are currently directors of the Company. The Board accepted the Nominating and Governance Committee recommendations, and each nominee accepted his or her nomination. It is not expected that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Board shall recommend, unless the Board reduces the number of directors accordingly. There are no arrangements or understandings between any director or any nominee for election as a director, and any other person pursuant to which such person was selected as a director or nominee.
Important Factors in Assessing Board Composition
The Nominating and Governance Committee strives to maintain an engaged, independent Board with broad and diverse experience, skills and judgment that is committed to representing the long-term interests of our shareholders. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers each nominee’s character, independence, leadership, financial literacy, personal and professional accomplishments, industry knowledge and experience.
For incumbent directors, the factors also include attendance and past performance on the Board and its committees. Each director nominee has a demonstrated record of accomplishment in areas relevant to the Company’s business and qualifications that contribute to the Board’s ability to effectively function in its oversight role.
The Nominating and Governance Committee seeks current and potential directors who will collectively bring to the Board a variety of skills, including:
•	Leadership: Demonstrated ability to hold significant leadership positions and effectively manage complex organizations is important to evaluating and developing key management talent.
•	Insurance and/or Reinsurance Industry Experience: Experience in the insurance and/or reinsurance markets is critical to strategic planning and oversight of our business operations.
•
Risk Management: Experience in identifying, assessing and managing risks is critical to oversight of current and emerging organizational and systemic risks in order to inform and adapt the Company’s strategic planning.

•
Regulatory: Understanding of the laws and regulations that impact our heavily regulated industry, as well as understanding the impact of government actions and public policy. Both areas are important to oversight of insurance operations.

•
Finance and Accounting: Financial experience and literacy are essential for understanding and overseeing our financial reporting, investment performance and internal controls to ensure transparency and accuracy.

•	Corporate Governance: Understanding of corporate governance matters is essential to ensuring effective governance of the Company and protecting shareholder interests.
•
Business Operations: A practical understanding of developing, implementing and assessing our business operations and processes, and experience making strategic decisions, are critical to the oversight of our business, including the assessment of our operating plan, risk management and long-term sustainability strategy.

Proxy Statement 19

Proposal No. 1-- Election of Directors

•
Information Technology/Cybersecurity: A practical understanding of information systems and technology use in our business operations and processes, as well as a recognition of the risk management aspects of cyber risks and cyber security.

•	International: Experience and knowledge of global insurance and financial markets is especially important in understanding and reviewing our business and strategy.
In addition to evaluating a candidate’s technical skills relevant to the success of a large, publicly traded company in today’s business environment, our Board considers additional intangible factors including an understanding of our business and technology; education and professional background and geographic, gender, age and ethnic diversity. Each director must demonstrate critical thinking, clear business ethics, an appreciation for diversity and a commitment to sustainability. The Nominating and Governance Committee’s objective is to recommend a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience and perspectives.

Proxy Statement 20

Proposal No. 1-- Election of Directors
Information Concerning Director Nominees
Each nominee’s biography below includes a summary of the key skills and experience of such nominee that contribute to the director’s ability to effectively oversee the Company and act in the long-term best interests of shareholders.
JOHN J. AMORE
Age: 73 Director Since: September 19, 2012 Independent Committees: • Audit • Compensation (Chair) • Nominating and Governance • Underwriting

Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Finance and Accounting
•	Corporate Governance
•	Business Operations
•	International
•	Risk Management
•	Claims
Background:
Mr. Amore retired as a member of the Group Executive Committee of Zurich Financial Services Group, now known as Zurich Insurance Group, Ltd., in 2010, for which he continued to act as a consultant through 2012. From 2004 through 2010, he served as CEO of the Global General Insurance business segment after having served as CEO of the Zurich North America Corporate business division from 2001 through 2004. He became CEO of Zurich U.S. in 2000, having previously served as CEO of the Zurich U.S. Specialties business unit. Before joining Zurich in 1992, he was vice chairman of Commerce and Industry Insurance Company, a subsidiary of American International Group, Inc. (“AIG”). Mr. Amore served as a delegate for the Geneva Association and is an Overseer Emeritus of the Board of Overseers for the School of Risk Management, Insurance and Actuarial Science at St. John’s University in New York. He is also a member of the Board of Directors of the W. F. Casey Foundation, Brooklyn, New York and the Board of Trustees and Finance, Audit and Investment Committees of Embry-Riddle Aeronautical University.
Proxy Statement 21

Proposal No. 1-- Election of Directors
JUAN C. ANDRADE, CEO & PRESIDENT
Age: 56 Director Since: February 26, 2020 Non-Independent Committees: • Investment Policy • Underwriting • Executive
Qualifications and Skills:
•	Executive Leadership	•	Corporate Governance
•	Insurance/Reinsurance Industry Experience	•	International
•	Finance and Accounting	•	Risk Management
•	Business Operations	•	Regulatory
•	Mergers and Acquisitions	•	Claims
•	Marketing and Branding

Background:
Mr. Andrade became Chief Executive Officer and President of the Company, Everest Re, Everest Global Services, Inc. (“Everest Global”) and Everest Holdings on January 1, 2020. He is also a director of Everest Holdings and Everest Global.
Prior to joining the Company, Mr. Andrade was Executive Vice President at Chubb Group, Ltd. (“Chubb”), and President of Chubb Overseas General Insurance from 2010 to 2019. At Chubb, Mr. Andrade was responsible for the company’s general insurance business in over 50 countries outside North America, including commercial P&C, traditional and specialty personal lines, and accident and health insurance. Prior to ACE’s acquisition of Chubb in 2016, he was also Executive Vice President of ACE, and Chief Operating Officer for ACE Overseas General, with responsibilities both in the United States and international. From 2006 to 2010, he served as President and Chief Operating Officer, P&C and President, Commercial Markets at The Hartford Financial Services Group. From 1996 to 2005, he held senior management positions with The Progressive Corporation.
Finally, in December 2020, Mr. Andrade joined the board of the United Services Automobile Association (“USAA”). The USAA is among the leading providers of insurance, banking and investment and retirement solutions to 13 million members of the U.S. military, veterans who have honorably served and their families.
Proxy Statement 22

Proposal No. 1-- Election of Directors
WILLIAM GALTNEY, INDEPENDENT LEAD DIRECTOR
Age: 69 Director Since: March 12, 1996 Independent Committees: • Audit • Compensation • Executive • Nominating and Governance (Chair) • Underwriting
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Finance and Accounting
•	Investments
•	Merger & Acquisition
•	Corporate Governance
•	Business Operations
•	Risk Management
•	Claims
•	Marketing and Branding
Background:
Mr. Galtney served as a director of Everest Re from March 1996 to February 2000. Thereafter he became a director of the Company upon the restructuring of Everest Holdings. Since April 1, 2005 he has been President and CEO of Galtney Group, Inc. Prior thereto, he was President (from June 2001 until December 31, 2004) and Chairman (until March 31, 2005) of Gallagher Healthcare Insurance Services, Inc. (“GHIS”), a wholly-owned subsidiary of Arthur J. Gallagher & Co. (“Gallagher”). From 1983 until its acquisition by Gallagher in June 2001, Mr. Galtney was the Chairman and Chief Executive Officer of Healthcare Insurance Services, Inc. (predecessor to GHIS), a managing general and surplus lines agency previously indirectly owned by The Galtney Group, Inc.
Proxy Statement 23

Proposal No. 1-- Election of Directors
JOHN A. GRAF
Age: 62 Director Since: May 18, 2016 Independent Committees: • Audit • Compensation • Nominating and Governance • Investment Policy
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Corporate Governance
•	Risk Management
•	Finance and Accounting
•	Investments
•	International
•	Business Operations
•	Regulatory
Background:
Mr. Graf serves as the Non-Executive Vice Chairman of Global Atlantic Financial Group (“Global Atlantic”) and joined the Board of Directors upon Global Atlantic’s acquisition of Forethought Financial Group (“Forethought Financial”) in 2014. He served as Chairman and CEO of Forethought Financial from 2006 to 2014. He serves on the Audit, Risk and Compliance Committees of Global Atlantic. Until December 2015, he served as a non-executive director of QBE Insurance Group Limited where he chaired the Investment and Personnel Committees. In 2005, he served as Chairman, CEO and President of AXA Financial, Inc. where he also served as Vice Chairman of the Board and President and Chief Operating Officer of its subsidiaries, AXA Equitable Life Insurance Company and MONY Life Insurance Company. From 2001 through 2004 he was the Executive Vice President of Retirement Savings, AIG as well as serving as Vice Chairman and member of the Board of Directors of AIG SunAmerica following AIG’s acquisition of American General Corporation in 2001, where he served as Vice-Chairman.
Proxy Statement 24

Proposal No. 1-- Election of Directors
MERYL HARTZBAND
Age: 67 Director Since: May 23, 2019 Independent Committees: • Audit • Compensation • Investment Policy • Nominating and Governance
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Finance and Accounting
•	Investments
•	Merger & Acquisition
•	Corporate Governance
•	Business Operations
•	Risk Management
Background:
Ms. Hartzband retired in 2015 as a founding partner of Stone Point Capital, where she also served as the firm’s Chief Investment Officer. Additionally, from 1982 to 1999, she served as Managing Director at J.P. Morgan & Co., specializing in private equity investments in the financial services industry. She currently serves on the Board of Directors at Greenhill & Co. and Conning Holdings Ltd. She has previously been a director at The Navigators Group, Inc., Travelers Property Casualty Corp., AXIS Capital Holdings Limited, ACE Limited, and numerous portfolio companies of Stone Point.
Proxy Statement 25

Proposal No. 1-- Election of Directors
GERRI LOSQUADRO
Age: 71 Director Since: May 14, 2014 Independent Committees: • Audit • Compensation • Nominating and Governance • Underwriting (Chair)
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Corporate Governance
•	Finance and Accounting
•	Risk Management
•	Business Operations
•	International
•	Information Technology/Cyber Security
•	Claims
Background:
Ms. Losquadro retired in 2012 as Senior Vice President and head of Global Business Services at Marsh & McLennan Companies, Inc. (“MMC”) and served on the MMC Global Operating Committee. Prior to becoming a senior executive at MMC, Ms. Losquadro was a Managing Director and senior executive at Guy Carpenter responsible for brokerage of global reinsurance programs including all insurance lines and treaty and facultative and development and execution of Guy Carpenter’s account management program. From 1986 to 1992, Ms. Losquadro held senior leadership positions at AIG’s American Home Insurance Company and AIG Risk Management. From 1982 to 1986, she served as Manager of Special Accounts of Zurich Insurance Group.
Proxy Statement 26

Proposal No. 1-- Election of Directors
ROGER M. SINGER
Age: 75 Director Since: February 24, 2010 Independent Committees: • Audit (Chair) • Compensation • Nominating and Governance
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Corporate Governance
•	Finance and Accounting
•	Regulatory
•	International
•	Legal
•	Mergers & Acquisitions
Background:
Mr. Singer was elected as director of Everest Reinsurance (Bermuda), Ltd. (“Bermuda Re”) and International Re, both Bermuda subsidiaries of the Company, on January 17, 2012. Mr. Singer, currently retired, was the Senior Vice President, General Counsel and Secretary to OneBeacon Insurance Group LLC (formerly known as CGU Corporation) and its predecessors, CGU Corporation and Commercial Union Corporation, from August of 1989 through December 2005. He continued to serve as director and consultant to OneBeacon Insurance Group LLC and its twelve subsidiary insurance companies through 2006. Mr. Singer served with the Commonwealth of Massachusetts as the Commissioner of Insurance from July 1987 through July 1989 and as First Deputy Commissioner of Insurance from February 1985 through July 1987. He has also held various positions in state and federal government, including Assistant Secretary, Office of Consumer Affairs and Business Regulation, Commonwealth of Massachusetts, Assistant Attorney General, Office of the Massachusetts Attorney General and Staff Attorney, Federal Trade Commission.
Proxy Statement 27

Proposal No. 1-- Election of Directors
JOSEPH V. TARANTO, CHAIRMAN
Age: 73 Director Since: March 12, 1996 Non-Independent Committees: • Executive • Investment Policy
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Business Operations
•	Corporate Governance
•	Finance and Accounting
•	Mergers & Acquisitions
•	Investments
•	Regulatory
•	International
•	Risk Management
•	Marketing and Branding
Background:
Mr. Taranto is a director and Chairman of the Board of the Company, as well as a part-time, non-executive employee of the Company’s affiliate, Everest Global, as of January 1, 2020. He retired on December 31, 2013 as Chief Executive Officer of the Company and Chief Executive Officer and Chairman of the Board of Everest Holdings and Everest Re, in which capacity he had served since October 17, 1994. On February 24, 2000, he became Chairman of the Board and Chief Executive Officer of the Company upon the restructuring of Everest Holdings. Between 1986 and 1994, Mr. Taranto was a director and President of Transatlantic Holdings, Inc. and a director and President of Transatlantic Reinsurance Company and Putnam Reinsurance Company (both subsidiaries of Transatlantic Holdings, Inc.). Mr. Taranto was selected to serve on the Board because of his considerable experience as CEO of publicly traded international insurance and reinsurance companies, intimate knowledge of the Company’s operations and significant insight into the insurance and reinsurance markets.
Proxy Statement 28

Proposal No. 1-- Election of Directors
JOHN WEBER
Age: 77 Director Since: May 22, 2003 Independent Committees: • Audit • Compensation • Executive • Investment Policy • Nominating and Governance
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Business Operations
•	Finance and Accounting
•	Investments
•	International
•	Mergers & Acquisitions
•	Corporate Governance
•	Risk Management
Background:
Mr. Weber was elected as director of Bermuda Re and International Re, both Bermuda subsidiaries of the Company, on January 17, 2012. Since December 2002, he has been the Managing Partner of Copley Square Capital Management, LLC, a private partnership. From 1990 through 2002, Mr. Weber was affiliated with OneBeacon Insurance Group LLC and its predecessor companies. During that affiliation, he became the Managing Director and Chief Investment Officer of the OneBeacon insurance companies and the President and CEO of OneBeacon Asset Management, Inc. (formerly CGU Asset Management, Inc.) with overall responsibility for the North American investment activities of the CGU companies (now Aviva plc). From 1988 through 1990, Mr. Weber was the Chief Investment Officer for Provident Life & Accident Insurance Company and a director of Provident National, and from 1972 through 1988 was associated with Connecticut Mutual Life Insurance Company (“Connecticut Mutual”) and its affiliate, State House Capital Management Company (“State House”) (a pension and mutual fund pension advisor), eventually serving as Senior Vice President of Connecticut Mutual and President and CEO of State House.
Proxy Statement 29

Proposal No. 1-- Election of Directors
Information Concerning Executive Officers
The following information has been furnished by the Company’s Named Executive Officers who are not also director nominees. Executive officers are elected by the Board following each Annual General Meeting and serve at the pleasure of the Board.
MIKE KARMILOWICZ
Age: 53
Mr. Karmilowicz serves as Executive Vice President of the Company, and President and CEO of Everest Insurance® Division since 2021. He is also President of Everest Insurance® North America P&C since January 2020. Mr. Karmilowicz joined Everest Insurance® in July 2015 and served as Senior Vice President of Everest Insurance® and President of Everest Specialty Underwriters (ESU), which comprises the Executive Solutions Group (Financial Institutions, Public & Private D&O, & Cyber), Professional Liability, Alternative Solutions (Transactional Liability & Private Equity), Political Risk & Trade Credit and Surety segments. He also held management responsibility for EverSports & Entertainment Insurance®, Everest’s leading Sports, Entertainment and Leisure insurance organization. Mr. Karmilowicz has nearly 30 years of experience in the insurance industry, having worked in increasingly responsible management and underwriting positions at carriers including Zurich and The Hartford.
Proxy Statement 30

Proposal No. 1-- Election of Directors
MARK KOCIANCIC
Age: 52
Mr. Kociancic is the Executive Vice President and Chief Financial Officer of the Company. He is also a Director and Executive Vice President of Everest Denali Insurance Company (“Everest Denali”), Everest Indemnity Insurance Company (“Everest Indemnity”), Everest National Insurance Company (“Everest National”), Everest Premier Insurance Company (“Everest Premier”) and Everest Security Company (“Everest Security”). Mr. Kociancic also serves as a director of International Re, Mt. Logan, and Bermuda Re, and as a Director, Executive Vice President, Chief Financial Officer, and Treasurer of Everest Re. He joined the Company on October 12, 2020, from SCOR, where he most recently served as Group Chief Financial Officer since 2013. He had previously served in various senior executive roles with SCOR’s U.S. operations beginning in 2006, prior to being named Group Deputy Chief Financial Officer in 2012 and then Group Chief Financial Officer. He holds a CPA designation from the Canadian Institute of Chartered Accountants and a CFA designation from the Chartered Financial Analysts Institute.
Proxy Statement 31

Proposal No. 1-- Election of Directors

SANJOY MUKHERJEE
Age: 55
Mr. Mukherjee is the Executive Vice President, General Counsel and Secretary of the Company. Since 2006, he has served as Secretary, General Counsel and Chief Compliance Officer of the Company, Everest Global, Everest Holdings and Everest Re, also serving as a director of the latter two. From 2016 to 2020, he served as Managing Director and CEO of Bermuda Re, and still serves as a director. During 2016, he became a director of Everest Premier and Everest Denali. In 2015, he became a director, Chairman and CEO of Preferred Holdings and Bermuda Holdings, a director of Everest Service Company (UK), Ltd., Everest Corporate Member, Ltd. and International Assurance. During 2013, he became a director of Mt. Logan and SIG and Secretary and General Counsel of SIG Sports, Leisure and Entertainment Risk Purchasing Group LLC. From 2009 to 2015, he served as Secretary of Everest Reinsurance Company (Ireland), dac (“Ireland Re”) and Everest Underwriting Group (Ireland) Limited (“Ireland Underwriting”), where he continues to serve as director. Since 2005, he has served as General Counsel of Everest National and Mt. McKinley Managers, L.L.C., a director and Secretary of Everest National, Everest Indemnity and Everest Security, and as Secretary of Everest Canada until 2015. Since 2008, he has been Secretary and a director of Mt. Whitney. He became a Vice President of Mt. McKinley Insurance Co., (“Mt. McKinley”) in 2002, where he also served as a director from 2011, until Mt. McKinley’s sale in 2015. In 2017, he became a director of Everest Dublin Insurance Holdings Limited.
Prior to joining the Company in 2000 as Associate General Counsel, Mr. Mukherjee developed an array of functional experience in the insurance and reinsurance industries including legal, claims management, underwriting, contract wording, accounting and finance, regulatory compliance and risk management. From 1994 to 2000, he was engaged in the private practice of law as a commercial litigator and corporate attorney specializing in the insurance and reinsurance industries. Prior to receiving his law license, Mr. Mukherjee was a Senior Consultant with Andersen Consulting (n/k/a Accenture) specializing in the manufacturing and financial services industries and an auditor with the public accounting firm of Touche Ross. Mr. Mukherjee’s credentials include a B.S., J.D., MBA (Finance), and LL.M. (Tax).
Proxy Statement 32

Proposal No. 1-- Election of Directors
JIM WILLIAMSON
Age: 48
Mr. Williamson joined Everest in 2020 as the Group Executive Vice President and Chief Operating Officer. In May 2021, Mr. Williamson also took on additional responsibilities as Head of Reinsurance for Everest. He is also a Director of International Re, Bermuda Re and Everest Reinsurance Company, and also serves as Executive Vice President, COO and Head of Reinsurance Division for Everest Reinsurance Company. Prior to Everest, Mr. Williamson spent seven years with Chubb in various positions, including as Division President, North America Small Business from January 2016 until September 2020. Mr. Williamson also spent over eight years at The Hartford, where he began his insurance career as a casualty underwriter and later led the underwriting and service operation for the small business insurance franchise. Over the years, at The Hartford, Chubb, and now Everest, he has worked in all aspects of the P&C commercial and consumer lines industry both in the U.S. and internationally running large and successful businesses. He has also had functional responsibilities for actuarial, technology and claims organizations during his career Mr. Williamson holds an MBA from The Wharton School at the University of Pennsylvania, and a B.S. from Bryant College.
Proxy Statement 33

The Board of Directors and its Committees
THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors
	John J. Amore	Juan C. Andrade	William F. Galtney, Jr.	John A. Graf	Meryl Hartzband	Gerri Losquadro	Roger M. Singer	Joseph V. Taranto	John A. Weber
Skills & Experience
Executive Leadership	X	X	X	X	X	X	X	X	X
Insurance Industry Experience	X	X	X	X	X	X	X	X	X
Reinsurance Industry Experience	X	X	X	X	X	X	X	X	X
Claims	X	X	X			X
Risk Management	X	X	X	X	X	X		X	X
Regulatory		X		X			X	X
Finance/Capital Management and Accounting	X	X	X	X	X	X	X	X	X
Corporate Governance	X	X	X	X	X	X	X	X	X
Business Operations	X	X	X	X	X	X	X	X
International	X	X	X	X	X	X	X
Investments			X	X	X			X	X
Merger & Acquisition		X	X		X		X	X	X
Information Technology/Cyber Security						X
Legal							X
Marketing & Branding		X	X					X

*Further specific details concerning the Board’s race, ethnicity and gender make-up can be found within Everest’s 2021 Corporate Responsibility Report available on Everest’s website.
Proxy Statement 34

The Board of Directors and its Committees
The Company’s commitment to strong corporate governance helps us compete effectively, sustain our success over dynamic economic cycles and build long-term shareholder value.
Role of the Board
Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. The Board reviews the Company’s policies and business strategies and advises and counsels the CEO and the other executive officers who manage the Company’s businesses. In addition, as noted above, we solicit feedback from our shareholders and engage in discussions with various stakeholders on governance issues and improvements.
Board Committees and Their Roles
The Board conducts its business through its meetings and meetings of its committees. The Board currently maintains Audit, Nominating and Governance, Compensation, Executive, Investment Policy and Risk Committees. NYSE listing standards require that the Audit, Compensation Committee and Nominating and Corporate Governance Committees are each entirely composed of independent directors with written charters addressing such committee’s purpose and responsibilities and that the performance of such committees be evaluated annually.
•	Audit Committee
The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s internal audit function.
•	Nominating and Governance
The Nominating and Governance Committee is charged with annually determining the appropriate size of the Board, identifying individuals qualified to become new Board members consistent with the criteria adopted by the Board in the Corporate Governance Guidelines, recommending to the Board the director nominees for the next annual meeting of shareholders, annually evaluating and recommending to the Board any appropriate changes to the Corporate Governance Guidelines and overseeing the Company’s ESG initiatives and status. The Nominating and Governance Committee also reviews the Board’s governance standards to ensure that they continue to reflect the best practices insisted upon by our shareholders.
•	Compensation Committee
The Compensation Committee is primarily responsible for discharging the Board’s responsibilities relating to compensation of the Company’s officers at the level of Senior Vice President and above, as well as the Comptroller, Treasurer, Secretary, and the Chief Internal Audit Officer, reviewing the Compensation Discussion and Analysis with management and evaluating whether compensation arrangements create risks to the Company.
•	Executive Committee
The Executive Committee was created to engage in special projects at the behest of the full Board as well as serve as the Board’s representative delegee on emergent matters when a full convening of the Board is impractical.
•	Investment Policy Committee
The Investment Policy Committee oversees asset allocation and manager selection as well as the overall risk profile of the Company’s portfolio.

Proxy Statement 35

The Board of Directors and its Committees

•	Risk Committee
The Risk Committee was created to oversee the Company’s ERM practices and principles, including identifying, monitoring and overseeing the overall risk management functions of the Company as well as establishing the Company’s risk appetite and tolerance levels. The Risk Committee fosters robust discussion among executives and directors on complex underwriting opportunities, strategy, product development, loss mitigation and hedging strategies as well as emerging risks such as climate change.
The Board operates its committees in a collaborative fashion, with meetings of each committee being open to informational attendance by non-committee Board members and executives. This fosters rigorous discussion, cross-committee information sharing and risk identification, and allows for better informed oversight.
MEMBERSHIP ON BOARD COMMITTEES
Name	Audit	Compensation	Executive	Investment Policy	Nominating and Governance	Risk Committee	Independent
John J. Amore	X	Chair			X	X	X
Juan C. Andrade			X	X		X
William F. Galtney, Jr.	X	X	X		Chair	X	X
John A. Graf	X	X		X	X		X
Meryl Hartzband	X	X		X	X		X
Gerri Losquadro	X	X			X	Chair	X
Roger M. Singer	Chair	X			X		X
Joseph V. Taranto			X	X
John A. Weber	X	X	X	X	X		X
Meetings	4	4	0	4	4	4

Four formal meetings of the Board were held in 2021. Each applicable director attended 100% of the total number of meetings of the Board and meetings of all committees of the Board on which the director served either in person or through an alternate director appointment as permitted by the Bye-laws and the Bermuda Companies Act 1981. The directors are expected to attend the Annual General Meeting pursuant to the Company’s Corporate Governance Guidelines. All applicable directors attended the 2021 Annual General Meeting of Shareholders.
Director Independence
Our Board of Directors has established criteria for determining director “independence” as set forth in our Corporate Governance Guidelines. These criteria incorporate all of the requirements for director independence contained in the NYSE listing standards. No director shall be deemed to be “independent” unless the Board shall have affirmatively determined that no material relationship exists between such director and the Company other than the director’s service as a member of our Board or any Board committee. In addition, the following enhanced criteria apply to determine independence:
•	no director who is an employee, or whose immediate family member is an executive officer of the Company, is deemed independent until three years after the end of such employment relationship;
•	no director is independent who:
(i)	is a current partner or employee of a firm that is the Company’s internal or external auditor;
(ii)	has an immediate family member who is a current partner of such firm;
Proxy Statement 36

The Board of Directors and its Committees

(iii)	has an immediate family member who is a current employee of such firm and personally works on the Company’s audit; or
(iv)	was or had an immediate family member who was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time;
•
no director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is deemed independent until three years after the end of such service or the employment relationship;

•
no director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single year, exceeds $10,000 is deemed independent;

•	no director who has a personal services contract with the Company, or any member of the Company’s senior management, is independent;
•	no director who is affiliated with a not-for-profit entity that receives significant contributions from the Company is independent; and
•	no director who is employed by a public company at which an executive officer of the Company serves as a director is independent.
Enhanced Audit Committee Independence Requirements
The members of our Audit Committee must meet the following additional independence requirements:
•
no director who is a member of the Audit Committee shall be deemed independent if such director is affiliated with the Company or any of its subsidiaries in any capacity, other than in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee or as an independent subsidiary director; and

•
no director who is a member of the Audit Committee shall be deemed independent if such director receives, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees received in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee, or as an independent subsidiary director, and fixed amounts of compensation under a retirement plan, including deferred compensation, for prior service with the Company (provided such compensation is not contingent in any way on continued service).

Enhanced Compensation Committee Independence Requirements
The members of our Compensation Committee must meet the following additional independence requirements:
•	no director shall be considered independent who:
(i)
is currently an officer (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of the Company or a subsidiary of the Company, or otherwise employed by the Company or subsidiary of the Company;

(ii)
receives compensation, either directly or indirectly, from the Company or a subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; or

(iii)	possesses an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K.
Proxy Statement 37

The Board of Directors and its Committees

In assessing the independence of members of the Compensation Committee the Board will consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to such member’s ability to be independent from management in connection with his or her duties, including but not limited to (i) the source of his or her compensation, including any consulting, advisory, or other compensatory fee paid by the Company to such director, and (ii) whether such director is affiliated with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.
Independence Determination
Our Board has affirmatively determined that Mses. Losquadro and Hartzband and Messrs. Amore, Galtney, Graf, Singer and Weber each meet the criteria for independence for Board members set forth above. Moreover, all members of the Audit Committee and Compensation Committee meet the further requirements for independence set forth above with respect to those committees.
The Board considered whether these directors had any material relationships with the Company, its affiliates or the Company’s external auditor and concluded that none of them had a relationship that impaired his or her independence. The Board based its determination on personal discussions with the directors and a review of each director’s responses to an annual questionnaire regarding employment, compensation history, affiliations and family and other relationships. The questionnaire responses form the basis for reviewing a director’s financial transactions involving the Company that is disclosed by a director, regardless of the amount in question. This annual review is performed in compliance with the Company’s Bye-laws and the Bermuda Companies Act 1981 and the results are approved by resolution of the Board of Directors. Directors are also subject to the Company’s Ethics Guidelines which require full and timely disclosure to the Company of any situation that may result in a conflict or appearance of a conflict.
Additionally, in accordance with our Corporate Governance Guidelines and the disclosure requirement set forth in Bye-law 21(b) of the Company’s Bye-laws (which in turn requires compliance with the Bermuda Companies Act 1981), each director must disclose to the other directors any potential conflicts of interest he may have with respect to any matter under discussion. If a director is disqualified by the Chairman because of a conflict, he must refrain from voting on a matter in which he may have a material interest.
Proxy Statement 38

Board Structure and Risk Oversight
BOARD STRUCTURE AND RISK OVERSIGHT

Board Diversity
Our Board believes that it is essential that directors represent diverse perspectives, skills and experience. Diversity is important because having various perspectives contribute to more effective decision-making and risk management. The objective of the Nominating and Governance Committee is to recommend a slate of candidates that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment honed by diverse experiences and perspectives. When evaluating the qualifications, experiences and backgrounds of director candidates, the Board reviews and discusses many aspects of diversity such as gender, age, ethnicity, education, professional experience, personal accomplishment and differences in viewpoints and skills. Director recruitment efforts include these factors, and the Board strives to recruit candidates that enhance the Board’s diversity. Our Board’s Nominating & Governance Committee is especially committed to expanding its pool of director candidates to ensure inclusion of highly qualified women and persons of color.

Employee Ethnicity Diversity
70%
60%
50%
40%
30%
20%
10%
0%
16%
6%
27%
11%
40%
16%
40%
21%
44%
27%
67%
30%
34%
22%
Executive Management
Senior Leadership
Manager
Professional
Trainee
Administrative
Total Employees
Everest
(Re)Insurance Industry

* Everest statistics for both the ethnic diversity and gender diversity charts are based upon U.S. employees only. Industry data is latest available from McLagan (part of Aon plc).

Proxy Statement 39

Board Structure and Risk Oversight

Employee Gender Diversity
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
25%
28%
38%
40%
48%
52%
60%
54%
64%
58%
83%
81%
47%
57%
Executive Management
Senior Leadership
Manager
Professional
Trainee
Administrative
Total Employees
Everest
(Re)Insurance Industry

Leadership Structure
The Board reviews the Company’s leadership structure from time to time to ensure that it serves the best interests of the shareholders and positions the Company for future success. We believe that the Company is best served with a separate CEO, Chairman of the Board and Independent Lead Director so that three separate and distinct voices provide appropriate guidance and diverse points of views on governance and strategy while preserving and aligning shareholder interests. This leadership structure emphasizes a team approach to the appropriate balance of leadership, independent oversight and strong corporate governance.
The CEO is responsible for setting the strategic direction, culture and day-to-day leadership and performance of the Company, while remaining cognizant and fully up-to-date of the current dynamics of the market such as where risk factors lie and where growth opportunities and potential exist.
The Chairman of the Board, among other things, provides guidance and counsel to the CEO, consults with the CEO in setting the agenda for the Board meetings and presides over meetings of the full Board. Our current Chairman, with decades of leadership experience, industry expertise and gravitas and institutional knowledge regarding the Company, has successfully navigated multiple (re)insurance market cycles and remains connected to both the industry and the Company’s current operations.
The Independent Lead Director provides a forum for independent director deliberation and feedback and helps ensure that all Board members have the means to, and do, carry out their responsibilities in accordance with their fiduciary duties. The Independent Lead Director also coordinates the annual board performance evaluation and works with the Chairman in coordinating matters of priority among the independent directors and facilitating dialogue on substantive matters of governance involving the Board. The Independent Lead Director is selected annually by the independent directors, and serves as an independent leadership voice to ensure the Company’s alignment of interest with shareholders to deliver long-term best-in-class return and total value creation.
Proxy Statement 40

Board Structure and Risk Oversight
The Chairman and Independent Lead Director work together to ensure the Company is proceeding in the right direction while maintaining best practices in corporate governance. Further, our CEO, Chairman and Independent Lead Director work closely to discuss strategic initiatives for the Company. This tripartite leadership framework was put in place to make sure different points of view are given appropriate weight at Board meetings and that no single view-point is given disproportionate deference.
Given his vast executive leadership and operational experience and knowledge of the (re)insurance industry and market, as well as his value to our competitors, the Board believes it is in the best interests of the Company for Mr. Taranto to remain a non-executive part-time employee of the Company and continue to chair the Board of Directors. In addition to Mr. Taranto and Mr. Andrade, both of whom are non-independent, the Board is comprised of seven outside directors, all of whom are independent. William F. Galtney, Jr. served as the Independent Lead Director in 2021 and, in that capacity, complements the talents and contributions of Messrs, Andrade and Taranto and promotes confidence in our governance structure by providing an independent perspective to that of management.
Prior to each scheduled meeting of the Board of Directors, the directors who are not officers of the Company meet in executive session outside the presence of management to determine and discuss any items including those that should be brought to the attention of management.
In December 2021, the Board announced the extension of President and CEO Juan C. Andrade’s employment agreement through the end of 2023 with automatic annual extensions following his term. Mr. Andrade’s leadership, experience and dedication to Everest, particularly in response to the COVID-19 Pandemic, has been evident since he became CEO on January 1, 2020, and the Board is extremely confident that under Mr. Andrade’s leadership, Everest is well-positioned for continued success.
The Independent Lead Director: Role and Responsibilities
While Mr. Taranto serves as Chairman, Board leadership also comes from our Independent Lead Director, Mr. Galtney. The responsibilities of the Independent Lead Director include:
•	Coordinating executive sessions of the independent members of the Board without management present;
•	Authorization to call meetings of the independent directors;
•	Serving as a liaison between the Chairman and the independent directors and providing a forum for independent director feedback at executive sessions;
•	Communicating regularly with the CEO and the other directors on matters of Board governance;
•	Assisting in Board meeting agenda preparation in consultation with the Chairman;
•	Overseeing the annual Board review and evaluation process including individual director evaluations and facilitating discussion of the results;
•	Leading board discussions on oversight of Environmental, Social and Governance reporting;
•	Assuring that all Board members carry out their responsibilities as directors;
•	If requested and, when appropriate, consultation and direct communication with shareholders as the independent representative of the Board.
Board Role in Risk Oversight
Prudent risk management is embodied throughout our Company as part of our culture and is a key point of emphasis by our Board. Given the complex risk-based nature of our business, the Board divides its risk management responsibilities among financial and operational risks. Financial risk oversight is within the purview of the Audit Committee. In accordance with NYSE requirements, the Company’s Audit Committee Charter provides that the Audit Committee has the responsibility to discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control its risk profile, including the Company’s financial risk assessment and risk management guidelines. Upon the Audit Committee’s recommendation, the Board has adopted a formal Risk Appetite Statement that is reviewed annually and establishes upper boundaries on risk taking in certain areas of the Company including assets, investments, property and casualty business including natural catastrophe exposure and potential maximum loss.
Proxy Statement 41

Board Structure and Risk Oversight
In order to monitor the Company’s compliance with the Board’s Risk Appetite Statement with more granularity across the Company’s key operational areas of underwriting, exposure management, emerging risks and technology, the Board established a separate Risk Committee consisting solely of independent directors. In managing and implementing the Board’s Risk Appetite Statement, the Company developed an ERM process for managing the Company’s risk tolerance profile on a holistic basis. The objective of ERM is to provide an internal framework for assessing risk – both to manage downside threats, as well as identify upside opportunities – with the ultimate goal of enhancing shareholder value. Company-wide ERM is coordinated through a centralized ERM Unit responsible for implementing the risk management framework that identifies, assesses, monitors, controls and communicates the Company’s risk exposures. The ERM Unit is overseen by our Chief Risk Officer and is staffed and supported with seasoned and accredited actuarial, accounting and management staff.
In order to monitor compliance and liaise with the Board regarding the Company’s ERM activities, we established the Executive Risk and Underwriting Committee (“ERUC”) comprised of the CEO, the Chief Financial Officer, the Chief Operating Officer and Head of the Reinsurance Division, the President & CEO of the Insurance Division, the Chief Risk Officer, the General Counsel and other key officers of the Company. The ERUC, in conjunction with Board input, is responsible for establishing risk management principles, policies and risk tolerance levels. It provides centralized executive oversight in identifying, assessing, monitoring, controlling and communicating the Company’s enterprise-wide risk exposures and opportunities in accordance with pre-approved parameters and limits.
The ERUC meets quarterly to review in detail the Company’s risk positions compared to risk appetites, scenario-based stress testing, financial strength and risk accumulation. Quarterly, the Chief Risk Officer prepares a comprehensive report to the ERUC which includes the Group’s risk positions compared to risk appetites, considers scenario testing, assesses financial strength and provides an overview of ERM’s various other activities. The Chief Risk Officer, in conjunction with the input of the ERUC, also presents the above report, on a quarterly basis, to the Risk Committee with respect to our risk management procedures and our exposure status relative to the Board’s Risk Appetite Statement in our three key risk areas – asset risk, natural catastrophe exposure risk and long tailed reserve risk. These risk exposures are reviewed and managed on an aggregate and individual risk basis throughout our worldwide property and casualty insurance and reinsurance businesses and our investment portfolio.
The Risk Committee reviews ERM status with the Chief Risk Officer each quarter to assess not only operational and systemic level risks, but also the level of resources allocated to the ERM Unit. The Board also oversees identification and management of risk at the Board committee level. While each Board committee is responsible for evaluating the Company’s operational risks falling within its area, the Board is kept informed of the respective committee’s activities and actions through committee reports. Moreover, the limited size of our Board allows for each committee meeting to be attended by all Board members regardless of their respective formal committee appointments.
Cybersecurity
Our Board views cybersecurity risk as an enterprise-wide concern that involves people, processes and technology and accordingly treats it as a Board level matter. Cyber-based security threats embody a persistent and dynamic threat to our entire industry and are not limited to information technology. Our directors endeavor to educate themselves in this area through literature, seminars and other industry publications. Further, the Board is considering adding this specialized skillset when considering future candidates for Board membership. In recognition of the specialized nature of this risk, the Company appointed a Chief Information Security Officer (“CISO”) dedicated to assessing the Company’s data security risk, monitoring cyber threat intelligence and taking the steps necessary to implement pertinent safeguards and protocols to manage the risk. In addition, the ERUC annually reviews the Company’s cyber exposure across all lines of business, as well as reviews security safeguards of protected privacy data held by the Company. The ERUC works in conjunction with the Company’s CISO in assessing the Company’s vulnerabilities to cyber threats, including assessing the Company’s data security risk, monitoring cyber threat intelligence and taking the steps necessary to implement pertinent safeguards and protocols to manage the risk. In view of the specialized nature of this risk, continuous dialogue throughout the year is essential in assessing the operational risk to our business of third-party hacking, ransomware exposure and other security threats.
Proxy Statement 42

Board Structure and Risk Oversight
Climate Risk
Risk—identifying, modeling and managing it—is at the core of the insurance industry. Today, the science is clear: there is no greater long-term risk to our planet than that posed by climate change. We recognize that climate change and emerging ESG issues, among other factors, are only becoming increasingly and more urgently important for both Everest and the (re)insurance industry at large.
Climate change contributes to higher sea surface temperatures, rising sea levels and increasing trends in extreme weather events including floods, droughts, winter storms, wildfires and hurricane intensity. The growing expansion and concentration of humans and rising property values on coastlines and other ecologically sensitive areas means that extreme weather conditions can quickly turn into catastrophe events in terms of losses inflicted. As a risk transfer mechanism for our clients, we are committed to providing insurance and reinsurance protection that protects communities from climate change impacts and help them rebuild, developing effective loss mitigation strategies and supporting our communities in collaboration with governments to limit human impact on the global environment.
We have a responsibility to manage a risk environment made volatile by global climate change. We are exposed to climate-related risks on both sides of the balance sheet—as risk carriers, as well as institutional investors. Increased frequency and severity of extreme weather related events directly attributable to climate change impacts the volatility and magnitude of losses across geographies.
As an insurer and reinsurer of property and capital that may be impacted by climate and weather conditions, the Company quantifies and manages such risk by utilizing the latest meteorological and parametric risk models, updated to take into account the human impact on climate change, to evaluate and assess deviations in historic climate patterns as a predictive factor for catastrophe risk and its related impact on both pricing and accumulation as an aid to underwriting and product development. Such potential maximum loss and accumulation exposure analyses are assessed quarterly by the ERUC and then presented to the Board’s Risk Committee as part of its oversight of the ERM process.
Our risk management strategies seek to minimize the impact of severe climate and weather events on our capital by, among other things, maintaining a diversified business portfolio – spread by line and geography – and by employing a tactical approach to managing risk, including, but not limited to, utilization of third-party capital to leverage opportunity and issuance of catastrophe bonds. Furthermore, we encourage and work with our insureds to consider the impact of climate risk on their operations and property in conjunction with underwriting, engineering and loss mitigation services we provide. Policyholders that demonstrate sound environmental practices and adopt loss mitigating measures to protect their facilities and operations receive insurance premium credits as an economic incentive to reduce their exposure to risk of loss associated with climate change.
As an investor, the Company assesses the impact of climate risks on our global investment portfolio and identifies investment opportunities in the green sector in anticipation of the shift to a low-carbon global economy. The Company’s investment portfolio is also highly diversified by risk, industry, location, type and duration of security to further mitigate the impact of climate change. Moreover, as a signatory to the PRI, we review and update our investment guidelines annually to reflect these principles. We employ a principles-based investment strategy designed to diversify our global portfolio by identifying emerging opportunities across various sectors that contribute long-term value to society and the environment, while acting in compliance with certain regulatory restrictions on the composition of our investment portfolio. Such a strategy does not eliminate or seek to withdraw from specific industries at the outset. Rather, our investment strategy assumes a proactive and measured approach in transitioning our portfolio from declining heavy carbon-emitting industries to eco-friendly and value generating opportunities including renewable energy, government sponsored green bonds and public works projects. We also endeavor to invest in companies that employ a strategy for expanding the use of renewable and sustainable materials in their production processes and ensure recognition and support of human rights in their supply chains.
Finally, in addition to seeking ways to further our underwriting support of the zero-carbon energy transition, we undertook an analysis of the Company’s exposures to fossil fuels within our underwriting portfolios. In 2021, insurance premium from companies that generate 25% or more of their revenue from coal represented less than .09% of Everest’s overall 2021 gross written premium. Our exposure to such coal related companies represented an approximate 17% decrease from the previous year. Further, insurance premium from companies that generate 25% or more of their revenue from oil or natural gas represented less than 0.75% of our overall 2021 gross written premium. Finally, in 2021 only approximately 0.78% of facultative reinsurance premium related to coal mining operations.
Proxy Statement 43

Board Committees
BOARD COMMITTEES

Audit Committee
The principal purposes of the Company’s Audit Committee, as set forth in its Charter, are to oversee the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements, to oversee the independent registered public accounting firm, to evaluate the independent registered public accounting firm’s qualifications and independence and to oversee the performance of the Company’s internal audit function. The Company’s Chief Internal Audit Officer reports directly to the Chairman of the Audit Committee. The Audit Committee meets with the Company’s management, Chief Internal Audit Officer, and the independent registered public accounting firm, both separately and together, to review the Company’s internal control over financial reporting and financial statements, audit findings and significant accounting and reporting issues. The Audit Committee Charter is reviewed annually and revised as necessary to comply with all applicable laws, rules and regulations. The Charter is available on the Company’s website at http://www.everestre.com.
No member of the Audit Committee may serve on the Audit Committee of more than two other public companies unless the Board has determined that such service will not affect such member’s ability to serve on the Company’s Audit Committee.
Based upon their significant financial experience gained in various leadership and operational roles regarding financial assessment and reporting, the Board has determined that all members of the Audit Committee are financially literate and qualify as “audit committee financial experts” as defined by SEC rules and have accounting or related financial management expertise as required by NYSE listing standards.
Audit Committee Report
The Audit Committee has reviewed and discussed with management, which has primary responsibility for the financial statements, and with PricewaterhouseCoopers LLP, the Company’s independent auditors, the audited financial statements for the year ended December 31, 2021 (the “Audited Financial Statements”). In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees.” The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with that firm its independence. The Audit Committee also has discussed with Company management and PricewaterhouseCoopers LLP such other matters and received such assurances from them as the Committee deemed appropriate. Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Board the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
The Audit Committee devoted substantial time in 2021 to discussing with the Company’s independent auditors and internal auditors the status and operating effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s oversight involved several meetings, both with management and with the independent auditors outside the presence of management, to monitor the preparation of management’s report on the effectiveness of the Company’s internal controls. The meetings reviewed in detail the standards that were established, the content of management’s assessment and the auditors’ testing and evaluation of the design and operational effectiveness of the internal controls. As reported in the Company’s Annual Report on Form 10-K filed February 28, 2022, the independent auditors concluded that, as of December 31, 2021, the Company maintained, in all material respects, effective internal control over financial reporting based upon the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).
Proxy Statement 44

Board Committees
Under its Charter and the “Audit and Non-Audit Services Pre-Approval Policy” (the “Policy”), the Audit Committee is required to pre-approve the audit and non-audit services to be performed by the independent auditors. The Policy mandates specific approval by the Audit Committee for any service that has not received a general pre-approval or that exceeds pre-approved cost levels or budgeted amounts. For both specific and general pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditors are best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of audit, audit-related and tax fees and a total amount of fees for certain permissible non-audit services classified below as “All Other Fees”. All such factors are considered as a whole, and no one factor is determinative. The Audit Committee further considered whether the performance by PricewaterhouseCoopers LLP of the non-audit related services disclosed below is compatible with maintaining their independence. The Audit Committee approved all of the audit-related fees, tax fees and all other fees for 2021 and 2020.
The fees billed to the Company by PricewaterhouseCoopers LLP and its worldwide affiliates related to 2021 and 2020 are as follows:
	2021	2020
Audit Fees(1)	$6,173,801	$6,293,428
Audit-Related Fees(2)	591,138	366,887
Tax Fees(3)	614,200	691,000
All Other Fees(4)	37,200	25,000

(1)
Audit fees include the annual audit and quarterly financial statement reviews, internal control audit (as required by the Sarbanes Oxley Act of 2002), subsidiary audits and procedures required to be performed by the independent auditors to be able to form an opinion on the Company’s consolidated financial statements. Audit fees also include statutory audits or financial audits of subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

(2)
Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements.

(3)	Tax fees include tax compliance, tax planning and tax advice and may be granted general pre-approval by the Audit Committee.
(4)	All other fees are for accounting and research subscriptions.
Roger M. Singer, Chairman
John J. Amore
William F. Galtney, Jr.
John A. Graf
Meryl Hartzband
Gerri Losquadro
John A. Weber

Proxy Statement 45

Board Committees
Compensation Committee
The Compensation Committee exercises authority with respect to all compensation and benefits afforded all officers at the Senior Vice President level and above, the Named Executive Officers and the Company’s Chief Financial Officer, Comptroller, Treasurer, Chief Internal Audit Officer, Chief Risk Officer and Secretary. The Compensation Committee also has oversight responsibilities for all of the Company’s compensation and benefit programs, including administration of the Company’s 2020 Stock Incentive Plan, which was approved by shareholders at the 2020 Annual General Meeting (the “2020 Stock Incentive Plan”) and the Executive Performance Annual Incentive Plan. The Compensation Committee adopted a Charter which is available on the Company’s website at http://www.everestre.com. The Compensation Committee Charter, which is reviewed annually and revised as necessary to comply with all applicable laws, rules and regulations, provides that the Compensation Committee may form and delegate authority to subcommittees or to committees of the Company’s subsidiaries when appropriate. This delegation authority was not exercised by the Compensation Committee during 2021. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in this Proxy Statement under the heading “Compensation Discussion and Analysis”.
Compensation Committee Report
Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
John J. Amore, Chairman
William F. Galtney, Jr.
John A. Graf
Meryl Hartzband
Gerri Losquadro
Roger M. Singer
John A. Weber

Proxy Statement 46

Board Committees
Nominating and Governance Committee
The Nominating and Governance Committee is vested with the authority and responsibility to identify and recommend qualified individuals to be nominated as directors of the Company and to develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company. Further, the Committee Chairman facilitates discussion of Board governance best practices in conjunction with management. The Charter is available on the Company’s website at http://www.everestre.com.
Shareholder Nominations for Director
The Nominating and Governance Committee will consider a shareholder’s nominee for director who is proposed in accordance with the procedures set forth in Bye-law 12 of the Company’s Bye-laws, which is available on the Company’s website or by mail from the Corporate Secretary’s office. In accordance with this Bye-law, written notice of a shareholder’s intent to make such a nomination at the 2023 Annual General Meeting of Shareholders must be received by the Secretary of the Company at the address listed below under Shareholder and Interested Party Communications with Directors, between November 10, 2022 and December 10, 2022. Such notice shall set forth the name and address, as it appears on the Register of Members, of the shareholder who intends to make the nomination; a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination; the class and number of shares of the Company which are held by the shareholder; the name and address of each individual to be nominated; a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder; such other information regarding any such nominee required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934; and the consent of any such nominee to serve as a director, if so elected.
As with any candidate for director, the Nominating and Governance Committee will consider a shareholder candidate nominated in accordance with the procedures of Bye-law 12 based solely on his/her character, judgment, education, training, business experience and expertise. In addition to complying with independence standards of the NYSE, the SEC and the Company, candidates for director must possess the highest levels of personal and professional ethics, integrity and values and be willing to devote sufficient time to perform their Board and Committee duties. It is in the Company’s best interests that the Board be comprised of individuals whose skills, experience, diversity and expertise complement those of the other Board members. The objective is to have a Board which, taken as a whole, is knowledgeable in the areas of insurance/reinsurance markets and operations, accounting (using generally accepted accounting practices and/or statutory accounting practices for insurance companies), financial management and investment, legal/regulatory and any other areas which the Board and Committee deem appropriate in light of the continuing operations of the Company and its subsidiaries. Financial services-related experience, other relevant prior service, a familiarity with national and international issues affecting the Company’s operations and a diversity of background and experience are also among the relevant criteria to be considered. Following interviews, meetings and such inquiries and investigations determined to be appropriate under the circumstances, the Committee makes its director recommendations to the Board. The foregoing criteria are as specified in the Company’s Corporate Governance Guidelines. As a part of the annual self-evaluation process, the Nominating and Governance Committee assesses its adherence to the Corporate Governance Guidelines.
Board Evaluation
The Board conducts an annual performance evaluation under the oversight of the Nominating and Governance Committee Chair. The evaluation process entails the use of an outside law firm to conduct individual director interviews covering a wide array of topics that include, among other things, leadership, individual director assessment, training and Board effectiveness to assist in candid discussions that identify and promote areas for improvement as well as successes. Upon completion of the individual director interviews, the third-party firm summarizes the directors’ assessments and individual reviews into a report that is provided to the chair of the Nominating & Governance Committee for discussion with the Board at the February meeting. The Board identifies successes and areas for improvement and establishes goals for the upcoming fiscal year.
Proxy Statement 47

Board Committees
Commitment to Environment, Social and Governance (“ESG”)
Our Company and Board believe that creation of long-term value for our shareholders implicitly requires the enactment and execution of business practices and strategies that, while delivering competitive returns, also help to advance environmental and societal issues. The Company understands it has a responsibility not only to provide solutions that help our clients manage their environmental and climate change risks, but also to monitor and control our own ecological impact. Additionally, the Board is considering adding expertise in the environmental and climate risk space when considering future candidates for Board membership. As a demonstration of our commitment to responsible investment practices, the Company is a signatory to the PRI and PSI. Independent of the nature of our business, the Company prides itself on having an environmental and social conscience, and encourages all of our executives and employees to take an active role in this mission. The Board previously formally memorialized the oversight of the Company’s ESG practices within the Nominating and Governance Committee charter, and the Company published in 2020 its first Corporate Responsibility Report in accordance with Global Reporting Initiative standards as well as a supplemental report under Sustainability Account Standards Board guidelines which are both available on the Company’s corporate website. In addition to these frameworks, our 2021 report also aligns with the recommendations of the TCFD for the first time.
William F. Galtney, Jr., Chairman
John J. Amore
John A. Graf
Meryl Hartzband
Gerri Losquadro
Roger M. Singer
John A. Weber

Proxy Statement 48

Board Committees
Risk Committee
Everest’s Risk Committee is the heart of the Board’s risk management function. Given the nature of insurance as a risk-bearing endeavor, the Risk Committee serves a critical role in protecting the Company’s capital and ensuring management alignment with our shareholders. The Risk Committee focuses the Board’s attention on the Company’s most critical operational and systemic risk management capabilities. It is responsible for the general oversight of Everest’s ERM practices, including identifying, monitoring and overseeing the overall risk management functions of the Company as well as establishing the Company’s risk appetite and tolerance levels. Specific areas that fall within the purview of this Committee’s risk review include but are not limited to complex underwriting opportunities, reserving, capital allocation, expansion opportunities, product development, actuarial pricing and analytics, underwriting margin improvement opportunities, de-risking, loss mitigation and hedging strategies involving third-party capital and the Company’s subsidiary Mt. Logan Re, deep dives into various product lines and whether to expand or discontinue such lines, as well as timely areas of concern that may arise from time to time during any given quarter or year such as the impacts of COVID-19 or the impacts of inflation on claims or invested assets and appropriate risk-management actions to take in response.
Ultimately, the Risk Committee serves as an invaluable resource for timely input and robust dialogue between independent directors of the Company, with extensive risk management expertise and experience and Company executives. It also provides yet another lens of protection against undue or inappropriate risk taking that may not be aligned with the long-term interests of the Company. Further, it fosters an integrated, enterprise-wide approach to identifying and managing risk and provides an impetus toward improving the quality of risk reporting and monitoring, both for management and the Board. On no less than a quarterly basis, this Committee regularly meets and receives extensive updates and detailed reports from such officers of the Company as the Group Chief Operating Officer and Head of Reinsurance, the President and CEO of the Insurance Division, the Chief Underwriting Officers of both the Insurance and Reinsurance Divisions, and the Company’s Group Chief Risk Officer and Chief Actuary.
Gerri Losquadro, Chairwoman
Juan C. Andrade
John J. Amore
William F. Galtney, Jr.

Proxy Statement 49

Board Committees
Code of Ethics for CEO and Senior Financial Officers
The Company’s Code of Conduct includes its “Ethics Guidelines” that are intended to guide all of the Company’s decisions and behavior by holding all directors, officers and employees to the highest standards of integrity. In addition to being bound by the Ethics Guidelines provisions relating to ethical conduct, conflict of interest and compliance with the law, the Company has adopted a code of ethics that applies to the Chief Executive Officer, Chief Financial Officer and Senior Financial Officers in compliance with specific regulations promulgated by the SEC. The text of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers is posted on the Corporate Governance page on the Company’s website at http://www.everestre.com. This document is also available in print to any shareholder who requests a copy from the Corporate Secretary at the address below. In the event the Company makes any amendment to or grants any waiver from the provisions of its Code of Ethics, the Company intends to disclose such amendment or waiver on its website within five business days.
Shareholder and Interested Party Communications with Directors
We reach out annually for feedback from our shareholders on concerns, suggestions for improvement, and to identify emerging best practices in governance and shareholder values. However, shareholders and interested parties are encouraged to communicate directly with the Board of Directors or with individual directors. All communications should be directed to the Company’s Secretary at the following address and in the following manner.
Everest Re Group, Ltd. Corporate Secretary
c/o Everest Global Services, Inc.
Warren Corporate Center
100 Everest Way
Warren, NJ 07059
Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for the Non-Management Directors or for any individual director. Each communication addressed to an individual director and received by the Company’s Secretary from shareholders or interested parties, which is related to the operation of the Company and is not solely commercial in nature, will promptly be forwarded to the specified party. Communications addressed to the “Board of Directors” or to the “Non-Management Directors” will be forwarded to the Chairman of the Nominating and Governance Committee.
Proxy Statement 50

Common Share Ownership by Directors and Executive Officers
COMMON SHARE OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of Common Shares as of March 11, 2022 by the directors of the Company, the executive officers listed in the Summary Compensation Table currently employed by the Company and by all directors and executive officers of the Company as a group. Information in this table was furnished to the Company by the respective directors and Named Executive Officers. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting power and sole dispositive power with respect to the shares shown in the table as owned by that person.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(14)
John J. Amore	21,446	(1)	*
William F. Galtney, Jr.	65,818	(2)	*
John A. Graf	14,206	(3)	*
Meryl Hartzband	7,320	(4)	*
Gerri Losquadro	12,103	(5)	*
Roger M. Singer	17,068	(6)	*
Joseph V. Taranto	311,188	(7)	*
John A. Weber	16,231	(8)	*
Juan C. Andrade	50,664	(9)	*
Mike Karmilowicz	8,637	(10)	*
Mark Kociancic	26,466	(11)	*
Sanjoy Mukherjee	43,493	(12)	*
Jim Williamson	10,456	(13)	*
All directors, nominees and executive officers as a group (13 persons)	605,096		1.4

*	Less than 1%
(1)
Includes 454 shares issuable upon the exercise of share options within 60 days of March 11, 2022. Also includes 2,410 restricted shares issued to Mr. Amore under the Company’s 2003 Non-Employee Director Equity Compensation Plan (“2003 Directors Plan”) which may not be sold or transferred until the vesting requirements are satisfied.

(2)
Includes 37,606 shares owned by various family related investments in which Mr. Galtney maintains a beneficial ownership and for which he serves as the General Partner. Also includes 2,410 restricted shares issued to Mr. Galtney under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.

(3)	Includes 2,410 restricted shares issued to Mr. Graf under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.
(4)	Includes 2,677 restricted shares issued to Ms. Hartzband under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(5)	Includes 2,410 restricted shares issued to Ms. Losquadro under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(6)	Includes 2,410 restricted shares issued to Mr. Singer under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.
(7)
Includes 19,330 shares owned by various family related trusts and investments in which Mr. Taranto maintains a beneficial ownership. Also, includes 391 restricted shares issued to Mr. Taranto under the Company’s 2010 Stock Incentive Plan and 2,019 restricted shares issued to Mr. Taranto under the Company’s 2020 Stock Incentive Plan which may not be sold or transferred until the vesting requirements are satisfied.

(8)
Includes 6,096 shares owned through family investments in which Mr. Weber maintains a beneficial ownership. Also, includes 2,410 restricted shares issued to Mr. Weber under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.

(9)
Includes 27,090 restricted shares issued to Mr. Andrade under the Company’s 2010 Stock Incentive Plan and 13,658 shares issued to Mr. Andrade under the Company’s 2020 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.

Proxy Statement 51

Common Share Ownership by Directors and Executive Officers

(10)
Includes 1,965 restricted shares issued to Mr. Karmilowicz under the company’s 2010 stock incentive plan and 4,889 restricted shares issued under the Company’s 2020 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.

(11)	Includes 23,595 restricted shares issued to Mr. Kociancic under the Company’s 2020 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(12)
Includes 3,954 restricted shares issued to Mr. Mukherjee under the Company’s 2010 Stock Incentive Plan and 3,972 shares issued to Mr. Mukherjee under the Company’s 2020 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.

(13)	Includes 9,517 restricted shares issued to Mr. Williamson under the Company’s 2020 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(14)	Based on 44,285,719 total Common Shares outstanding and entitled to vote as of March 11, 2022.
Proxy Statement 52

Principal Beneficial Owners of Common Shares
PRINCIPAL BENEFICIAL OWNERS OF COMMON SHARES

To the best of the Company’s knowledge, the only beneficial owners of 5% or more of the outstanding Common Shares as of December 31, 2021 are set forth below. This table is based on information provided in Schedule 13G Information Statements filed with the SEC by the parties listed in the table.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Everest Preferred International Holdings, Ltd.	9,719,971	(1)	19.8%
Seon Place, 141 Front Street, 4th Floor
Hamilton HM 19, Bermuda
The Vanguard Group	4,391,743	(2)	9.0%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
BlackRock, Inc.	2,792,385	(3)	5.7%
55 East 52nd Street
New York, New York 10022

(1)
Everest Preferred International Holdings (“EPIH”) a direct wholly-owned subsidiary of the company had sole power to vote and direct the disposition of 9,719,971 Common Shares as of December 31, 2021. According to the Company’s Bye-laws, the total voting power of any Shareholder owning more than 9.9% of the Common Shares will be reduced to 9.9% of the total voting power of the Common Shares.

(2)	The Vanguard Group reports in its Schedule 13G that it has sole dispositive power with respect to 4,226,952 Common Shares and shared dispositive power with respect to 164,791 Common Shares.
(3)	BlackRock, Inc. reports in its Schedule 13G that it has sole power to vote or direct the vote of 2,477,945 Common Shares and sole dispositive power with respect to 2,792,385 Common Shares.

Proxy Statement 53

Directors' Compensation
DIRECTORS’ COMPENSATION

Each member of the Board who is not otherwise affiliated with the Company as an employee and/or officer (“Non-Employee Director” or “Non-Management Director”) was compensated in 2021 for services as a director and was also reimbursed for out-of-pocket expenses associated with each meeting attended. Each Non-Employee Director is compensated in the form of an annual retainer and a discretionary equity grant.
The Board reviews director compensation annually. In reviewing compensation, the Board considered several factors, including the need to recruit and retain quality director candidates with expertise relevant to the Company’s objectives and attuned to the increased regulatory and shareholder focus on Board governance and oversight. The Board also considered the amount of time spent by directors in attending all scheduled Board and committee meetings, preparing for meetings, communicating with management throughout the year and attending various educational seminars. Our directors do not receive any additional compensation for service as a committee chair, attending regular Board and committee meetings or special meetings of individual committees or the Board.
Each Non-Employee Director or Alternate attended the four scheduled meetings of the Board in 2021, as well as an annual informational meeting in February to review and discuss corporate governance matters and long-term strategic plans for the Company. Moreover, because we believe that a smaller board allows for greater exchange of ideas and more focused and efficient interaction with management, each Non-Employee Director frequently participates in every meeting of the Audit, Nominating and Governance, Compensation, Risk and Investment Policy Committees, irrespective of whether the director is a formal appointee to such committee or an invitee of the committee. Our directors believe they are at their most effective when working as a collective unit in sharing ideas, offering opinions and engaging in spirited debate at all committee and Board meetings. Finally, various Non-Employee Directors attend and report back to the Board on educational seminars relating to changes in accounting rules and FASB pronouncements, tax regulations, ERM, governance best practices, information technology and cyber security.
During our annual outreach in past years, several shareholders indicated that our director compensation program was not in line with that of our peer group, primarily as a consequence of the heightened performance of the Company’s share price as a result of our exceptional long-term performance. While the Board’s oversight directly contributed to achieving the long-term value creation for shareholders, the Board took notice of our shareholders’ observations and took action to bring its director compensation in line with our peers. Accordingly, as promised in our 2021 proxy, the Board refined its director compensation structure and implemented a limit on Non-Employee Director compensation to $450,000, comprised of a fixed cash retainer and restricted share awards.
Each Non-Employee Director received a standard retainer of $125,000 in 2021 payable in the form of cash or Common Shares at his or her election and an equity award equal in value to $325,000, for a total compensation value of $450,000. Giving Non-Employee Directors an opportunity to receive their standard retainer in the form of Common Shares is intended to further align their interests with those of the Company’s shareholders. The value of Common Shares issued is calculated based on the average of the highest and lowest sale prices of the Common Shares on each installment date or, if no sale is reported for that day, the preceding day for which there is a reported sale. We believe that these revisions to the director compensation structure will bring total compensation per independent director more in line with our peers while recognizing the contribution of our Board in building long-term shareholder value while preserving the Board’s alignment of interest with our shareholders.
As a non-independent Chairman of the Board, Mr. Taranto provides enhanced duties more akin to an employee. Such duties include consulting with the CEO to approve share buybacks; working with the CEO and the Corporate Secretary in scheduling, preparing agendas and ensuring information flow for Board meetings; recruitment and orientation of new directors; developing and maintaining business relationships beneficial to the Company at industry conferences and events; and providing support, advice and counsel on any special or extraordinary projects at the request of the Board.
Given Mr. Taranto’s enhanced duties including his availability to collaborate and work with the Company’s CEO that go beyond his role as Chairman of the Board, effective January 1, 2020, Mr. Taranto entered into a non-executive, part-time employment relationship with the Company’s affiliate, Everest Global, for a term of one year. Mr. Taranto’s employment with Everest Global was renewed on January 1, 2021 for a two-year term, pursuant to which Mr. Taranto received an annual base salary of $450,000 in 2021. As an employee, Mr. Taranto is also eligible to
Proxy Statement 54

Directors' Compensation
receive an annual equity award at the discretion of the Board not to exceed the value of any equity award granted to the non-executive members of the Board.
The table below summarizes the compensation paid by the Company to Directors for the fiscal year ended December 31, 2021.3
2021 DIRECTOR COMPENSATION TABLE
					Change in
					Pension Value
					and Nonqualified
	Fees			Non-Equity	Deferred
	Earned or	Share	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash(1)	Awards(2)	Awards(3)	Compensation	Earnings	Compensation(4)	Total
John J. Amore	125,000	325,601	—	—	—	16,207	466,808
William F. Galtney, Jr.	125,000	325,601	—	—	—	16,207	466,808
John A. Graf	125,000	325,601	—	—	—	16,207	466,808
Meryl Hartzband	125,000	325,601	—	—	—	15,176	465,777
Gerri Losquadro	125,000	325,601	—	—	—	16,207	466,808
Roger M. Singer	125,000	325,601	—	—	—	26,207	476,808
Joseph V. Taranto(5)	425,000	325,601	—	—	—	16,207	766,808
John A. Weber	125,000	325,601	—	—	—	26,207	476,808

(1)
During 2021, all of the directors elected to receive their compensation in cash except for Ms. Hartzband who received 506 shares in compensation for her services during the 1st, 2nd, 3rd and 4th quarter of 2021.

(2)
The amount shown is the aggregate grant date fair value of the 2021 grant computed in accordance with Financial Accounting Standards Board Statement Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) calculated by multiplying the number of shares by the fair market value (the average of the high and low of the Company’s stock price on the NYSE on the date of grant) (“FMV”). Each of the Non-Employee Directors was awarded 1,332 restricted shares on February 24, 2021 at FMV of $244.4450. The aggregate number of restricted stock outstanding at year-end 2021 was 2,614 for all such directors, except for Meryl Hartzband who had 2,381 shares of restricted stock outstanding.

(3)	As of December 31, 2021, Mr. Amore has outstanding options to purchase 454 shares all of which are exercisable. This grant was awarded upon his appointment to the Board on September 19, 2012.
(4)	Dividends paid on each director’s restricted shares. For Messrs. Singer and Weber, also includes $10,000 in director fees for meetings attended as directors of both Bermuda Re and International Re.
(5)	Mr. Taranto’s compensation reflects his salary and share awards received as a non-executive employee of Everest Global.

3 This 2021 Director Compensation Table excludes the compensation of Juan C. Andrade. The compensation of Mr. Andrade, a director and also President and CEO of the Company, is set forth in the 2021 Summary Compensation Table. The 2021 Director Compensation Table does include the compensation of Joseph V. Taranto, who is a non-executive employee of the Company.

Proxy Statement 55

Compensation Discussion and Analysis
COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
The Company’s executive compensation program is intended to align the interests of our executive officers with those of our shareholders. We stress merit-based performance awards and structure overall compensation to provide appropriate incentives to executives to optimize net earnings and to increase book value per share. For 2021, Named Executive Officers received annual awards based largely on such value-based financial performance metrics as growth in book value per share and return on equity.
Our executive compensation program is designed and endorsed by the Compensation Committee. In designing the Company’s executive compensation program, the Compensation Committee endeavors to reflect the core objectives of (i) attracting and retaining a talented team of executives who will provide creative leadership and ensure success for the Company in a dynamic and competitive marketplace; (ii) supporting the execution of the Company’s business strategy and the achievement of long-term financial objectives; (iii) creating long-term shareholder value; and (iv) rewarding executives for achieving financial performance surpassing that of our competitors over time.
We believe our compensation structure appropriately addresses the performance of our executive leadership team in the face of significant global catastrophe activity for a fifth consecutive year. The industry saw an estimated $120 billion of insured catastrophe losses in 2021, one of the highest catastrophe loss years on record, as a result of events including winter storm Uri, which caused severe power disruptions in Texas, floods in Europe and Hurricane Ida, which made landfall in Louisiana and caused catastrophic flooding in the Northeastern United States.
We provide our clients protection against risk and, accordingly, we expect intermittent volatility in our financial results. Our executive compensation structure is designed to align management’s interest with our shareholders by incentivizing long-term value creation rather than short-term gains through strategies designed to normalize catastrophe volatility over the long-term. In that regard, as stewards of our shareholders’ capital, our portfolio management strategies seek to minimize the impact of severe events on our capital. Among other things, this is accomplished by maintaining a diversified business portfolio – spread by line and geography – and by employing a tactical approach to managing risk, including, but not limited to, de-risking our property exposures to reduce volatility during times of inadequate pricing, utilizing third party capital to leverage opportunity and issuance of catastrophe bonds. This is an important distinction as Everest not only outperforms during periods of benign catastrophe loss activity, but also performs well during periods of significant catastrophe activity. Thus, despite a fifth consecutive year of significant catastrophe activity, the Company was still able to achieve positive earnings:
•	Gross written premiums grew to $13 billion from $10.5 billion in 2020.
•	The Company earned $1,154 million in after-tax operating income[4] representing a 12.2% after tax operating return on equity (“ROE”)[5].
•	The Company returned $472 million in capital to shareholders during 2021 as follows:
➢	We paid quarterly dividends totaling $247 million in 2021.
➢	We returned $225 million to shareholders through share repurchases.

4 The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance. After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses), after-tax net foreign exchange income (expense), and the tax charge related to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA). As reflected in this definition, starting in first quarter 2018, the Company adjusted operating income to exclude foreign exchange gains and losses as it believes the impact of foreign currency movements on income is not indicative of the performance of the underlying business in a particular period.
5 Further explanation and a reconciliation of net income (loss) to after-tax operating income (loss) can be found at the back of the 10-K insert.

Proxy Statement 56

Compensation Discussion and Analysis
Since going public in 1995, the Company has achieved compound annual growth in dividend-adjusted book value per share of 11%.
Source: Bloomberg as of 12/31/2021
*Including Stock Appreciation & Dividends
Proxy Statement 57

Compensation Discussion and Analysis

We have always emphasized prudent risk management and technical underwriting as the key tenets for building and sustaining long term value for our shareholders. In fact, over the last five years, Everest has distinguished itself with compound annual growth in dividend-adjusted book value per share of 7.9% while generating an average operating return on equity of 6.7% and total shareholder return of 8.28%.

Total Shareholder Return - 5yr
$6,000,000.00
$5,000,000.00
$4,000,000.00
$3,000,000.00
$2,000,000.00
$1,000,000.00
$-
Compensation ($)
20
15
10
5
0
-5
-10
-15
-20
TSR (%)
2017
2018
2019
2020
2021
Year
Average NEO Comp Excluding CEO
TSR

These results reinforce a strategic vision developed by experience, ingenuity and humility. While we are always mindful of the human and economic tolls associated with all forms of natural catastrophe losses, we are in the business of offering protection against volatility for our clients and customers while endeavoring to create long-term value for our shareholders even during periods of extreme catastrophe activity. The fact that we have achieved consistent book value per share growth over time showcases our ability to manage over cycles through successful underwriting and risk management strategies grounded in an innovative culture that values sustainable performance and capital preservation. This unwavering commitment to long-term value creation for our shareholders is precisely the intent behind our compensation philosophy.
Proxy Statement 58

Compensation Practices
COMPENSATION PRACTICES

Compensation Practices and 2021 Say-On-Pay Vote
Say on Pay

Everest received 92.99% approval for the Say on Pay advisory vote at its 2021 Annual General Meeting. Accordingly, the Committee did not make any significant changes to the structure of the Company’s compensation program.

A primary focus of our Compensation Committee is ensuring that the Company’s executive compensation program serves the best interests of our shareholders while appropriately rewarding our executive leadership for their performance and incentivizing future performance to outperform our peers. Our compensation program incorporates numerous compensation best practices that address common shareholder concerns and advance the Company’s philosophy of long-term shareholder growth. Highlights include:
•	No separate change-in-control (“CIC”) agreement for the CEO
•	CEO and all participants in the CIC Plan are subject to double-trigger provisions
•	No “gross-up” payments by the Company of any “golden parachute” excise taxes upon a change-in-control
•	No accelerated equity vesting in CEO’s employment agreement, except in the limited circumstance of a change-in-control followed by a termination (i.e. double trigger)
•	Incentive cash bonuses for all Named Executive Officers tied to specific Company financial performance metrics
•
For 2021, approximately 42% of Named Executive Officers’ long-term incentive compensation (excluding any Named Executive Officers no longer employed with the Company) is in the form of performance share units that can only be earned upon satisfaction of specific Company financial performance metrics over a 3 year period

•	Say on Pay Advisory Vote considered by shareholders annually
•	Stock ownership and retention guidelines for executive vice presidents and above
Proxy Statement 59

Compensation Practices

Alignment of CEO Compensation to Shareholder Return
5,890
6,623
6,776
10,458
17,446
21,287
6,492
8,162
8,828
8,829
7,133
7,627
8,001
8,866
700.00
600.00
500.00
400.00
300.00
200.00
100.00
0.00
Total Stock Return Index
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
CEO Compensation
Total Stock Return Index*

*Total Stock Return Index is a measure of performance and is calculated as the change in share price plus reinvestment of dividends, assuming an initial investment of $100.
Source: Nasdaq/Thomson
Proxy Statement 60

The Company’s Compensation Philosophy and Objectives
THE COMPANY’S COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company’s executive compensation program is designed to attract, motivate and retain highly talented individuals whose abilities are critical to the ongoing success of the Company. In this regard, the Company’s executive compensation program utilizes a dual approach. In the first instance, the program has a short-term component consisting of a base salary and a performance-based cash bonus predominantly tied to a Company financial metric. Secondly, the Compensation Committee rewards long-term performance through the use of discretionary time-based, as well as performance-based, equity awards tied to specific financial performance factors designed to closely align the interests of key executives with the longer-term interests of the Company’s shareholders.
The Compensation Committee is guided by the following principles when making compensation decisions individually and collectively with respect to our executives:
•
Compensation of executive officers is based on the level of job responsibility, contribution to the performance of the Company, individual performance in light of general economic and industry conditions, teamwork, resourcefulness and ability to manage our business.

•
Compensation awards and levels are intended to be reasonably competitive with compensation paid by organizations of similar stature to both motivate the Company’s key employees and minimize the potential for disruptive and costly key employee turnover.

•
Compensation is intended to align the interests of the executive officers with those of the Company’s shareholders by basing a significant part of total compensation on our executives’ contributions over time to the generation of shareholder value.

Proxy Statement 61

The Company’s Compensation Philosophy and Objectives
Components of the Company’s Compensation Program
Components of Executive Compensation
	At-Risk Pay	Compensation Component	Description	Key Features
		Base Salary 15% 23% CEO Other NEOs	Fixed component of compensation intended to attract and retain top talent	Generally positioned near the median of our pay level peer group, but varies with individual skills, experience, responsibilities and performance
Long Term Short Term		Annual Incentive Bonus 35% CEO 37% Other NEOs
Performance goals established at the beginning of each fiscal year that support long-term growth and operational efficiencies

Intended to motivate annual performance with respect to key financial measures, coupled with individual performance factors

For 2021, the maximum potential bonus was tied to the Company Adjusted ROE. Final awards also consider achievement of individual goals

All applicable Named Executive Officers (“NEOs”) were selected as participants in the Executive Performance Annual Incentive Plan (“Executive Incentive Plan”) for 2021 with the maximum bonus potential available for award to any participant in the Plan not to exceed $3.5 million

The total bonus determination for a participant in 2021 is arrived at by application of two independent components based upon a 70% and 30% weighting for all Named Executive Officers: (1) Company financial performance criteria and (2) individual performance criteria as set forth further herein.

No guaranteed minimum award

		Long-Term Incentive Awards	At-risk, long-term, equity-based compensation to encourage multi-year performance and retention
		Performance Shares 25% CEO 14% Other NEOs	Intended to motivate long-term performance with respect to key financial measures and align our NEOs’ interests with those of our shareholders
Tied to the rate of annual operating ROE and cumulative growth in book value per share relative to our peer group over a three-year period, along with annual growth in book value per share against targets for the 2021 PSU

Payouts range from 0% of target payout to 175% of target payout, depending on performance after 3 years

		Time-Vested Restricted Shares Other NEOs 25% 26% CEO	Intended to motivate long-term performance and value creation, align our NEOs’ interests with shareholders’ interests and promote retention	Vests at the rate of 20% per year after anniversary of grant over a five-year period

Proxy Statement 62

The Company’s Compensation Philosophy and Objectives

The Compensation Committee meets each February to review and approve compensation for each Named Executive Officer including any adjustments to base salary, bonus awards and equity grants in consideration of the officer’s prior fiscal year’s performance as well as performance over time. In addition, from time to time, the Compensation Committee may make separate salary adjustments to Named Executive Officers during the course of the year to recognize mid-year promotions, changes in job functions and responsibilities, or other circumstances.
As shown in the charts below, the Compensation Committee manages the pay mix for our executive officers such that a substantial portion is “at risk” compensation so as to better align the interests of our Named Executive Officers with the Company’s shareholders. The average of all Named Executive Officers’ at-risk compensation was 80%.6 The amounts above and in the chart below do not include the amounts set forth in the columns labeled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table.
In addition, all employees including executive officers received other compensation in the form of benefits. Such other compensation included Company-paid term life insurance, partially subsidized medical and dental plans, Company-paid disability insurance and participation in a Company-sponsored 401(k) employee savings plan. Certain executives also participated in a Supplemental Savings Plan whose purpose is principally to restore benefits that would otherwise have been limited by U.S. benefit plan rules applicable to the 401(k) employee savings plan.

The Role of Peer Companies and Benchmarking
The Compensation Committee identified a peer group comprised of companies that are similar to us in industry and size for purposes of benchmarking and evaluating the competitiveness of our pay levels and compensation packages for our Named Executive Officers. In determining the final peer group, the Compensation Committee selected publicly traded insurers and reinsurers that directly compete with the Company for business and talent, and changes to the Company’s peer group have been primarily due to consolidations among several peer group companies in recent years. The Compensation Committee reviews both compensation and performance at peer companies as a benchmark when setting compensation levels that it believes are commensurate with the Company’s performance. Although the Committee did not set compensation components to meet specific benchmarks, such as targeting salaries “above the median” or equity compensation “at the 75th percentile” of peer companies at the outset of 2021, it did utilize the peer group compensation data in determining appropriate incentive compensation amounts relative to individual and Company performance awarded to our Named Executive Officers for the 2021 fiscal year. Further, the Committee utilized such peer group metrics in setting Named Executive Officer targets for the 2021 fiscal year.

6 This figure does not include the compensation of John Doucette, former Executive Vice President and President and CEO of the Reinsurance Division, because he did not receive any awards of Performance Share Units or Restricted Shares for the applicable period due to his departure from the Company in May 2021. The pie charts above in the Components of Executive Compensation table, as well as the “At Risk” compensation graphs, also do not include the compensation of Mr. Doucette for the same reason.

Proxy Statement 63

The Company’s Compensation Philosophy and Objectives
For 2021, the Committee selected the following companies to serve as our pay level peer group:
Alleghany Corporation	W. R. Berkley Corp.	Arch Capital Group, Ltd.
AXIS Capital Holdings, Limited	Cincinnati Financial Corp.	Chubb Limited
The Hanover Insurance Group, Inc.	Markel Corp.	The Hartford Financial Services Group, Inc.
Renaissance Re	Fairfax Financial Holdings

Base Salary and Bonus Determinations
The base salaries for all executive officers are determined by the Compensation Committee, established upon hire or assignment date and reconsidered annually or as responsibilities change. In setting an executive’s initial base salary, the Compensation Committee considers the executive’s abilities, qualifications, accomplishments and prior experience. The Compensation Committee also considers base salaries of similarly situated executive officers in its identified peer companies when assessing competitive conditions in the industry. Subsequent adjustments to the executive’s base salary in the form of annual raises or upon renewal of an employment agreement take into account the executive’s prior performance, the financial performance of the Company and the executive’s contribution to the Company’s performance over time, as well as competitive conditions in the industry.
Incentive Based Bonus Plans
In connection with fiscal year 2021 performance, the Company awarded annual performance-based cash bonuses to the applicable Named Executive Officers pursuant to the Executive Performance Annual Incentive Plan.
Executive Performance Annual Incentive Plan
The Compensation Committee identifies the executive officers eligible to participate in the Executive Incentive Plan. In addition to other criteria, the Executive Incentive Plan provides that the total amount of awards granted to all participants in any one year may not exceed 10% of the Company’s average annual income before taxes for the preceding five years.
Pursuant to the terms of the Executive Incentive Plan, the Compensation Committee, within 90 days after the beginning of the fiscal year, selects those executive officers of the Company and its subsidiaries who will participate in the Executive Incentive Plan for that year. The Compensation Committee sets maximum potential bonus amounts for each participant based on achievement of specific performance criteria, chosen from among the performance criteria set forth in the Executive Incentive Plan, that most closely aligns Company financial performance to long-term shareholder value creation. The Compensation Committee may exercise discretion and award an amount that is less than the potential maximum amount to reflect actual corporate, business unit and individual performance. The Compensation Committee determined that the maximum potential bonus for Mr. Andrade and any participant in the Executive Incentive Plan cannot exceed $3.5 million. For Messrs. Karmilowicz, Kociancic, Mukherjee and Williamson, their maximum potential bonus is further limited to 200% of their respective base salaries, subject to the foregoing $3.5 million cap. In addition, and subject to the foregoing maximums, the total bonus determination for a participant in 2021 is arrived at by application of two independent components based upon a 70% and 30% weighting for the Named Executive Officers: (1) Company financial performance criteria and (2) individual performance criteria. For each applicable Named Executive Officer, the Compensation Committee established full-year operating plan ROE targets for the Company as the financial performance criteria to be applied in connection with a portion of their bonus compensation. Further, for each Named Executive Officer, the Compensation Committee considers 70% of the potential maximum bonus eligible to be earned based on tiered Company Adjusted Operating ROE7 results above and below the set operating plan ROE target. In determining that only the above percentages of the maximum bonus should be tied to achievement of these additional financial performance metrics, the Committee desired to preserve financial metrics as being the predominant determinant of whether a participant had earned the maximum bonus potential.

7 Adjusted Operating ROE adjusts actual operating ROE by limiting catastrophe activity to 50% of anticipated catastrophe losses in the annual operating plan and 50% of actual catastrophe losses for the current fiscal year.

Proxy Statement 64

The Company’s Compensation Philosophy and Objectives

The Compensation Committee separately considers the remaining 30% of the potential maximum bonus eligible to be earned by a participant based upon successful achievement of individual generally non-financial goals established for each participant. Consideration of individual performance is done to acknowledge that the property and casualty (re)insurance business is a risk-based endeavor where a company’s financial results in any one financial year may be impacted by exogenous factors beyond human control such as an unexpected severe hurricane season or other natural peril catastrophe activity. Implicit in such a determination is the recognition that our financial success over the long term is not dependent on any one financial year’s results. Individual goals in any given year include, but are not limited to, factors that may be applicable to each NEO, such as demonstrated leadership, ESG and diversity, business year highlights, risk management and loss mitigation protection practices, strategic goal setting, performance against annual operating plan, capital management, strategic expansion initiatives and growing Everest’s investor base. Finally, the 30% subjective element also allows the Compensation Committee broad discretion to consider market performance measures such as total shareholder return (“TSR”) into executive performance without setting a specific performance target.
This balanced approach allows the Company to remain competitive and foster retention of successfully performing Named Executive Officers. Further, the Committee is not bound to any minimum bonus amount and retains discretion to scale the payments below the potential maximum bonus and to award no cash bonus to any Named Executive Officer. The Compensation Committee in February 2021 selected Messrs. Andrade, Doucette, Karmilowicz, Kociancic, Mukherjee and Williamson to participate in the Executive Incentive Plan for fiscal year 2021, which tied their maximum potential bonus awards to the performance criteria as described in more detail below.8
2021 INCENTIVE-BASED BONUS TARGETS AND AWARDS
Named Executive Officer	Target Incentive Bonus (% Base Salary)	Target Incentive Bonus	Potential Maximum Incentive Bonus	Actual Bonus Award
Juan C. Andrade CEO	200%	$2,500,000	$3,500,000	$3,000,000
Mike Karmilowicz Executive Vice President and CEO of Everest Insurance®	130%	861,900	1,326,000	$1,060,800
Mark Kociancic Executive Vice President & Chief Financial Officer	130%	1,137,500	1,750,000	$1,401,400
Sanjoy Mukherjee Executive Vice President, General Counsel & Secretary	130%	845,000	1,300,000	$975,000
Jim Williamson Executive Vice President, Chief Operating Officer and Head of Reinsurance	130%	910,000	1,400,000	$1,210,000
TOTAL		$6,254,400	$9,276,000	$7,647,200

8 John Doucette, former President and CEO of the Reinsurance Division, is not included in this table due to his departure from the Company in May 2021. Mr. Doucette’s 2021 compensation is nonetheless being disclosed in other relevant portions of this Proxy Statement, including the “Summary Compensation Table,” pursuant to Item 402(a)(3)(iv) of Regulation S-K, because Mr. Doucette’s compensation would have been disclosed as a Named Executive Officer had Mr. Doucette still been employed by the Company at the end of 2021.

Proxy Statement 65

The Company’s Compensation Philosophy and Objectives
Long-Term Compensation Determinations
The second component of the Company’s executive compensation plan is premised on a strategic view of compensation. This long-term compensation component is achieved through the 2020 Stock Incentive Plan. Awards under the 2020 Stock Incentive Plan are generally intended to reinforce management’s long-term emphasis on corporate performance, provide an incentive for key executives to remain with the Company for the long term, and provide a strong incentive for employees to work to increase shareholder value by aligning employees’ interests with those of the shareholders.
Equity awards may take the form of share options, share appreciation rights, restricted shares or performance share units. Options and restricted shares are awarded on the day that they are granted by the Compensation Committee and valued as of the grant date. Options are issued with an exercise price equal to the fair market value of the Company’s stock on the grant date. The Company determines fair market value by averaging the high and low market price on the grant date.
With respect to the equity award process, the CEO makes recommendations to the Compensation Committee for each eligible executive officer, and the proposed awards are discussed with and reviewed by the Compensation Committee. While the Compensation Committee takes into account management’s input on award recommendations, all final determinations are in the subjective judgment and discretion of the Compensation Committee. In determining the final award amounts, the Compensation Committee reviews each recipient’s demonstrated past and expected future individual performance, his/her contribution to the financial performance of the Company over time, the recipient’s level of responsibility within the Company, his/her ability to affect shareholder value and the value of past share awards. Finally, the Compensation Committee also considers the value of equity awards granted to similarly situated executive officers by our pay level peer group in order to ensure a competitively attractive overall compensation package.
Equity grants are made at the Compensation Committee’s February meeting. There is no plan or practice to grant equity awards in coordination with the release of material non-public information. Additionally, the Company’s Ethics Guidelines and Insider Trading Policy prohibit our executive officers, directors and other employees from trading in options in the Company’s shares. Prohibited options include options awarded under the 2020 Stock Incentive Plan, as well as any expired stock incentive plans, “put” options and “call” options. Further, “[t]he Company’s anti-hedging policy prohibits its officers, directors or other employees from engaging in transactions geared toward ‘shorting’ the Company’s stock or trading in straddles, equity swaps or other derivative securities that are directly linked to the Company’s common shares.” The foregoing anti-hedging policy is part of the Company’s “Inside Information and Restrictions on Trading” section of the Company’s Ethics Guidelines, which provides a series of restrictions applicable to all transactions in Company stock and other classes of securities by directors, officers and employees of the Company (as well as to others living in the same household as such people). There is no category of hedging transaction relevant to the Company’s securities that is specifically permitted as to any officers, directors or other employees of the Company. The Board has adopted stock ownership and retention guidelines for all senior officers with the title of Executive Vice President or above, in order to further align the personal interests of these executives with those of our shareholders.
Time-Vested Share Awards
We believe that restricted shares, share options and performance share unit awards encourage employee retention and reward consistent long-term shareholder value creation. Such awards vest over a five-year period at the rate of 20% per year for the Named Executive Officers and are generally forfeited if the recipient leaves the Company before vesting. Furthermore, the expiration of share options ten years after they are granted is designed to encourage recipients to work towards maximizing the Company’s growth over the long-term and not simply cater to short-term profits.
Performance Share Units
The Compensation Committee grants annual performance-based equity awards to Named Executive Officers in the form of Performance Share Units (“PSU”) that can only be earned upon the achievement of certain Company financial metrics measured over a three-year performance period. At fiscal year-end 2021, we completed the third and final year of the PSU performance period for our 2019 awards, the second year of the PSU performance period for our 2020 awards, and the first year of the PSU performance period for our 2021 awards. For the 2019, 2020 and 2021 PSU, the performance periods are January 1, 2019 through December 31, 2021, January 1, 2020 through December 31, 2022, and January 1, 2021 through December 31, 2023, respectively.
Proxy Statement 66

The Company’s Compensation Philosophy and Objectives

Each PSU gives the participant the right to receive up to 1.75 shares upon settlement at the end of the three-year performance period based upon satisfaction of certain financial performance targets. For the 2019 and 2020 PSU, the shares represented by the PSU may only be earned upon the satisfactory achievement of two financial performance metrics: cumulative Book Value Per Share (“BVPS”) growth measured against peers over a three-year period and Operating Return on Equity. For the 2021 PSU, a third performance metric was introduced: annual BVPS growth measured against targets set by the Compensation Committee. The Compensation Committee elected to use BVPS as one of the financial metrics for the PSU because this metric correlates with long-term shareholder value. Book Value Per Share is defined as the tangible book value of a share as determined under GAAP, adjusted for dividends paid to shareholders during the performance period. For purposes of calculating the new third metric for the 2021 PSU, annual BVPS growth measured against targets set by the Compensation Committee, BVPS is calculated in the same manner, except excluding any adjustment for dividends paid to shareholders.
Operating Return on Equity (“Operating ROE”), for purposes of performance share unit awards, is defined as operating income divided by average adjusted shareholders’ equity. In setting the target metric for the 2021 performance year, operating income equals net income/(loss) attributable to the Company, excluding after-tax net realized capital gains/(losses). Average adjusted shareholders’ equity equals the average of beginning-of-period and end-of-period shareholders’ equity, excluding the after-tax net unrealized appreciation/(depreciation) on investments recorded in accumulated other comprehensive income. The Compensation Committee selected ROE as one of the financial metrics for the PSU because this metric correlates closely with shareholder value over both intermediate and longer-term periods and is a widely-used financial metric in the insurance and reinsurance industry for assessing company performance. The tables below set forth the 2019, 2020 and 2021 PSU Target Awards for each NEO and performance measures.
	NAMED EXECUTIVE OFFICERS
Target Award	Juan C. Andrade	John Doucette	Mike Karmilowicz	Mark Kociancic	Sanjoy Mukherjee	Jim Williamson
2019 PSU		1,980			1,290
2020 PSU	6,770	1,895	780		1,150
2021 PSU	8,260	2,170	1,355	2,045	1,610	1,435

2019 PSU TARGET MEASURES
				Award Multiplier
	Weight	Performance Year	Target ROE	0%	25%	100%	175%
Operating ROE	60.0%
		2019	12.2%	<5.2%	5.2%	12.2%	>=17.2%
		2020	11.1%	<4.1%	4.1%	11.1%	>=16.1%
		2021	11.1%	<4.1%	4.1%	11.1%	>=16.1%
				Award Multiplier
	Weight	Performance Period	Target	0.0%	25%	100%	175%
3Yr Relative Change in BVPS to Peers	40.0%	2019 - 2021	Median	<26th%tile	26th%tile	Median	>=75th%tile

Proxy Statement 67

The Company’s Compensation Philosophy and Objectives

2020 PSU TARGET MEASURES
				Award Multiplier
	Weight	Performance Year	Target ROE	0%	25%	100%	175%
Operating ROE	60.0%
		2020	11.1%	<4.1%	4.1%	11.1%	>=16.1%
		2021	11.1%	<4.1%	4.1%	11.1%	>=16.1%
				Award Multiplier
	Weight	Performance Period	Target	0.0%	25%	100%	175%
3Yr Relative Change in BVPS to Peers	40.0%	2020 - 2022	Median	<26th %tile	26th %tile	Median	>=75th %tile

2021 PSU TARGET MEASURES
				Award Multiplier
	Weight	Performance Year	Target ROE	0%	25%	100%	175%
Operating ROE	50.0%	2021	11.1%	<4.1%	4.1%	11.1%	>=16.1%
				Award Multiplier
	Weight	Performance Year	Target Growth	0%	25%	100%	175%
Growth in BVPS	25.0%	2021	8%	<3.0%	3%	8%	>=13.0%
				Award Multiplier
	Weight	Performance Period	Target	0.0%	25%	100%	175%
3Yr Relative Change in BVPS to Peers	25.0%	2021-2023	Median	<26%tile	26%tile	Median	>=75%tile

As displayed above, the portions of the 2019, 2020 and 2021 PSU grants that are subject to the ROE financial metric (60% for the 2019 and 2020 PSU and 50% for the 2021 PSU) are eligible to be earned annually in one-third tranches over the three-year performance period based upon target ROE figures determined by the Committee annually. In setting the 2021 ROE target, the Committee considered the Company’s 2021 operating business plan reflecting management’s view of market conditions, modeled expected results, business mix and product diversification and the continued global economic uncertainty relating to the Pandemic.
The Committee further noted that the 11.1% target ROE for 2021 represented an increase over the prior year’s result of 8.4%.9 In recent years, the Compensation Committee has generally set higher ROE targets compared to the previous year’s actual ROE results in order to continue to set a high level of achievement for executive management, as demonstrated in the following table:
Year	Target ROE (%)	Actual ROE (%)
2017	10	4.6
2018	11	2.3
2019	12.2	10.3
2020	11.1	8.4
2021	11.1	12.2

For the 2021 annual performance period, the Committee set a target ROE of 11.1% with one-third of the applicable Named Executive Officers’ 2019, 2020 and 2021 PSU eligible to be earned as measured by the Company’s full year performance from January 1, 2021 through December 31, 2021. Earn-outs between the performance levels are determined by straight-line interpolation.

9 For the 2020 period only with respect to the 2019 and 2020 PSU award calculations, the Actual Operating ROE of 8.4% stated herein was determined after adjusting to exclude COVID-19 related losses, as further detailed in Everest’s April 9, 2021 proxy statement. No further COVID-19 related adjustments to Actual Operating ROE were made for the 2021 year.

Proxy Statement 68

The Company’s Compensation Philosophy and Objectives
The tables below set forth the amount of 2019, 2020 and 2021 PSU eligible to be earned to date by each applicable NEO based upon ROE. The earn-out reflects the percentage of the total target award that can be earned in any one performance period which is one third of 50% (i.e. 16.7%) of the NEO’s total PSU target award for the 2021 PSU, and one third of 60% (i.e. 20%) for the 2019 and 2020 PSU. The number of shares actually earned is calculated by applying the target award multiplier based upon the Company’s full year performance:
2019 PSU ROE Grant
OPERATING ROE					Juan C. Andrade	John Doucette	Mike Karmilowicz	Mark Kociancic	Sanjoy Mukherjee	Jim Williamson
					Target Award	Target Award	Target Award	Target Award	Target Award	Target Award
					N/A	1,980	N/A	N/A	1,290	N/A
	Target	Actual	Earn Out %	Target Multiplier	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU
2019 Period	12.2%	10.3%	20%	79.6%		316			206
2020 Period	11.1%	8.4%	20%	71.1%		282			184
2021 Period	11.1%	12.2%	20%	116.5%		462			301

2020 PSU ROE Grant
OPERATING ROE					Juan C. Andrade	John Doucette	Mike Karmilowicz	Mark Kociancic	Sanjoy Mukherjee	Jim Williamson
					Target Award	Target Award	Target Award	Target Award	Target Award	Target Award
					6,770	1,895	780	N/A	1,150	N/A
	Target	Actual	Earn Out %	Target Multiplier	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU
2020 Period	11.1%	8.4%	20%	71.1%	963	270	111	—	164	—
2021 Period	11.1%	12.2%	20%	116.5%	1,578	442	182	—	268	—

2021 PSU ROE Grant
OPERATING ROE					Juan C. Andrade	John Doucette	Mike Karmilowicz	Mark Kociancic	Sanjoy Mukherjee	Jim Williamson
					Target Award	Target Award	Target Award	Target Award	Target Award	Target Award
					8,260	2,170	1,355	2,045	1,610	1,435
	Target	Actual	Earn Out %	Target Multiplier	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU
2021 Period	11.1%	12.2%	16.7%	116.5%	1,604	422	264	398	313	279

All earned shares resulting from achievement of the metrics herein are delivered to the participant upon the Committee’s confirmation of the final earned amounts at the end of each of the 2019, 2020 and 2021 PSU respective three-year performance periods.

Proxy Statement 69

The Company’s Compensation Philosophy and Objectives
2021 PSU BVPS Growth against Target Grant
For the 2021 PSU, as noted above, the Compensation Committee added a new PSU metric: growth in BVPS measured against targets selected by the Compensation Committee. The growth in BVPS award metrics determined by the Committee in February 2022 are as follows:

2021 Growth in BVPS Award					Juan Andrade	John Doucette	Mike Karmilowicz	Mark Kociancic	Sanjoy Mukherjee	Jim Williamson
					Target Award	Target Award	Target Award	Target Award	Target Award	Target Award
					8,260	2,170	1,355	2,045	1,610	1,435
	Target	Actual	Earn Out %	Award Multiplier	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU
2021 Period	8%	12%	8.3%	160%	1,102	290	181	273	215	192

2019-21 PSU BVPS Growth against Peers Grant
The PSU eligible to be earned based upon the relative BVPS growth against peers are benchmarked against a selected peer group, as measured cumulatively from January 1, 2019 through December 31, 2021 for the 2019 PSU, January 1, 2020 through December 31, 2022 for the 2020 PSU, and January 1, 2021 through December 31, 2023 for the 2021 PSU. For the 2021 PSU awards, the Committee determined that the following companies shall serve as the peer group for purposes of determining the BVPS growth achievement:
Alleghany Corporation	W. R. Berkley Corp.	Arch Capital Group, Ltd.
AXIS Capital Holdings, Limited	Cincinnati Financial Corp.	Chubb Limited
The Hanover Insurance Group, Inc.	Markel Corp.	The Hartford Financial Services Group, Inc.
Renaissance Re	Fairfax Financial Holdings

Companies that are no longer listed on a public exchange (e.g. due to acquisition or merger) during the measurement periods are omitted from the cumulative relative BVPS growth benchmarking from inception of the measurement periods.
Earn-outs between target levels for PSU subject to the BVPS growth metric are also determined by straight-line interpolation, and will be certified by the Committee for eligibility at the end of the 2019, 2020 and 2021 PSU three-year performance periods (on or before March 15, 2022, and March 15, 2023, respectively, with respect to the 2020 and 2021 PSU).
For the 2019 PSU, the BVPS growth metrics determined by the Committee in February 2022 are as follows:
2019 PSU Growth in BVPS against Peers			Juan Andrade	John Doucette	Mike Karmilowicz	Mark Kociancic	Sanjoy Mukherjee	Jim Williamson
			Target Award	Target Award	Target Award	Target Award	Target Award	Target Award
			N/A	1,980	N/A	N/A	1,290	N/A
	Weight	Award Multiplier	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU
2019-2021 Period	40.0%	112.0%		888			578

Proxy Statement 70

The Company’s Compensation Philosophy and Objectives
As a result, the total 2019 PSU earned, taking into account satisfactory achievement of the two financial performance metrics is as follows:
	Juan Andrade	John Doucette	Mike Karmilowicz	Mark Kociancic	Sanjoy Mukherjee	Jim Williamson
2019 PSU Target Award		1,980			1,290
Total 2019 Operating ROE PSU Earned		1,060			691
Total 2019 BVPS PSU Earned		888			578
Total PSU Earned	N/A	1,948	N/A	N/A	1,269	N/A

PSU shares not earned because of failure to achieve the set metrics are forfeited. All earned shares resulting from achievement of the metrics are delivered to the participant upon confirmation by the Committee of the final earned amounts at the end of the PSU three-year performance period.
Named Executive Officer Compensation
The final amounts and factors considered by the Compensation Committee in making its decisions with regard to the 2021 performance year for each Named Executive Officer are described more fully below. Although the Compensation Committee establishes certain Company performance metrics, targets and ceilings on cash bonuses for each Named Executive Officer, the Compensation Committee feels that an effective compensation program must be linked to the Company’s performance and value generated for shareholders over the long term. In this regard, performance-measuring metrics are limited to those measurements that are deemed especially important to creating shareholder value, while retaining the flexibility to also make awards based on subjective criteria.
The Compensation Committee’s philosophy is to encourage management to act in the best interests of the Company and our shareholders even when such actions may temporarily reduce short-term profitability, for example:
•	investments in our business in the form of human capital and intellectual resources;
•	reserving methodologies and reserve positions;
•	diversification of risk within our insurance and reinsurance portfolios;
•	capital management strategies;
•	long-term strategic growth initiatives; and
•	creativity in the development of new products.
Furthermore, the Committee recognizes that the (re)insurance industry is cyclical and often volatile and susceptible to uncontrollable exogenous factors beyond human control. Consequently, although the Compensation Committee places greater weight on financial performance factors and targets when evaluating an individual executive’s performance, it also identifies certain individual goals tailored to an individual’s role and responsibilities when assessing the overall performance of Named Executive Officers.
Company Financial Performance Assessment
The Compensation Committee assesses the financial performance of the Company in the context of the business environment in which it operates, the performance of competitors with reasonably comparable operations and against management’s operating business plan for the period under review. The Compensation Committee also considers management’s decisions and strategies deployed in positioning the Company for future growth and profitability. Our compensation program is designed to reward executive officers for developing and achieving a business strategy that emphasizes creation of longer-term shareholder value.
The Compensation Committee attaches significant importance to our executives’ ability to generate shareholder value over time by achieving an attractive increase in dividend-adjusted book value per common share and in the achievement of returns that provide an attractive compound growth rate in shareholder return. Through fiscal year 2021, the Company has generated compound annual growth rate of 11% per year since going public in 1995 and achieved total return over the S&P 500 of 662 points.
Proxy Statement 71

The Company’s Compensation Philosophy and Objectives
This attractive long-term performance has been achieved during a period of significant natural catastrophe activity, a protracted period of very low interest rates as well as repeated periods of soft market conditions.
Link Between Pay and Performance for 2021
When analyzing the performance and considering the overall compensation of our Named Executive Officers, the Compensation Committee reviews the Company’s operational, strategic and financial performance over the short- and long-term periods. The Compensation Committee sets performance goals at the time of grant for all performance-based compensation. These goals are not necessarily tied to any one specific short-term financial target, but rather serve to incentivize management to focus on long-term value creation. This holistic element of the long-term compensation component directly translated to superior full year results.
In 2021, despite another consecutive significant year of catastrophe activity and the continuing impacts of the Pandemic, Everest delivered strong results in line with our strategic plan and continuing focus on prudent risk management, disciplined underwriting and profitable growth.
*Attritional ratios exclude prior year reserve development, Covid-19 pandemic impacts catastrophe losses, and reinstatement premiums
Proxy Statement 72

The Company’s Compensation Philosophy and Objectives
Investor Day Financial Targets
At Everest’s inaugural May 2021 Investor Day, Everest set ambitious financial targets for its three-year (2021 – 2023) strategic plan, including the metrics below. In determining executive compensation for 2021, the Compensation Committee took note of executive management’s significant progress toward the Investor Day targets.
Key Financial Target	2021 Results and Progress Toward Financial Targets
2023 Total Shareholder Return (“TSR”) greater than 13%, with near-term results of approximately 11%	Everest achieved TSR of 14.7% for 2021 despite significant catastrophe activity, up from 6.9% in 2020.
10 to 15% gross written premium Compound Annual Growth Rate (“CAGR”) from 2021 through 2023, with the Reinsurance Division contributing 8 to 12% CAGR for that time-period and the Insurance Division contributing 18 to 22% CAGR

In 2021, Everest achieved 25% overall gross written premium year over year growth from 2020, exceeding its annual goals.
The Reinsurance Division achieved 25% growth in 2021, while the Insurance Division similarly achieved 24% growth.

Low 90’s combined ratio by 2023
In 2021, Everest achieved a combined ratio of 97.8% and an attritional combined ratio of 87.6%, improving upon its 2020 combined ratio of 102.9% and a slight deterioration from its 2020 attritional combined ratio of 87.5%.
The Reinsurance Division delivered a 98.1% combined ratio and an attritional combined ratio of 86.3% (versus 103% and 85.2%, respectively, in 2020). The Insurance Division delivered a 97.1% combined ratio and an attritional combined ratio of 91.2% (versus 102.6% and 94.2%, respectively, in 2020).

2021 versus 2020 Results
In determining 2021 executive compensation, the Compensation Committee also took note of executive management’s role in shaping 2021 results versus 2020 results:

14.6% vs. 5.8% (2020) Net Income ROE	**$258.21** vs. $243.25 (2020) BVPS	**14.7%** vs. 6.9% (2020) Total Shareholder Return
$13b vs. $10.5b (2020) Gross Premium Written	**97.8%** vs. 102.9% (2020) Combined Ratio	**10.9%** vs. 4.9% (2020) Catastrophe Ratio
$10.1b vs. $9.7b (2020) Ending Shareholders' Equity	**$1.379b** vs. $514m (2020) Net Income	**5.6%** vs. 5.8% (2020) Operating Expenses

Proxy Statement 73

The Company’s Compensation Philosophy and Objectives
Individual Performance Assessment Factors
In evaluating individual performance, the Compensation Committee subjectively considers the following qualitative individual factors:
•	executive officer’s performance against individual goals;
•	individual effort in achieving company goals;
•	effectiveness in fostering and working within a team-oriented approach;
•	creativity, demonstrated leadership traits and future potential;
•	level of experience;
•	areas of responsibility; and
•	total compensation relative to the executive’s internal peers.
No single individual performance factor is given materially more weight than another, although all are considered in the context of an executive’s overall performance. Rather, these factors are representative of the qualities that we believe make an effective executive.
Summary of Direct Compensation Awarded in 2021
The cash and equity compensation components for each Named Executive Officer relating to fiscal year 2021 performance are highlighted in the table below. This table is provided to better assist shareholders in understanding the Compensation Committee’s specific decisions on individual performance-based compensation relating to the 2021 fiscal year, exclusive of any benefits or pension or retirement related deferred compensation that is not performance related. This table differs from the SEC disclosure rules reflected in the “Summary Compensation Table” primarily by disclosing equity awards granted at the Board’s February 2022 meeting.10
Name	Title/Business Unit	Annual Base Salary	Incentive Cash Bonus	Time-Vested Equity Award	Performance- Based Equity Award	Total Direct Compensation
Juan C. Andrade	President and CEO	$1,250,000	$3,000,000	$2,125,000	$2,125,000	$8,500,000
Mike Karmilowicz	Executive Vice President and CEO of Everest Insurance®	$663,000	1,060,800	808,700	403,800	2,936,300
Mark Kociancic	Executive Vice President and Chief Financial Officer	$875,000	1,401,400	1,058,900	528,600	3,863,900
Sanjoy Mukherjee	Executive Vice President and General Counsel, Secretary	$650,000	975,000	615,000	410,000	2,650,000
Jim Williamson	Executive Vice President, Chief Operating Officer and Head of Reinsurance	$700,000	1,210,000	851,000	424,000	3,285,000[11]

Incentive Cash Bonus
All NEOs were selected by the Compensation Committee at its February 2021 meeting to participate in the Executive Incentive Plan for fiscal year 2021. Under the Executive Incentive Plan, total bonus determination for a participant is arrived at by application of two independent components: (1) Company financial performance criteria, and (2) individual performance criteria. These components are further weighted 70% financial criteria and 30% individual performance criteria.

10 John Doucette, former President and CEO of the Reinsurance Division, is not included in this table because he did not receive any awards at the Board’s 2022 February meeting due to his departure from the Company in May 2021. Mr. Doucette’s annual base salary for 2021 was $875,000.
11 Jim Williamson’s total direct compensation in this table additionally includes a $100,000 cash stipend granted to Mr. Williamson upon assuming additional duties as Head of Reinsurance in May 2021 following John Doucette’s departure from the Company.

Proxy Statement 74

The Company’s Compensation Philosophy and Objectives
For 2021, the Compensation Committee adopted the 2021 operating plan ROE as the target financial performance metric. Although several shareholders indicated a preference for multiple financial metrics to measure performance, the Compensation Committee believes that for (re)insurance companies such as Everest whose ultimate success in value creation and sustainability derive from disciplined underwriting, prudent risk management and careful exposure analysis in maximizing capital efficiency, operating ROE is the key performance indicator that ties each of these value components together. Even as a single measurement metric, operating ROE provides a holistic measurement of operating performance because ROE encompasses the results of key individual performance indicators including growth strategy, revenue, loss ratio, expense management, and combined ratio. Further, it removes any short-term incentive for management to maximize any one particular metric in a given year.
In setting the ROE financial performance criteria for the non-equity incentive compensation, the Compensation Committee determined that the targets were fair yet demanding in consideration of:
•	the 2021 operating plan,
•	the average operating return on equity achieved over several market cycles,
•	the average operating return on equity among the Company peer group, and
•	the fact that the Company operates in an increasingly competitive and challenging market cycle, highlighted by non-traditional capital providers and a historically low interest rate environment.
In measuring the NEOs’ performance against the target operating plan ROE, the Compensation Committee calculates an Adjusted ROE. For purposes of this calculation, the Committee employs a formulaic adjustment to actual GAAP operating ROE to more accurately reflect a normalized catastrophe risk management measure over time and evaluate the executive team’s risk mitigation strategies. The formula adjusts actual operating ROE by limiting catastrophe activity to 50% of anticipated catastrophe losses in the annual operating plan and 50% of actual catastrophe losses for the current fiscal year. Our annual operating plan assumes a “normalized” level of natural catastrophe losses as derived from a 10,000-year simulation of potential modeled events, updated to quantify the growing impact of human contribution to climate risk and the increased exposure factors associated with expected increased loss severity and frequency from extreme climate events. Such a “normalized” catastrophe loss level translates to a net after-tax operating ROE that can range widely from low single digit to mid-teens return for a given year based on competitive market factors such as interest rate changes, business mix, market capacity and the impact of alternative capital. Utilizing an adjusted catastrophe loss load in any one year will reflect, over the long term, the performance of the portfolio relative to expected and does not overly benefit compensation during benign years of catastrophe activity nor unduly penalize during extreme years. This method contemplates the fact that due to the nature of catastrophe events any one year has inherent volatility and that the catastrophe load used in setting targets is an average annualized amount expected over the long term. Consequently, over time the long-term performance of the portfolio relative to expected will be reflected in the calculation of incentive compensation.
Proxy Statement 75

The Company’s Compensation Philosophy and Objectives
Mr. Andrade’s Annual Cash Incentive Goals and Compensation
Mr. Andrade served as the Company’s President and CEO in 2021, with a base salary of $1.25 million. For the 2021 fiscal year, the Compensation Committee established the following separate financial and individual performance-based criteria for purposes of establishing the bonus award amount for Mr. Andrade under the Executive Incentive Plan.
Financial Performance Goal
Performance Level	Financial Performance Measure (ROE)	Potential Maximum Bonus
Maximum	>=16.1%	$3.5 million
Target	11.1%	200% of Base Salary
Threshold	4.1%	50% of Base Salary
Below Threshold	<4.1%	Zero

As described above under the section entitled “Executive Performance Annual Incentive Plan”, the Compensation Committee considers 70% of Mr. Andrade’s potential maximum bonus to be independently determined based on the above tiered Company ROE results. After comparing the Company’s 2021 fiscal year results to the performance measures established for Mr. Andrade, the Compensation Committee concluded that based on the Adjusted ROE of 14.3% Mr. Andrade’s maximum potential cash bonus as compared to target, was $2,198,000.
Performance Measure	2021 Plan ROE (Target)	2021 Adjusted ROE	Percentage of Base Salary Maximum Bonus	Resulting Maximum Bonus Potential
Operating ROE	11.1%	14.3%	70%	$2,198,000

The Compensation Committee separately considered the 30% portion of the maximum bonus eligible to be earned based upon successful achievement of individual goals.
Individual Performance Measure	Maximum Bonus Potential
30% of 280% Base Salary Bonus Maximum	$1,050,000

Mr. Andrade’s total resulting maximum potential cash bonus in consideration of both the financial and individual performance measures was as follows.
Performance Measure	2021 Plan ROE (Target)	2021 Adjusted ROE	Resulting Maximum Bonus Potential
Operating ROE	11.1%	14.3%	$2,198,000
Individual Performance			$1,050,000
Total Potential Cash Bonus			$3,248,000

In determining the final bonus and equity award, the Compensation Committee took note of the Company’s strong risk management strategy under Mr. Andrade’s guidance in conjunction with his execution of responsibilities as CEO. The Committee gave particular consideration to Mr. Andrade’s initiatives to enhance diversity throughout the Company and enhancing the Company’s focus on ESG initiatives.
Proxy Statement 76

The Company’s Compensation Philosophy and Objectives

In awarding Mr. Andrade a cash bonus of $3,000,000, restricted share awards valued at $2,125,000, and PSU award target valued at $2,125,000, the Compensation Committee recognized Mr. Andrade’s exceptional leadership in continuing to guide the Company’s response to the COVID-19 Pandemic, overseeing formulation of the Company’s long-term core strategic strategy, and managing the Company’s potential maximum loss exposure and protecting our capital base by employing intelligent capital protection measures against unplanned and outsized natural perils while deploying a strategic vision emphasizing diversification of our business portfolio. The Committee further noted Mr. Andrade’s leadership in maintaining an industry leading expense ratio while continuing to invest and help expand the Company’s insurance operations. Such strategies contributed to the Company’s positive financial results in a year dominated by significant industry catastrophe activity as well as the continued financial impacts of the COVID-19 Pandemic.
Non-Financial Achievements

Demonstrated Leadership: In 2021, Mr. Andrade continued to oversee Everest’s work-place response to the COVID-19 Pandemic including the Company’s planning to safely reopen almost all its offices around the globe while continuing to ensure uninterrupted and seamless best-in-class customer service. Mr. Andrade’s foresight in guiding strategy for the IT division in conjunction with the Company’s increased investment in IT equipment and infrastructure further aided remote working where necessary for all our employees around the globe. With the ability to access core underwriting, claims and modeling applications through a cloud-based environment, the Company’s affiliates continued to operate globally with minimal disruption. Our underwriting teams were also able to maintain communication with our clients, brokers and insureds around the globe and gain a competitive advantage by our ability to continue servicing our clients. Additionally, Mr. Andrade continued to oversee the Company’s COVID-19 Task-Force and provided constant leadership and comfort to our global employees, including holding numerous Town Hall meetings and regular Company-wide communications. The Company’s work-place response to the COVID-19 Pandemic allowed the Company to continue serving our customers and clients, and ultimately helped drive the Company’s positive earnings for 2021, including achieving a total shareholder return of 14.7%, despite a year of significant catastrophe activity.
Further, Mr. Andrade oversaw all aspects of Everest’s first-ever Investor Day, where the Company set forth its three-year strategic plan initiatives and goals. The event was very well-received by Everest’s investor base as demonstrated through subsequent feedback and engagements with key shareholders and helped to continue the foundation of transparent trust and communication between shareholders and the management of the Company. Mr. Andrade then oversaw all aspects of Everest delivering on making significant progress toward meeting the key financial metric targets set out at Everest’s Investor Day, including achieving a 14.7% total shareholder return in 2021 (up from 6.9% in 2020), improving Everest’s combined ratio results, and outpacing the ambitious growth in gross written premium targets set. Additionally, Mr. Andrade steered Everest toward significant improvements in numerous other metrics compared to 2020, including ending shareholders’ equity, net income, net income ROE, and BVPS.
Other 2021 Business Highlights: Finally, the Committee noted Mr. Andrade’s achieved success during the year in various other Company objectives, including: overseeing continued expansion of the Company’s insurance operations and diversification of business lines leading to growth in gross written premium; successfully managing the Company’s natural peril catastrophe exposure within the Board’s Risk Appetite Statement while setting in place an overall strategy to diversify the Company’s risk portfolio through new products; achieving annual budget objectives and overseeing coordination of all business units in putting together the 2021 operating plan; building relationships with the Company’s long-term shareholders; maintaining professional relationships with Company’s regulators and rating agencies; and overseeing continued modernization of Company’s information technology systems and improvements in underwriting analytics and business processes.

Proxy Statement 77

The Company’s Compensation Philosophy and Objectives
Other Named Executive Officers’ Annual Cash Incentive Goals and Compensation12
For the 2021 fiscal year, the Compensation Committee established the following separate financial and individual performance-based criteria under the Executive Incentive Plan for purposes of establishing the incentive cash bonus award amount for Messrs. Karmilowicz, Kociancic, Mukherjee and Williamson.
Performance Level	Financial Performance Measure (ROE)	Potential Maximum Bonus for each NEO
		Mike Karmilowicz		Mark Kociancic		Sanjoy Mukherjee		Jim Williamson
Maximum	>=16.1%	200% Base Salary	$1,326,000	200% Base Salary	$1,750,000	200% Base Salary	$1,300,000	200% Base Salary	$1,400,000
Target	11.1%	130% Base Salary	$861,900	130% Base Salary	$1,137,500	130% Base Salary	$845,000	130% Base Salary	$910,000
Threshold	4.1%	25% Base Salary	$165,750	25% Base Salary	$218,750	25% Base Salary	$162,500	25% Base Salary	$175,000
Below Threshold	<4.1%	Zero	$0	Zero	$0	Zero	$0	Zero	$0
The Compensation Committee considers 70% of each NEO’s potential maximum bonus to be independently determined based on the above tiered Company ROE results. After comparing the Company’s 2021 fiscal year results to the performance measures established, the Compensation Committee concluded that based on the Adjusted ROE of 14.3%, each NEO’s maximum potential cash bonus in consideration of the financial performance goal was as shown in the table below:
			Mike Karmilowicz	Mark Kociancic	Sanjoy Mukherjee	Jim Williamson
Financial Performance Measure (ROE)	2021 Plan ROE (Target)	2021 Adjusted ROE	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential
70.0%	11.1%	14.3%	$811,247	$1,070,650	$795,340	$856,520
The Compensation Committee separately considered the 30% portion of the maximum bonus:
Individual Performance Measure	Mike Karmilowicz	Mark Kociancic	Sanjoy Mukherjee	Jim Williamson
30% of 200% Base Salary Bonus Maximum	397,800	525,000	390,000	420,000
The NEOs total resulting maximum cash bonus was as follows:
			Mike Karmilowicz	Mark Kociancic	Sanjoy Mukherjee	Jim Williamson
Performance Measure	2021 Plan ROE (Target)	2021 Adjusted ROE	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential
Operating ROE	11.1%	14.3%	$811,247	$1,070,650	$795,340	$856,520
Individual			$397,800	$525,000	$390,000	$420,000
Total Maximum Bonus			$1,209,047	$1,595,650	$1,185,340	$1,276,520

12 John Doucette, former President and CEO of the Reinsurance Division, is not included in this discussion due to his departure from the Company in May 2021.

Proxy Statement 78

The Company’s Compensation Philosophy and Objectives
Mr. Karmilowicz’s Compensation
A key member of the Everest Insurance executive team since joining the Company in 2015, Mr. Karmilowicz served as the Company’s Executive Vice President and President and CEO of the Insurance Division in 2021, with a base salary of $663,000. In awarding Mr. Karmilowicz a cash bonus of $1,060,800, restricted share awards valued at $808,700, and 2021 PSU award target valued at $403,800, as well as increasing his base salary for 2022 to $775,000, the Compensation Committee recognized Mr. Karmilowicz’s leadership in managing several U.S. and global lines of business.
Non-Financial Achievements

Insurance Division Leadership: Mr. Karmilowicz oversaw all aspects of the Company’s global insurance operations in its mission to be a world-class specialty diversified global insurer. Highlights included growth in gross written premium, significant growth in employee headcount and significant expansion initiatives into additional markets in Europe, Asia Pacific, and Latin America. Specifically, in 2021, under Mr. Karmilowicz’s leadership, the Everest Insurance Division significantly grew its gross written premium by a rate of 24%. Further, the combined ratio of the Everest Insurance Division results improved in 2021 as well to 97.1% compared to 102.6% in 2020 despite a year of significant catastrophe activity. These results helped Everest make significant progress toward meeting the key financial Investor Day strategic plan metrics set out by Everest in May 2021.
International Leadership Enhancements and Division Growth: Mr. Karmilowicz also oversaw all aspects of strengthening the Insurance Division global leadership team, including key and significant hires in Europe, Asia and South America. The expansion of Everest’s insurance operations in these global markets enables the Company to further diversify our offering in the regions and build on the strength of our reinsurance platform with access to new areas of high growth and attractive business opportunities. Mr. Karmilowicz continues to oversee all aspects of investing heavily in the Company’s talent, skills, and capabilities to support the Company’s long-term growth strategy for the Insurance Division that was laid out during Everest’s Investor Day in 2021.
Other 2021 Business Highlights: Mr. Karmilowicz also demonstrated leadership in the following areas, all of which ultimately helped the Company achieve positive results for 2021: development of insurance underwriting guidelines for new products; oversaw enhancements to insurance operation platform; effective leadership in identifying, developing and marketing new product opportunities and distribution strategies; implemented new product offerings and diversified the product mix; developed strategic alliances with key clients and insurtech partners to enhance operational efficiency; and oversaw distribution and system efficiency improvements across product lines.

Proxy Statement 79

The Company’s Compensation Philosophy and Objectives
Mr. Kociancic’s Compensation
A key member of the Company’s executive team, Mr. Kociancic served as the Company’s Executive Vice President and Group Chief Financial Officer with a base salary of $875,000. In awarding Mr. Kociancic a cash bonus of $1,401,400, restricted share awards valued at $1,058,900, and 2021 PSU award target valued at $528,600, the Compensation Committee recognized Mr. Kociancic’s leadership in managing the financial functions of the Company including financial reporting, accounting, budgeting and tax planning, and expense management.
Non-Financial Achievements

$1 Billion Capital Raise: Mr. Kociancic oversaw the Company’s subsidiary, Everest Reinsurance Holdings, Inc., issuing a registered public offering of $1.0 billion aggregate principal amount of 3.125% senior notes due in 2052 for use in line with Everest’s core strategic objectives. This long-term capital enhances the efficiency of Everest’s capital structure and will benefit Everest in the coming years.
Transformation of Everest’s Finance Division: In 2021, Mr. Kociancic’s first full year as CFO of Everest, Mr. Kociancic led a transformation of Everest’s financial operating model along with significant leadership enhancements and efficiency reorganizations within the treasury, accounting, capital planning and reporting functions. These changes, and the additional leadership enhancements and new roles within the division, allowed the financial services team to provide increased accountability and efficiency for its various functions and objectives. Notable leadership and structural additions in 2021 included adding a Reinsurance division finance function, similar to the existing Insurance division function, as well as a new Chief Investment Officer, Treasurer, and Principal Accounting Officer with significant additional leadership enhancements within each of those segments.
Investment Portfolio. Mr. Kociancic oversaw Everest’s $29.7 billion investment portfolio in 2021, helping deliver a strong return on invested assets rate of 5.3%, outpacing the 2.75% to 3.25% target that Everest set at its 2021 Investor Day. This in turn helped Everest achieve its 2021 TSR of 14.7% for 2021, outpacing Everest’s near-term TSR target of approximately 11% that was also set at Everest’s 2021 Investor Day.
Investor Day and Investor Relations: In 2021, Mr. Kociancic helped lead all aspects of Everest’s inaugural Investor Day, leading to enhancements of relationships with new and existing shareholders as well as leading Everest’s investor relations team throughout the year.
Other 2021 Business Highlights: Mr. Kociancic also demonstrated leadership in the following areas, all of which ultimately helped the Company achieve positive results for 2021: overseeing and managing the Company’s Accounting and Financial reporting, Comptroller, Tax, Actuarial and Treasury departments; participating in analysis of M&A and new business opportunities; providing leadership in investor relations; managing the Company’s operating capital and advised the CEO and Board on share buyback opportunities; active involvement in the Mt. Logan board leading to successful oversight and implementation of Mt. Logan operational improvements and recruitment of a new President for Mt. Logan in 2021 and successfully interfacing with the Company’s ratings agencies and independent auditors.
Proxy Statement 80

The Company’s Compensation Philosophy and Objectives
Mr. Mukherjee’s Compensation
A key member of the Company’s executive team since joining the Company in 2000, Mr. Mukherjee served as the Company’s Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary in 2021, with a base salary of $650,000. In awarding Mr. Mukherjee a cash bonus of $975,000, restricted share awards valued at $615,000, and 2021 PSU award target valued at $410,000, the Compensation Committee recognized Mr. Mukherjee’s leadership in overseeing the Company’s global legal operations and compliance responsibilities including overseeing the Company’s ESG initiatives, as well as providing guidance and regulatory approvals on structuring the Company’s global expansion strategy.
Non-Financial Achievements

Leadership & Overseeing the Company’s Legal, Regulatory and Compliance Function: Mr. Mukherjee demonstrated leadership as General Counsel of the Company overseeing and managing the Company’s Law Department and providing competent business counseling and legal advice to the CEO, CFO and Board of Directors, and guided the Company’s continued legal and regulatory response to the Pandemic while also overseeing the Company’s worldwide disputes and litigations. He also took a leading role in helping shape and formulate all legal aspects of the Company’s international insurance expansion initiatives.
Environmental, Social and Governance (“ESG”) Leadership: Mr. Mukherjee proactively led all aspects of the Company’s ESG initiatives in 2021, including preparation and publication of the Company’s second Corporate Responsibility Report in accordance with Global Reporting Initiative standards. For the first time, Everest ESG reporting is also aligned with the Task Force on Climate-related Financial Disclosures framework, following an extensive greenhouse gas emissions data collection and monitoring process in 2021 across Everest’s U.S. operations which Mr. Mukherjee also oversaw. Under his leadership, the Company continued to expand its cultural focus on ESG across all areas, most notably in the context of heightened awareness of climate risk. Mr. Mukherjee also led in various proxy governance matters, including conducting considerable research, analysis and outreach with shareholders and proxy advisors resulting in enhancements to our Board governance including gender diversity focus and director compensation awareness. Further, Mr. Mukherjee’s engagement with our key shareholders and various third-party rating agencies resulted in a direct improvement of the Company’s ESG ratings with various rating agencies. Finally, Mr. Mukherjee proactively coordinated all aspects of Everest joining the United Nations Principles for Sustainable Insurance, a global framework for the insurance industry with the purpose of better understanding, preventing and reducing ESG risks and better managing opportunities to provide quality and reliable risk protection. Mr. Mukherjee’s leadership in this area allows Everest to meet its Investor Day targets of incorporating ESG best practices throughout the Company’s operations.
Other 2021 Business Highlights: Mr. Mukherjee also took a significant role in helping lead the Company in numerous other matters, including maintaining an active role with Mt. Logan as chairman of the board, leading to operational and strategic improvements; working closely with our CEO and COO in developing the strategic direction of the Company; providing competent advice and counsel on alternative expansion strategies and identifying cost-efficient corporate governance solutions to meet rapid product and business expansion goals and overseeing legal aspects of enterprise risk management.

Proxy Statement 81

The Company’s Compensation Philosophy and Objectives
Mr. Williamson’s Compensation
A key member of the Company’s executive team, Mr. Williamson served as the Company’s Group Chief Operating Officer and Head of Reinsurance with a base salary of $700,000. In awarding Mr. Williamson a cash bonus of $1,210,000, restricted share awards valued at $851,000, and 2021 PSU award target valued at $424,000, as well as increasing his base salary for 2022 to $800,000, the Compensation Committee recognized Mr. Williamson’s leadership in serving as Group Chief Operating Officer and simultaneously as Head of the Everest Reinsurance Division, while profitably growing a balanced and diversified reinsurance portfolio. The Committee also recognized Mr. Williamson’s strong performance in initiating a global reorganization of the Reinsurance Division and improving our risk management efficiencies.
Non-Financial Achievements

Demonstrated Leadership: The Committee took special notice of Mr. Williamson’s success in effectively taking over leadership responsibilities of the Everest Reinsurance Division in early May 2021 and guiding the division to disciplined growth and profitable underwriting. The division grew gross written premium 25% compared to 2020 and achieved a combined ratio of 98.1% versus 103% in 2020. The Reinsurance Division’s growth in 2021 put Everest on track to meet its 2023 CAGR targets, while also helping make significant progress toward Everest meeting its overall combined ratio targets.
Operational Enhancements: In his dual role as Group Chief Operating Officer in addition to heading the Reinsurance Division, Mr. Williamson also oversaw various Company-wide improvements and operational efficiencies throughout the year, including overseeing operational efficiencies and investments into Everest’s IT infrastructure during the Pandemic.
Third-Party Capital and Risk Management: Mr. Williamson took a leadership role and helped oversee various aspects of the Company’s risk management and loss mitigation protection practices on its reinsurance risk portfolio, such as utilization of third-party capital via Mt. Logan Re and recruitment of a new President to lead Mt. Logan Re in the future, exposure reduction, and improved underwriting guidelines and limits management.
Other 2021 Business Highlights: Mr. Williamson managed an aggressive renewal process post-2020 catastrophe losses, and was instrumental in Everest’s targeted underwriting actions, including continuing to achieve a diversification of business mix within the reinsurance segment resulting in a meaningful reduction in property catastrophe volatility. Further, he led in identifying, developing and marketing new product opportunities and distribution strategies resulting in an increased underwriting margin.

Proxy Statement 82

The Company’s Compensation Philosophy and Objectives
Other Forms of Compensation
Apart from the salary, bonus and long-term compensation components discussed above, all employees including executive officers receive other forms of compensation from the Company. That compensation includes Company-paid term life insurance, partially subsidized medical and dental plan, Company-paid disability insurance and participation in a Company-sponsored 401(k) employee savings plan. Certain executives also participate in a Supplemental Savings Plan.
Clawback Policy
The Company has a clawback policy covering current and former employees, including Named Executive Officers. The policy provides for forfeiture and repayment of any incentive-based compensation (including vested and unvested equity awards) granted or paid to an individual during the period in which he or she engaged in material willful misconduct, including but not limited to fraudulent misconduct. The policy also requires the repayment and termination of payments and benefits provided to such individual pursuant to any severance or similar agreement.
Perquisites and Other Benefits
When deemed appropriate, the Company provides Named Executive Officers with perquisites and other personal benefits that are reasonable and consistent with the overall compensation plan and the philosophy of attracting and retaining key employees. The Compensation Committee periodically reviews these awards of perquisites and other benefits.
Tax and Accounting Implications
Section 162(m) of the Code limits the deductibility of annual compensation in excess of $1 million paid to “covered employees” of the Company with some limited exceptions for compensation paid pursuant to certain arrangements in place on November 2, 2017. For 2018 and after, our covered employees will generally include anyone who (i) was the CEO or chief financial officer at any time during the year, (ii) was one of the other Named Executive Officers who was an executive officer as of the last day of the fiscal year, and (iii) was a covered employee for any previous year after 2016.
As with prior years, although the Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. The Compensation Committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards or pay compensation amounts that are non-deductible if they believe it is in the best interest of our Company and our shareholders.
It is the Compensation Committee’s objective to have its U.S. tax-paying executives not be subject to penalties under Code Section 409A (“§409A”). Accordingly, all applicable compensation and benefit programs have been amended and are administered in accordance with §409A.
The foregoing provides a general overview of the Company’s philosophy on executive compensation. The tables contained in the subsequent sections attribute specific dollar values to the various aspects of executive compensation previously discussed.
Proxy Statement 83

Compensation of Executive Officers
COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation paid or accrued to the Company’s Named Executive Officers who served during fiscal year 2021 (collectively, the “Named Executive Officers or NEOs”). The principal position listed under the name of each officer is as of December 31, 2021.
2021 SUMMARY COMPENSATION TABLE
							Change in Pension
							Value and
				Stock Awards			Nonqualified
Name and				Restricted	Performance	Non-Equity	Deferred
Principal				Stock	Share Unit	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards(1)	Awards(2)	Compensation	Earnings(3)	Compensation	Total
Juan C. Andrade
CEO and President
	2021	$1,250,000	$ —	2,000,902	$2,000,902	$3,000,000	$—	$614,322	$8,866,126
	2020	1,298,077	—	1,876,272	1,876,272	2,500,000	—	512,591	8,063,212
John P. Doucette
Former Executive Vice President and President and CEO of Reinsurance Division

	2021	$395,433	$ —	$788,491	$525,661	$—	$(11,030)	$1,298,560	$2,997,115
	2020	908,654	—	788,478	525,190	820,000	454,247	217,281	3,713,850
	2019	853,461	—	1,938,900	442,431	920,000	478,661	150,659	4,784,112
Mike Karmilowicz
Executive Vice President and CEO of Everest Insurance®
	2021	$660,000	$ —	$667,371	$328,235	$1,060,800	$—	$163,874	$2,880,280
Mark Kociancic
Executive Vice President and Chief Financial Officer
	2021	$875,000	$ —	993,184	$495,381	$1,401,400	$—	$285,175	$4,050,140
	2020	201,923	—	$5,000,048	—	500,000	—	89,743	5,791,714
Sanjoy Mukherjee
Executive Vice President, General Counsel and Secretary
	2021	$641,231	$ —	$585,010	$390,006	$975,000	$81,008	$146,004	$2,818,259
	2020	632,307	—	478,075	318,717	700,000	724,858	138,885	2,992,842
	2019	593,268	—	1,232,404	288,251	625,000	376,429	248,415	3,363,767
Jim Williamson
Executive Vice President, Chief Operating Officer and Head of Reinsurance
	2021	$702,167	$ —	$703,707	$347,614	$1,210,000	$—	$216,735	$3,180,223

(1)
The amounts are the aggregate grant date fair value for restricted awards granted during 2021 computed in accordance with FASB ASC Topic 718. Restricted shares vest at the rate of 20% per year over five years.

(2)
The amounts are the aggregate grant date fair value for performance share unit awards granted during 2021 computed in accordance with FASB ASC Topic 718, at the target achievement percentage (100%). The performance achievement factor can range between 0% and 175% of the target grant. If the participants achieved the maximum performance achievement factor, the value of the performance share unit grants would be follows: Mr. Andrade $3,501,580; Mr. Doucette $919,907; Mr. Williamson $608,326; Mr. Mukherjee $682,512; Mr. Kociancic 866,917 and Mr. Karmilowicz $574,412.

(3)
Represents the aggregate change in the present value of the officers’ accumulated benefit under the qualified and supplemental pension plans from December 31, 2020 to December 31, 2021. Earnings on the Supplemental Savings Plan are not included as they are invested in the same investment offerings as the qualified savings plan and are not preferential. For Mr. Doucette, the aggregate change represents only the change in qualified benefit, as his benefit from the supplemental plan was paid out in full in 2021.

Proxy Statement 84

Compensation of Executive Officers
For the Named Executive Officers, the 2021 amount in the All Other Compensation column include:
	Andrade	Doucette	Karmilowicz	Kociancic	Mukherjee	Williamson
Life insurance premiums	$1,008	$349	$1,008	$1,008	$1,008	$1,008
Employer Matching Contributions (Qualified and Non-qualified)	37,500	9,188	19,500	26,251	19,237	21,001
Dividends on Restricted Shares	263,258	77,590	37,460	149,110	51,117	50,170
Employer Discretionary Contribution(4)	300,000	71,612	105,351	96,251	74,087	67,501
Umbrella insurance premiums	555	—	555	555	555	555
Car Allowance	12,000	—	—	12,000	—	12,000
Stipend(5)	—	—	—	—	—	64,500
Separation Payment	—	1,139,821	—	—	—	—
Total:	614,322	1,298,560	163,874	285,175	146,004	216,735

(4)
Messrs. Andrade, Kociancic, Williamson, and Karmilowicz are not participating in the Retirement Plan or Supplemental Retirement Plan, and instead receive an additional qualified plan contribution pursuant to the revision of the Company’s Savings Plan that is applicable to those employees hired after April 1, 2010.

(5)
The amount reported for Mr. Williamson includes portions of the $100,000 cash stipend paid in 2021 (totaling $64,500) for Mr. Williamson taking on additional responsibilities as Head of Reinsurance in May 2021 following John Doucette’s departure from the Company. Mr. Williamson received the remainder of the stipend payments ($35,500) in early 2022.

Grants of Plan-Based Awards

The following table sets forth certain information concerning equity and cash awards granted under the Company’s Stock Incentive Plan and the Executive Performance Annual Incentive Plan during 2021 to the Named Executive Officers.
2021 GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target(4)	Maximum(5)		Restricted Stock Awards(3)	PSU Awards(6)
Juan C. Andrade	2/23/2021	—	$2,500,000	$3,500,000	—	8,260	14,455	8,260	$2,000,902	$2,000,902
John P. Doucette	2/23/2021	—	—	—	—	2,170	3,798	3,255	788,491	525,661
Mike Karmilowicz	2/23/2021	—	861,900	1,326,000	—	1,355	2,371	2,755	667,371	328,235
Mark Kociancic	2/23/2021	—	1,137,500	1,750,000	—	2,045	3,579	4,100	993,184	495,381
Sanjoy Mukherjee	2/23/2021	—	845,000	1,300,000	—	1,610	2,818	2,415	585,010	390,006
Jim Williamson	2/23/2021	—	910,000	1,400,000	—	1,435	2,511	2,905	703,707	347,614
(1)
Potential awards to be made pursuant to the Executive Performance Annual Incentive Plan. The actual award is shown in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Plan table. John Doucette’s future payouts under non-equity incentive plan awards are not shown here due to his departure from the Company in May 2021.

(2)
This column shows the number of restricted shares granted in 2021 to the Named Executive Officers pursuant to the 2020 Stock Incentive Plan for grants made on February 23, 2021. Restricted shares vest at the rate of 20% per year over five years. During the restricted period, quarterly dividends are paid to the Named Executive Officer.

(3)	The grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718.
(4)
This column shows the number of performance share units outstanding at December 31, 2021 for each Named Executive Officers pursuant to the 2020 Stock Incentive Plan, assuming achievement at the target level (100%). Performance share units vest 100% after three years.

(5)
This column shows the number of performance share units outstanding at December 31, 2021 for each Named Executive Officers  pursuant to the 2020 Stock Incentive Plan, assuming achievement at the maximum level (175%). Performance share units vest 100%  after three years.

(6)	The grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718.

Proxy Statement 85

Compensation of Executive Officers
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021
	Stock Awards(1)
	Restricted Stock Awards		PSU Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Juan C. Andrade	36,704	$10,053,960	10,257	$2,809,597
John P. Doucette	11,796	3,231,160	2,765	757,389
Mike Karmilowicz	6,042	1,655,025	1,485	406,771
Mark Kociancic	20,900	5,724,928	1,534	420,193
Sanjoy Mukherjee	7,794	2,134,932	1,898	519,900
Jim Williamson	7,273	1,992,220	1,077	295,012

(1)	Restricted shares vest at the rate of 20% annually over a five-year period. Grant dates for the restricted shares are in the table that follows.
(2)
Determined by multiplying the NYSE December 31, 2021 closing price of $273.92 by the number of outstanding restricted share awards or by the number of both unvalued and unvested performance share unit awards.

(3)	PSU awards vest over a three-year performance period.

Grant Date	2/22/2017	2/21/2018	2/27/2019	9/18/2019	11/19/2019	2/26/2020	11/18/2020	2/23/2021
Juan C. Andrade
Restricted Share Awards	—	—	—	23,028	—	5,416	—	8,260
PSU Awards	—	—	—	—	—	6,770	—	8,260
John P. Doucette
Restricted Share Awards	513	1,096	1,782	—	2,874	2,276	—	3,255
PSU Awards	—	—	1,980	—	—	1,895	—	2,170
Mike Karmilowicz
Restricted Share Awards	300	662	1,077	—	—	1,248	—	2,755
PSU Awards	—	—	—	—	—	780	—	1,355
Mark Kociancic
Restricted Share Awards	—	—	—	—	—	—	16,800	4,100
PSU Awards	—	—	—	—	—	—	—	2,045
Sanjoy Mukherjee
Restricted Share Awards	351	684	1,161	—	1,803	1,380	—	2,415
PSU Awards	—		1,290	—	—	1,150	—	1,610
Jim Williamson
Restricted Share Awards	—	—	—	—	—	—	4,368	2,905
PSU Awards	—	—	—	—	—	—	—	1,435

Proxy Statement 86

Compensation of Executive Officers
Share Option Exercises and Shares Vested
The following table sets forth certain information concerning the number and value of vested shares at the end of 2021 held by the Named Executive Officers. The Named Executive Officers do not hold any outstanding stock options.
SHARES VESTED
	Share Awards (PSU Grants)		Share Awards (Restricted Stock)
Name	Number of Shares Acquired on Settlement	Value Realized Settlement(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Juan C. Andrade	—	—	9,030	$2,261,279
John P. Doucette	1,565	$379,106	3,776	940,681
Mike Karmilowicz	—	—	1,679	406,189
Mark Kociancic	—	—	4,200	1,158,633
Sanjoy Mukherjee	978	236,911	2,457	611,603
Jim Williamson	—	—	1,092	301,245

(1)	Amount reflects the aggregate market share value on the day of settlement of the award.
(2)	Amount reflects the aggregate market share value on the day that the restricted shares vest.
Retirement Plan
Messrs. Doucette and Mukherjee participated in the Everest Reinsurance Company Retirement Plan (the “Retirement Plan”) and in the Supplemental Retirement Plan (the “Supplemental Plan”), both of which are defined benefit pension plans. The Retirement Plan and Supplemental Plan were both closed to new employees as of April 1, 2010. Additionally, effective January 1, 2018, accrued benefits under the Supplemental Retirement Plan were frozen for the participating NEOs in that plan as of December 31, 2017.
A participant’s “final average earnings” under the Retirement Plan will be his or her average annual “earnings” under the plan during the 72 consecutive months of continuous service in which the participant received the greatest amount of earnings out of the final 120 months of continuous service. For this purpose, “earnings” generally include the participant’s base salary, cash bonus payments under the Executive Incentive Plan and, for participants who held positions equivalent to or senior to that of department vice president when that position existed, cash payments under the Company’s Annual Incentive Plan. “Earnings” does not include any other compensation set forth in the Summary Compensation Table.
Final average earnings will be determined under the Supplemental Plan in the same manner as under the Retirement Plan, except that a participant’s earnings are not subject to the limitations under the Internal Revenue Code. “Continuous service” under the Retirement Plan and Supplemental Plan will be the number of years and months worked for Everest Re and certain affiliates, including during the period of affiliation with Prudential.
The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers determined using interest rate and mortality rate assumptions consistent with those in the Company’s financial statements and the number of years of service credited to each. A participant becomes vested in the Supplemental Plan upon reaching five years of service, retirement at age 65 or upon a Change of Control. If a participant leaves the Company prior to becoming vested in the Supplemental Plan, he receives no benefits.
Proxy Statement 87

Compensation of Executive Officers
2021 PENSION BENEFITS TABLE
		Number of	Present Value	Payments
		Years Credited	of Accumulated	During
Name	Plan Name	Service	Benefit(1)	Last Fiscal Year
Juan C. Andrade	Retirement Plan	N/A	$ —	$ —
	Supplemental Plan		—	—
John P. Doucette	Retirement Plan	12.7	836,186	—
	Supplemental Plan		—	2,047,817
Mike Karmilowicz	Retirement Plan	N/A	—	—
	Supplemental Plan		—	—
Mark Kociancic	Retirement Plan	N/A	—	—
	Supplemental Plan		—	—
Sanjoy Mukherjee	Retirement Plan	21.5	1,499,165	—
	Supplemental Plan		3,121,657	—
Jim Williamson	Retirement Plan	N/A	—	—
	Supplemental Plan		—	—

(1)
The table employs the discount rate of 2.86% at December 31, 2021 and 2.55% at December 31, 2020 for the Retirement Plan and pre-retirement Supplemental Plan. Post retirement, the Supplemental Plan discount rate is 5% for both years.

The Mortality Table used for 12/31/2021 is the Pri-2012 White Collar Table with Scale MP-2021 for the Retirement Plan projected to executive’s assumed retirement age. Updated Table 417(e) Mortality is used for the Supplemental Plan post-retirement projected to executive’s assumed retirement age.
For 12/31/2020, the Mortality Table used is the Pri-2012 White Collar Table with Scale MP-2020 for the Retirement Plan projected to executive’s assumed retirement age. Updated Table 417(e) Mortality is used for the Supplemental Plan post-retirement projected to executive’s assumed retirement age.
The payment form assumes 50% Joint and Survivor for the Retirement Plan (wives assumed to be 4 years younger than their husbands) unless final benefit election has already been made, single life annuity for the Supplemental Plan at earliest unreduced retirement age.
The Assumptions for the 2021 calculations related to Retirement Plan and the pre-retirement Supplemental Plans are the same as those used in the FAS ASC 715 disclosure report for year ending December 31, 2021.
The information above has been developed assuming that the participants will retire at the earliest age at which they would receive an unreduced benefit. Mr. Mukherjee is eligible to receive an unreduced benefit under the Retirement Plan at age 63 and 10 months and at age 60 under the Supplemental Retirement Plan.
Employees hired after April 2010 do not accrue benefits in the Defined Benefit Plan. The number of years of credited service in the Retirement Plan is greater than in the Supplemental Plan as accruals in the Supplemental Plan were frozen effective December 31, 2017. Participants receive a non-elective contribution in the Supplemental Savings Plan.
Proxy Statement 88

Compensation of Executive Officers
2021 NON-QUALIFIED DEFERRED COMPENSATION TABLE
The 2021 Non-qualified Deferred Compensation Table shows information about the Supplemental Savings Plan(1) and Deferred Bonus and Salary Contribution Plan
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawal/	Balance at Last
Name	Last Fiscal Year(2)	Last Fiscal Year(2)	Last Fiscal Year	Distributions	Fiscal Year-End(3)
Juan C. Andrade
Everest Re Supplemental
Savings Plan	$28,800	$305,600	$47	$—	$581,123
Non-qualified deferred bonus and salary contribution plan	—	—	—	—	—
John P. Doucette
Everest Re Supplemental
Savings Plan	2,254	73,866	117,334	(1,097,065)	(0)
Non-qualified deferred bonus and salary contribution plan	—	—	—	—	—
Mike Karmilowicz
Everest Re Supplemental
Savings Plan	11,100	96,150	21,969	—	197,071
Non-qualified deferred bonus and salary contribution plan	—	—	—	—	—
Mark Kociancic
Everest Re Supplemental
Savings Plan	17,549	93,501	13,422	—	124,472
Non-qualified deferred bonus and salary contribution plan	43,750	—	6,405	—	50,156
Sanjoy Mukherjee
Everest Re Supplemental
Savings Plan	10,537	86,623	97,264	(68,198)	713,006
Non-qualified deferred bonus and salary contribution plan	—	—	—	—	—
Jim Williamson
Everest Re Supplemental
Savings Plan	12,300	62,400	8,846	—	83,547
Non-qualified deferred bonus and salary contribution plan	98,750	—	14,459	—	113,209
(1)
The Supplemental Savings Plan has the same investment elections as the Company’s 401(k) plan and is designed to allow each participant to contribute a percentage of his base salary and receive a company match beyond the contribution limits prescribed by the Code with regard to 401(k) plans. When the annual IRS 401(a) (17) compensation maximum is reached under the qualified savings plan, eligible employees may contribute to the Supplemental Savings Plan which allows for up to a 3% employee contribution and a 3% company match plus an additional discretionary contribution by the Company. Withdrawal is permitted only upon cessation of employment.

(2)	All of the amounts reported in this column are included in the 2021 Summary Compensation Table as applicable.
(3)	The amounts reported in this column represent the aggregate balances from the Everest Re Supplemental Savings Plan.

Proxy Statement 89

CEO Pay Ratio Disclosure
CEO PAY RATIO DISCLOSURE

Fiscal Year	2021	2021
Employee	Median Employee	CEO
Annual Base Salary	$133,100	$1,250,000
Bonus Paid March 2022	$14,000	$3,000,000
Res Share Value Granted Feb. 2021	$0	$2,000,000
Perf Share Target Value Granted Feb. 2021	$0	$2,000,000
Pension Value and Nonqualified Deferred Comp Earnings PY 2021	$0	$0
All Other Compensation PY 2021	$4,176	$614,322
Total Comp	$151,276	$8,864,322

In 2021, the ratio of the total annual compensation of our CEO to the median compensation of our employees was 58.60 to one.
Methodology
•	Date selected to determine employee population for purposes of identifying the median employee– December 1, 2021.
•	Median employee identified using Total Compensation, which includes base salary, bonus, and stock awards (if any) as well as any other compensation.
•	Employees from all Everest locations included in calculation to identify median.
•	Salaries, bonuses and stock for Non-US employees converted to USD (12/1/2021 conversion rates).
•	Salaries for part-time employees annualized to a full-time equivalent.
•	Annual salary, bonus and stock target amounts were included for mid-year hired employees who were not otherwise eligible to participate in the full 2021 annual compensation review process.
•
“All Other Compensation” includes insurance premiums, allowances, employer matching contributions (qualified and non-qualified), dividends on restricted shares and employer discretionary contributions.

Proxy Statement 90

Employment, Change of Control and Other Agreements
EMPLOYMENT, CHANGE OF CONTROL AND OTHER AGREEMENTS

Employment agreements have been entered into with Messrs, Andrade, Kociancic, Karmilowicz, Williamson and Mukherjee, and an employment agreement was entered into with Mr. Doucette during his tenure as President and CEO of the Reinsurance Division of the Company. Employment agreements are entered into when it is determined that an employment agreement assists in obtaining assurance as to the executive’s continued employment in light of the prevailing market competition for the particular position, or where the Compensation Committee believes that an employment agreement is appropriate to attract an executive in light of market conditions and the prior experience of the executive. Employment agreements with key executive officers further provide the Company protection against the potential loss of business that could result from the departure of a key executive by including non-disclosure, non-compete and non-solicitation covenants in such agreements. The terms of the agreement take into consideration the executive’s prior background, experience, compensation, competitive conditions and negotiations with the executive. On February 23, 2021, the Compensation Committee selected Messrs. Andrade, Doucette, Karmilowicz, Kociancic, Mukherjee and Williamson to become participants in the Executive Incentive Plan. Messrs. Andrade, Karmilowicz, Kociancic, Mukherjee and Williamson are all participants in the Senior Executive Change of Control Plan and Mr. Doucette was a participant in that plan during his tenure as President and CEO of the Reinsurance Division of the Company. (See “Change of Control Arrangements”).
Juan C. Andrade. Effective August 1, 2019, the Company, Everest Global and Everest Holdings entered into an employment agreement with Mr. Andrade to serve as President and CEO of those companies. On December 17, 2021, Everest announced the extension of Mr. Andrade’s employment agreement through the end of 2023 with automatic annual extensions following this term. The agreement provides for an annual salary of $1.25 million, subject to increases, if any, as determined and approved by the Compensation Committee, and eligibility for an equity grant with a target value of 300% of his salary. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
John P. Doucette. Effective June 1, 2016, Everest Global entered into an employment agreement with Mr. Doucette under which he served as President and CEO of the Reinsurance Division of the Company. The agreement, which was automatically renewed following the agreement’s initial expiration date of June 1, 2019 (and which provided that it would continue in force unless terminated in accordance with the terms of the agreement or as otherwise agreed by the parties), provided for a base salary of $690,000, subject to increases, if any, as determined and approved by the Compensation Committee. The employment agreement provided for Mr. Doucette’s continued eligibility to receive PSU not previously forfeited subject to his signing a general release and waiver in the event of his retirement at age 65, death or disability prior to the last day of the restricted period. In the event of his termination without cause or for good reason, the PSU will continue to settle pursuant to their terms. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below. The employment agreement was terminated without cause by Everest in May 2021.
Mike Karmilowicz. Mr. Karmilowicz entered into an employment agreement with Everest National Insurance Company, a member of the Company effective August 3, 2020 continuing in effect up through and including August 3, 2023 to serve as Executive Vice President and CEO of the Company. Mr. Karmilowicz’s base salary is $650,000 per year, subject to increases, if any, as determined and approved by the Compensation Committee of the Group’s Board of Directors. During the term, he is eligible to participate in an annual incentive bonus program established by Group with a target annual incentive bonus of 130% of his base salary.
Mark Kociancic. Effective October 12, 2020, Everest Global entered into an employment agreement with Mr. Kociancic under which he currently serves as Executive Vice President and Chief Financial Officer of the Company. The agreement, which terminates on October 12, 2023, provides for an annual salary of $875,000, subject to increases, if any, as determined and approved by the Compensation Committee, and eligibility for an equity grant with a target value of 170% of his salary. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
Proxy Statement 91

Employment, Change of Control and Other Agreements
Sanjoy Mukherjee. On January 1, 2017, Everest Global entered into an employment agreement with Mr. Mukherjee under which he is to serve as the General Counsel, Chief Compliance Officer and Secretary. The agreement was automatically renewed following the agreement’s initial expiration date of January 1, 2020 (and shall continue in force unless terminated in accordance with the terms of the agreement or as otherwise agreed by the parties), and provided for an annual salary of $500,000, subject to increases, if any, as determined and approved by the Compensation Committee. The employment agreement provides for Mr. Mukherjee’s continued eligibility to receive PSU not previously forfeited subject to his signing a general release and waiver in the event of his retirement at age 65, death or disability prior to the last day of the restricted period. In the event of his termination without cause or for good reason, the PSU will continue to settle pursuant to their terms. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
Jim Williamson. Mr. Williamson entered into an employment agreement with Everest Global to serve as Executive Vice President and Chief Operating Officer effective October 1, 2020 and to continue in effect up through and including October 1, 2023. During the term, Mr. Williamson’s base salary is $700,000 per annum, subject to increases, if any, as determined and approved by the Compensation Committee of Group’s Board of Directors with a target annual incentive bonus of 130% of base salary. Effective May 10, 2021, Mr. Williamson assumed the additional responsibilities as the Head of the Everest Reinsurance Division.
Change of Control Arrangements. The Company’s change of control arrangements, embodied within the Senior Executive Change of Control Plan, are principally intended to provide continuity of management by motivating executive officers to remain with the Company, despite the uncertainty that arises in the context of a change in control. The Senior Executive Change of Control Plan is designed to be compliant with §409A. A violation of §409A may subject an executive to recognition of income with respect to nonqualified deferred compensation at the time such compensation becomes vested plus a 20 percent tax and interest. Accordingly, in order to comply with the requirements of §409A, the Senior Executive Change of Control Plan requires the participant to wait six months following a termination of employment due to a change of control in order to receive any payments under the plan. The Change of Control Plan is administered by the Compensation Committee, which selects participants from among the senior executives of the Company and its subsidiaries. Among others, the Compensation Committee has selected Mr. Andrade, Mr. Karmilowicz, Mr. Kociancic, Mr. Williamson and Mr. Mukherjee to participate in the plan, and it selected Mr. Doucette to participate in the plan during his tenure as President and CEO of the Reinsurance Division of the Company.
The Senior Executive Change of Control Plan provides that if, within two years after the occurrence of a material change (as defined in the plan) a participant terminates his or her employment for good reason (as defined in the plan) or the Company terminates the participant’s employment for any reason other than for due cause (as defined in the plan), then (a) all of the participant’s outstanding share options granted under the Company’s stock plans shall immediately vest and remain exercisable for three months following termination of employment; (b) all restrictions on the participant’s restricted shares awarded under the Company’s share plans shall immediately terminate and lapse, (this does not include PSU which are not subject to the Senior Executive Change of Control Plan); (c) the participant shall receive a cash payment six months after termination equal to the participant’s average salary and annual incentive bonus for the three most recent taxable years (or such shorter period as may be applicable) multiplied by a number between 2.00 and 2.99 as determined by the Compensation Committee (for Mr. Andrade, the number is 2.5; for Messrs. Karmilowicz, Kociancic, Williamson and Mukherjee the number is 2.00; for Mr. Doucette the number was 2.00 when he was a participant in the plan); (d) the participant shall continue to be covered under the Company’s medical and dental insurance plans for a period of two years from the date of termination; and (e) the participant shall receive “special retirement benefits” in an amount that will equal the retirement benefits he or she would have received under the Everest Reinsurance Retirement Plan and/or the Everest Reinsurance Employee Saving Plan and any supplemental, substitute or successor plans adopted by the Company had he or she continued in the employ of the Company for a two year period following termination. Special Retirement benefits shall be paid six months after termination.
The Senior Executive Change of Control Plan includes a “Best Net” provision regarding the determination and treatment of parachute payments. Under the “Best Net” provision, in lieu of an automatic reduction in benefits in the event of an excess parachute payment that triggers the excise tax, benefits are reduced to avoid an excess parachute payment only if doing so results in a higher after-tax benefit to the participant. The participant and the Company shall agree on a national accounting firm to perform the calculations necessary to determine the amount of the parachute payment, as well as the maximum amount the participant would be entitled to receive without being subject to the excise tax. The PSU award is not subject to the Change in Control Plan and is governed by the Performance Stock Unit Award Agreement and any pertinent employment agreement.
Proxy Statement 92

Employment, Change of Control and Other Agreements
Potential Payments Upon Termination or Change in Control
The tables below give a reasonable estimate of the incremental amount of compensation that might be paid to each of the Named Executive Officers in the event of termination of his employment on December 31, 2021.13 The amounts shown assume that such termination, change in control, death or disability was effective as of December 31, 2021 and includes estimates of amounts to which the Named Executive Officer might be entitled incremental to what he earned during such time. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company and may be changed at the discretion of the Compensation Committee.
Payments Made Upon Termination. Regardless of the manner in which a Named Executive Officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include: accrued salary, amounts contributed under the Employee Savings Plan and the Supplemental Savings Plan (see Non-qualified Deferred Compensation Table) and amounts accrued and vested through the Company’s Retirement Plan and the Supplemental Retirement Plan. (See Pension Benefits Table.) The retirement plans offer a survivor annuity, if elected by the participant. For a termination for good reason or without cause, each of Messrs. Andrade, Doucette, Karmilowicz, Kociancic, Williamson and Mukherjee would be eligible to earn all remaining installments of PSU subject to his signing a waiver of all claims, and certain non-compete agreements under the terms of the employment agreements would apply. All other PSU would be forfeited.
Payments Made Upon Retirement. In the event of retirement, in addition to the items above, all who are eligible will receive the pension benefits shown in the Pension Benefits Table with a reduction for early retirement. Generally, subject to satisfaction of the express terms of the pertinent equity award agreement that defines retirement as reaching the age of 65 or older and a voluntary termination of employment, outstanding restricted shares vest as a result of retirement with the consent of the Compensation Committee. PSU are forfeited if retirement occurs prior to age 65. In the event of retirement at age 65 or older but prior to the conclusion of the restricted period (3rd anniversary of grant date), the participant remains eligible to receive all remaining installments of PSU. The settlement date of PSU for completed installment periods would be the 60-day anniversary of the retirement. The remaining PSU would be settled between the certification that performance criteria have been met and March 15th of the calendar year following the last performance period.
Payments Made Upon Death or Disability. In the event of death or disability, in addition to the benefits listed under the headings above, the Named Executive Officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance program, as available to employees generally. Pursuant to the terms of their employment agreements, in the event of the death or disability of Mr. Andrade, Mr. Doucette, Mr. Williamson, Mr. Karmilowicz, Mr. Kociancic, or Mr. Mukherjee, any incentive bonus earned but not yet paid for the completed full fiscal year immediately preceding the employment termination date would be paid. So, assuming a hypothetical death or disability of those Named Executive Officers on December 31, 2021, each would be entitled to any incentive bonus earned but not yet paid relating to fiscal 2021 performance. Such bonus amounts would have been $3,000,000 for Mr. Andrade, $1,060,800 for Mr. Karmilowicz, $1,401,400 for Mr. Kociancic, $975,000 for Mr. Mukherjee and $1,210,000 for Mr. Williamson as reported in the Summary Compensation Table.
In the event of the death or disability of any of the Named Executive Officers, unvested share options become exercisable and the restrictions on restricted shares lapse. The following table lists the value of equity awards for each Named Executive Officer at the NYSE closing price of $273.92 at 2021 year end as if all vested on December 31, 2021. For PSU, in the event of death or disability prior to the conclusion of the restricted period (3rd anniversary of grant date), the participant remains eligible to receive all remaining installments of PSU. The settlement date of PSU for completed installment periods would be the 60-day anniversary of the death or disability. The remaining shares would be settled between the certification of the performance and the March 15th of the calendar year following the last performance period.

13 Payment calculations to former executive John Doucette valued as of December 31, 2021 are not set forth herein because Mr. Doucette departed from the Company in May 2021. Upon termination of Mr. Doucette’s employment agreement in May 2021 without cause, Mr. Doucette’s employment agreement included the following benefits that Mr. Doucette received as part of his separation: a payment of two times his base salary totaling $1,750,000 paid out over 12 months; 12 months of continued vesting of restricted stock totaling 3,833 shares; continued earn-out of all PSUs previously granted; a cash payment for medical and dental COBRA benefits for 12 months totaling $22,980; an earned but unused vacation payout of $92,550; and continued coverage in Everest’s disability and life insurance plan for 12 months.

Proxy Statement 93

Employment, Change of Control and Other Agreements
The number of shares that would be delivered in the event of an executive’s retirement at age 65 or death or disability is valued as of December 31, 2021 in the table below.
Name	PSU	Restricted Shares	Total
Juan C. Andrade	$4,164,359	$10,053,960	$14,218,319
Mike Karmilowicz	594,842	1,655,025	2,249,867
Mark Kociancic	583,307	5,724,928	6,308,235
Sanjoy Mukherjee	1,114,107	2,134,932	3,249,039
Jim Williamson	409,301	1,992,220	2,401,521
Termination or Change of Control
As described above, each of the Named Executive Officers is a participant in the Company’s Senior Executive Change of Control Plan. Payments are made under the plan to the respective Named Executive Officer if he suffers a covered termination of employment within two years following a change in control. The table below gives a reasonable estimate of what might be paid to each Named Executive Officer in the event of a covered termination of his employment on December 31, 2021 based on the plan terms in effect at that time.
Messrs. Andrade, Karmilowicz, Kociancic, Williamson and Mukherjee’s employment agreements separately address payments that may be made and benefits continued in the event of a termination without due cause or resignation for good reason, outside of a change in control, as defined in the respective agreements.
Name	Incremental Benefit	Termination Without Cause or Resignation for Good Reason	Termination Following Change in Control
Juan C. Andrade	Cash Payment	$4,250,000	(1)	$8,060,097	(5)
	Restricted Stock Value	6,307,830	(2)	10,053,960	(6)
	PSU Value	4,164,359	(3)	4,164,359	(7)
	Benefits Continuation	54,734	(4)	38,000
	Pension Enhancement	—		1,245,000
	Total Value	14,776,923		23,561,416	(8)
Mike Karmilowicz	Cash Payment	2,386,800	(1)	1,973,718	(5)
	Restricted Stock Value	507,574	(2)	1,655,025	(6)
	PSU Value	594,842	(3)	594,842	(7)
	Benefits Continuation	27,600	(4)	38,000
	Pension Enhancement	—		349,000
	Total Value	3,516,816		4,610,585	(8)
Mark Kociancic	Cash Payment	3,151,400	(1)	2,750,000	(5)
	Restricted Stock Value	1,375,078	(2)	5,724,928	(6)
	PSU Value	583,307	(3)	583,307	(7)
	Benefits Continuation	27,367	(4)	38,000
	Pension Enhancement	—		385,000
	Total Value	5,137,152		9,481,235	(8)
Sanjoy Mukherjee	Cash Payment	2,275,000	(1)	2,394,539	(5)
	Restricted Stock Value	687,265	(2)	2,134,932	(6)
	PSU Value	1,114,107	(3)	1,114,107	(7)
	Benefits Continuation	17,600	(4)	25,000
	Pension Enhancement	—		781,000
	Total Value	$4,093,972		$6,449,578	(8)

Proxy Statement 94

Employment, Change of Control and Other Agreements

Name	Incremental Benefit	Termination Without Cause or Resignation for Good Reason	Termination Following Change in Control
Jim Williamson	Cash Payment	$2,610,000	(1)	$2,250,000	(5)
	Restricted Stock Value	458,268	(2)	1,992,220	(6)
	PSU Value	409,301	(3)	409,301	(7)
	Benefits Continuation	27,647	(4)	38,000
	Pension Enhancement	—		270,000
	Total Value	$3,505,216		$4,959,521	(8)
(1)
Pursuant to the terms of Mr. Andrade’s employment agreement, he would be paid a separation allowance in equal installments over a 12 month period equal to one times his base salary. Messrs. Doucette, Mukherjee, Karmilowicz, Kociancic, and Williamson would each be paid two times his base salary over a 12 month period. All would receive any annual incentive bonus earned but not yet paid for the completed full fiscal year prior to termination.

(2)
Pursuant to the terms of the Named Executive Officer’s employment agreement, unvested restricted stock will continue to vest in accordance with its terms in the 12 month period following termination for Messrs. Doucette, Karmilowicz, Kociancic, Mukherjee and Williamson. For Mr. Andrade, unvested stock would continue to vest for only the portions related to his initial $10 million equity grant.

(3)
Under the terms of their respective employment agreements, Mr. Mukherjee would receive the PSU installments pursuant to achieved performance goals throughout the life of the PSU. Messrs. Andrade, Kociancic and Williamson would receive the PSU installments pursuant to any performance goals achieved prior to departure from the Company. The remaining PSU installments will vest pursuant to the Performance Stock Unit Award Agreement terms and are valued at the target performance (100%) for purpose of this table.

(4)
Pursuant to the terms of the Named Executive Officer’s employment agreement, he shall continue to participate in the disability and life insurance programs until the earlier of a certain number of months or his eligibility to be covered by comparable benefits of a subsequent employer and he will receive a cash payment to enable him to pay for medical and dental coverage for a certain number of months. For Messrs. Andrade, Mukherjee, Karmilowicz, Kociancic, and Williamson it is 12.

(5)
The Senior Executive Change of Control Agreement provides for a cash payment that equals the average of the executive’s salary and bonus for the previous three years times a factor assigned by the Board. The factor is 2.0 for Messrs. Mukherjee, Karmilowicz, Kociancic, and Williamson 2.5 for Mr. Andrade.

(6)	The unvested equity awards for each Named Executive Officer are valued at the NYSE closing price of $273.92 at 2021 year end as if all vested on December 31, 2021.
(7)
In the event of a Change in Control, the Company may elect to continue the Performance Stock Awards subject to the applicable Stock Incentive Plan and Performance Stock Unit Award Agreement terms. According to the award agreement, completed installments are valued according to the actual achievement factor, and the remaining installments are valued at the target performance (100%).

(8)
The Senior Executive Change of Control Plan includes a “Best Net” provision regarding the determination and treatment of parachute payments that could potentially result in a reduced figure based on each participant’s relevant circumstances as calculated by an accounting firm agreed to by the participant and the Company. Under the provision, in lieu of an automatic reduction in benefits in the event of an excess parachute payment that triggers the excise tax, benefits are reduced to avoid an excess parachute payment only if doing so results in a higher after-tax benefit to the participant.

Proxy Statement 95

Compensation Committee Interlocks and Insider Participation
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2021, the Compensation Committee was comprised of John J. Amore, William F. Galtney, Jr., John A. Graf, Meryl Hartzband, Gerri Losquadro, Roger M. Singer and John A. Weber, all of whom are Non-Employee Directors of the Company and none of whom is or has been an officer of the Company. No Compensation Committee interlocks existed during 2021.
Proxy Statement 96

Proposal No. 2—Appointment Of Independent Auditors
PROPOSAL NO. 2—APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent auditor for the year ending December 31, 2022 and the authorization of the Board of Directors acting by the Audit Committee of the Board of Directors to determine the independent auditor’s remuneration. Proxies will be so voted unless shareholders specify otherwise in their proxies.
PricewaterhouseCoopers LLP has been appointed to serve as the Company’s auditor each year at the Annual General Meeting of Shareholders pursuant to the Board’s recommendation, which is based on the recommendation of the Audit Committee. For the 2021 Annual General Meeting, and in accordance with the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”), the Audit Committee has evaluated the performance and independence of PricewaterhouseCoopers LLP and has recommended their appointment as the Company’s independent auditor for the year ending December 31, 2022. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. Representatives of PricewaterhouseCoopers LLP will be present at the 2022 Annual General Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.
Proxy Statement 97

Proposal No. 3—Non-Binding Advisory Vote on Executive Compensation
PROPOSAL NO. 3—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote FOR the non-binding advisory approval of the Named Executive Officers’ compensation. Proxies will be so voted unless shareholders specify otherwise in their proxies. Proxies given by beneficial holders to shareholders of record may not be so voted unless beneficial holders specify a vote for approval in their proxies.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the SEC.
As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis”, the Company’s executive compensation program is designed to attract, reward, and retain talented executives whose abilities are critical to the success of the Company and its long term goals of profitability and strong shareholder returns. Please read the “Compensation Discussion and Analysis” discussion for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our Named Executive Officers.
Shareholders are being asked to indicate their support for the Company’s Named Executive Officer compensation as described in this Proxy Statement, which includes the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board recommends that you vote “FOR” on an advisory basis the compensation of the Named Executive Officers.
The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of the Company’s shareholders, will review the voting results, and will consider shareholder concerns.
Proxy Statement 98

Miscellaneous—General Matters
MISCELLANEOUS—GENERAL MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers, and directors and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.
Based solely on the Company’s review of the copies of the forms it has received and representations that no other reports were required, the Company believes that all of its executive officers and directors have filed with the SEC on a timely basis all required Forms 3, 4 and 5 with respect to transactions during fiscal year 2021.
Shareholder Proposals for the 2023 Annual General Meeting of Shareholders
To be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2023 Annual General Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company in proper form at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, no later than December 12, 2022. If the shareholder proposal relates to a nomination for director, then the proposal must be made in accordance with the procedures set forth in Bye-law 12 and discussed in the section titled “Nominating and Governance Committee.” This Bye-law is available on the Company’s website or by mail from the Corporate Secretary’s office.
Proxy Solicitations
The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, facsimile or mail by directors or officers who are employees of the Company without additional compensation. Georgeson LLC will provide solicitation services to the Company for a fee not to exceed $9,000 plus out-of-pocket expenses. The firm will solicit proxies by personal interview, telephone, facsimile and mail. The Company will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.
Transfer Agent and Registrar
The Company has appointed Computershare Trust Company, N.A. to serve as transfer agent, registrar and dividend paying agent for the Common Shares. Correspondence relating to any share accounts or dividends should be addressed to:
Computershare Investor Services
P.O. BOX 505000
Louisville, KY 40233
Overnight correspondence should be sent to:
Computershare Investor Services
462 South 4th Street, Suite 1600
Louisville, KY 40202
(877) 373-6374 (Shareholder Services – Toll Free)
(781) 575-2725 (Shareholder Services)
All transfers of certificates for Common Shares should also be mailed to the above address.
By Order of the Board of Directors

Sanjoy Mukherjee
Executive Vice President,
General Counsel and Secretary

April 8, 2022

Proxy Statement 99

EVEREST.

VOTE

ENDORSEMENT_LINE______________ SACKPACK______________ 000004

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2022 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors for a term to end in 2023.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John J. Amore	☐	☐	☐	02 - Juan C. Andrade	☐	☐	☐	03 - William F. Galtney, Jr.	☐	☐	☐
04 - John A. Graf	☐	☐	☐	05 - Meryl Hartzband	☐	☐	☐	06 - Gerri Losquadro	☐	☐	☐
07 - Roger M. Singer	☐	☐	☐	08 - Joseph V. Taranto	☐	☐	☐	09 - John A. Weber	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT
1 U P X 5 3 8 1 2 9

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03JYUC

2022 Annual Meeting of Everest Re Group, Ltd. Shareholders

May 10, 2022, 10:00 A.M. Local Time
Fairmont Hamilton Princess, 76 Pitts Bay Road,
Hamilton, Bermuda

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Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RE

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Everest Re Group, Ltd.

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Notice of 2022 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting - May 10, 2022

The undersigned hereby appoints Juan C. Andrade and Sanjoy Mukherjee, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the Common Shares of EVEREST RE GROUP, LTD. held in the name of the undersigned at the close of business on March 11, 2022, at the Annual General Meeting of Shareholders to be held on May 10, 2022, at Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda at 10:00 a.m. (local time), and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, on the matters set forth hereon in accordance with any directions given by the undersigned and, in their discretion, on all other matters that may properly come before the Annual General Meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED AND FOR PROPOSALS 2 AND 3. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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